Filed Pursuant to Rule 424(h)
Registration Statement Nos. 333-283544-07 and 333-283544

The information in this prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, OCTOBER 28, 2026

Prospectus

$1,578,950,000(1) Asset-Backed Notes

Honda Auto Receivables 2026-4 Owner Trust
Issuing Entity
Central Index Key Number: 0002161415

American Honda Receivables LLC, Depositor Central Index Key Number: 0000890975	American Honda Finance Corporation, Sponsor, Originator, Servicer and Administrator Central Index Key Number: 0000864270

You should review carefully the “Risk Factors” beginning on page 29 of this prospectus.

The securities are asset-backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or interests in the sponsor, the depositor or any of their affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

(1) The aggregate initial principal amount of notes will be either $1,578,950,000, $1,842,110,000 or $2,105,270,000. See “Risk Factors—The market value, liquidity and voting power of your notes may be adversely impacted by the unknown aggregate initial principal amount of the notes.” If such amount is $1,578,950,000, the trust will issue the notes described in the table below.

		Initial Principal Amount(2)	Initial Offered Amount(3)	Interest Rate(4)	Final Scheduled Payment Date	Expected Final Payment Date
Class A-1 Notes		$396,000,000	$376,200,000	•%	November 22, 2027	June 21, 2027
Class A-2a Notes(2) Class A-2b Notes(2)	}	$549,400,000	$521,930,000	•% SOFR Rate + •%	June 21, 2029 June 21, 2029	June 21, 2028 June 21, 2028
Class A-3 Notes		$549,400,000	$521,930,000	•%	May 21, 2031	February 21, 2030
Class A-4 Notes		$84,150,000	$79,940,000	•%	April 21, 2033	February 21, 2030
Total		$1,578,950,000	$1,500,000,000

	Initial Public Offering Price(5)	Underwriting Discount	Proceeds to Depositor(6)
Per Class A-1 Note	●%	●%	●%
Per Class A-2a Note	●%	●%	●%
Per Class A-2b Note	●%	●%	●%
Per Class A-3 Note	●%	●%	●%
Per Class A-4 Note	●%	●%	●%
Total	$●	$●	$●

(2) If the aggregate initial principal amount of notes is $1,842,110,000, the trust will issue $462,000,000 of class A-1 notes, $641,400,000 of class A-2 notes, $641,400,000 of class A-3 notes and $97,310,000 of class A-4 notes. If the aggregate initial principal amount of notes is $2,105,270,000, the trust will issue $528,000,000 of class A-1 notes, $732,600,000 of class A-2 notes, $732,600,000 of class A-3 notes and $112,070,000 of class A-4 notes. The initial principal balance of the class A-2a notes and the class A-2b notes will be determined on or prior to the day of pricing of those classes of notes, although the principal balance of the class A-2b notes may not exceed 75% of the aggregate principal balance of the class A-2 notes.

(3) If the aggregate initial principal amount of notes is $1,842,110,000, the initial offered amount will be comprised of $438,900,000 of class A-1 notes, $609,330,000 of class A-2 notes, $609,330,000 of class A-3 notes and $92,440,000 of class A-4 notes, with a total initial offered amount of $1,750,000,000. If the aggregate initial principal amount of notes is $2,105,270,000, the initial offered amount will be comprised of $501,600,000 of class A-1 notes, $695,970,000 of class A-2 notes, $695,970,000 of class A-3 notes and $106,460,000 of class A-4 notes, with a total initial offered amount of $2,000,000,000. AHFC will retain at least 5% of the initial principal amount of each class of notes and may retain all or an additional portion of the class A-1 notes. The retained notes are not registered under the Securities Act of 1933, as amended, and are not offered hereby.

(4) The interest rates for the class A-1 notes, class A-2a notes, class A-3 notes and class A-4 notes will be fixed rates. The class A-2b notes will accrue interest at a floating rate based on a benchmark, which initially will be the SOFR Rate plus a spread. However, the benchmark may change in certain situations. If the sum of the SOFR Rate + ●% for any interest period is less than 0.00%, then the interest rate for the class A-2b notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the class A-2b notes, see “The Notes—Calculation of Floating Rate Interest.”

(5) Plus accrued interest, if any, from November ●, 2026.

(6) Before deducting expenses payable by the depositor, estimated to be $1,071,920. The offered notes will be delivered in book-entry form on or about November ●, 2026.

●	The trust will issue up to five classes of notes and a class of certificates.
●	The notes are backed by a pledge of the trust’s assets. The trust’s assets include retail installment sale contracts secured by new and used Honda and Acura automobiles and light-duty trucks.
●	Credit enhancement for the notes consists of excess interest on the receivables, subordination of the certificates, the reserve fund and the yield supplement account. The certificates are subordinate to the notes and not offered hereby.
●	The trust will pay interest on and principal of the notes on the 21st day of each month, or if such date is not a business day, then on the next business day, starting on December 21, 2026.

Joint Bookrunners

J.P. Morgan	Deutsche Bank Securities	ING	TD Securities

Co-Managers

BBVA	CIBC Capital Markets	MUFG	Truist Securities

The date of this prospectus is •, 2026.

Table of Contents

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-ii-

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-iv-

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

We have started this prospectus with an introductory section describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory section is the Summary of Terms, which gives a brief introduction to the notes to be offered. We also include a section on Risk Factors, which describes briefly some of the risks to investors in the notes.

Cross-references are included in this prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents beginning on page i in this prospectus. The information set forth in Annex A is deemed to be a part of this prospectus and the registration statement of which this prospectus is a part.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by American Honda Finance Corporation (“AHFC”), and sent on behalf of the issuing entity to the indenture trustee, who will forward the reports to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports available to noteholders each month via its Internet website, which is presently located at https://pivot.usbank.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 934-6802. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. AHFC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Issuing Entity

The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D, monthly asset level data files and related documents on Form ABS-EE, and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Honda Auto Receivables 2026-4 Owner Trust” and file number 333-283544-07.

The Depositor

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. Copies of the Registration Statement will be provided free of charge upon written request to American Honda Finance Corporation, 1919 Torrance Boulevard, Torrance, California 90501. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549 on official business days between the hours of 10 a.m. and 3 p.m. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Copies of the operative agreements relating to the Securities will also be filed with the SEC on EDGAR under the registration number shown above.

The depositor has furnished or will furnish a Form ABS-15G to the SEC pursuant to Rule 15Ga-2 of the Exchange Act, which is available on the SEC’s website described above. The Form ABS-15G is not incorporated by reference into this prospectus or the Registration Statement.

Static Pool Data

We have published charts that reflect the static pool performance data of previous public securitizations of the sponsor on a Form 8-K filed with the SEC, which may be found under CIK 0000890975. All of the information therein is incorporated by reference into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates. We caution you that this pool of receivables may not perform in a similar manner to the receivables in other trusts.

NOTICE TO INVESTORS: UNITED KINGDOM

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, distributed OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD, distributed OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS either one (or both) of: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF the DOMESTIC LAW of the uk by virtue of the european union (withdrawal) act 2018 (as amended), and as amended; OR (II) NOT A QUALIFIED INVESTOR, AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024, AS AMENDED (THE “POATRS”). CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (THE “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE (THE “FCA HANDBOOK”) ADOPTED BY THE UK FINANCIAL CONDUCT AUTHORITY FOR OFFERING, SELLING or distributing THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING or distributing THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK.

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK (I) TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND

MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR (II) TO PERSONS FALLING WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.) OF THE ORDER, OR (III) TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE IN THE UK TO PERSONS WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE IN THE UK ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS IN THE UK. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”).

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR, AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS AMENDED (THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED (THE “EU PRIIPS REGULATION”) FOR OFFERING, SELLING OR DISTRIBUTING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION.

SUMMARY OF PARTIES TO THE TRANSACTION1

[1]	This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus for a further description.

[2]	The certificates are not being offered by this prospectus. The depositor will initially retain all of the certificates.

[3]	AHFC will retain at least 5% (by initial principal amount) of each class of notes and may retain all or an additional portion of the class A-1 notes.

SUMMARY OF MONTHLY DEPOSITS TO AND
WITHDRAWALS FROM ACCOUNTS*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus for a further description.

SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE AMOUNTS

SUMMARY OF TERMS

The following summary contains a brief description of the notes. You will find a further description of the terms of the offering of the notes following this summary. You should carefully read this entire document to understand all of the terms of the offering of the notes.

RELEVANT PARTIES

Issuing Entity	Honda Auto Receivables 2026-4 Owner Trust, which we refer to as the “issuing entity” or the “trust.” The issuing entity was formed by a trust agreement between the depositor, BNY Mellon Trust of Delaware, as Delaware trustee and The Bank of New York Mellon, as owner trustee of the issuing entity.
Depositor	American Honda Receivables LLC, which we refer to as the “depositor” a wholly owned, limited purpose subsidiary of American Honda Finance Corporation. The depositor’s address and phone number is: 1919 Torrance Boulevard, Torrance, California 90501; (310) 972-2412.
Sponsor, Originator, Servicer and Administrator	American Honda Finance Corporation, which we refer to as “AHFC”, a wholly owned subsidiary of American Honda Motor Co., Inc. American Honda Motor Co., Inc., which we refer to as “AHM”, is the exclusive distributor of Honda and Acura automobiles (including light-duty trucks), Honda motorcycles and Honda and Acura parts and accessories, and is the primary authorized distributor of Honda power equipment, in the United States. AHM is a wholly owned subsidiary of Honda Motor Co., Ltd., a corporation organized under the laws of Japan. The sponsor’s address and phone number is: 1919 Torrance Boulevard, Torrance, California 90501; (310) 783-2070.
Owner Trustee	The Bank of New York Mellon or the “owner trustee.”
Delaware Trustee	BNY Mellon Trust of Delaware or the “Delaware trustee.”
Indenture Trustee	U.S. Bank Trust Company, National Association or the “indenture trustee.”
Calculation Agent	U.S. Bank Trust Company, National Association will act as the calculation agent. The calculation agent will obtain the SOFR Rate and calculate the interest rate for the class A-2b notes using the method described in the definition of “SOFR Rate” set forth under “The Notes—Payments of Interest.”
Asset Representations Reviewer	Clayton Fixed Income Services LLC or the “asset representations reviewer.”
RELEVANT AGREEMENTS
Indenture	The indenture is between the trust and the indenture trustee and acknowledged by AHFC. The indenture provides for the terms relating to the notes.
Trust Agreement	The trust agreement is among the depositor, the Delaware trustee and the owner trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.

Sale and Servicing Agreement	The sale and servicing agreement is among the trust, the servicer and the depositor, and is acknowledged and accepted by the indenture trustee. The sale and servicing agreement governs the transfer of the receivables by the depositor to the trust and the servicing of the receivables by the servicer.
Administration Agreement	The administration agreement is among the trust, the administrator, the sponsor, the depositor and the indenture trustee. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the trust.
Receivables Purchase Agreement	The receivables purchase agreement is between the originator and the depositor. The receivables purchase agreement governs the sale of the receivables by the originator to the depositor.
Asset Representations Review Agreement	The asset representations review agreement is among the trust, the sponsor, the servicer and the asset representations reviewer. The asset representations review agreement provides for the terms and scope of an asset representations review by the asset representations reviewer.
RELEVANT DATES
Closing Date	Expected to be on or about November ●, 2026.
Cutoff Date	The cutoff date for the receivables to be sold to the issuing entity on the closing date is the opening of business on October 1, 2026.
Collection Period	The period commencing on the first day of the applicable month (or in the case of the first collection period, the cutoff date) and ending on the last day of the applicable month.
Payment Dates	The trust will pay interest on and principal of the securities on the 21st day of each month with amounts received from collections on the receivables during the immediately preceding collection period and other amounts available for such purpose in the applicable trust accounts. If the 21st day of the month is not a business day, payments on the securities will be made on the next business day. The date that any payment is made is called a payment date. The first payment date is December 21, 2026.
Final Scheduled Payment Dates	The final principal payment for each class of notes is scheduled to be made on the applicable final scheduled payment date specified on the front cover of this prospectus.
Expected Final Payment Dates	The final principal payment for each class of notes is expected to be made on the applicable expected final payment date specified on the front cover of this prospectus. However, due to a variety of factors described herein, there can be no assurance that your class of notes will not be paid in full on an earlier or on a later payment date.
We refer you to “Risk Factors” in this prospectus for discussions of certain of these factors.

DESCRIPTION OF THE RECEIVABLES; ISSUING ENTITY PROPERTY

The Issuing Entity’s Property	The property of the issuing entity:

•	will primarily be a pool of receivables secured by new and used automobiles and amounts due or collected under the receivables on or after the cutoff date; and

•	will include assets related to the receivables including:

•	security interests in the automobiles and any related property;

•	proceeds from claims on related insurance policies;

•	proceeds from payments collected by AHFC from dealers obligated to repurchase receivables that do not meet specified representations made by the dealers;

•	the rights of the depositor in the transaction agreements;

•	amounts deposited in specified bank accounts;

•	proceeds from the realization upon any property, including liquidation proceeds; and

•	all proceeds of the foregoing.

Receivables	Purchasers of Honda and Acura automobiles and light-duty trucks often finance their purchases by entering into retail installment sale contracts with Honda and Acura dealers who then sell the contracts to American Honda Finance Corporation. These contracts are referred to as receivables, and the underlying automobiles (including light-duty trucks) are referred to as the financed vehicles. The purchasers of the financed vehicles are referred to as the obligors. The terms of the contracts must meet specified AHFC requirements.

The trust’s main source of funds for making payments on the notes will be collections on its receivables.

If the aggregate initial principal amount of the notes is $1,578,950,000, the initial pool balance will be $1,619,434,086.65. As of the cutoff date, the receivables in such pool will have the following characteristics:

Number of receivables	65,226
Average principal balance	$24,828.05
Range of principal balances	$1,000.06 to $94,013.27
Weighted average annual percentage rate(1)	4.81%
Range of annual percentage rates	0.90% to 24.62%
Weighted average original term to maturity(1)	61.59 months
Range of original terms to maturity	24 months to 72 months
Weighted average remaining term to maturity(1)	50.45 months
Range of remaining terms to maturity	7 months to 71 months
Percentage of aggregate principal balance of receivables for new/used vehicles	85.97%/14.03%

Range of FICO scores(2)(3)	394 to 900
Non-Zero weighted average FICO score(1)(2)(3)	772

Geographic Concentration greater than 5.00%:

California	14.55%
Texas	13.67%
Florida	5.65%
Illinois	5.60%
New York	5.21%

(1) Weighted by pool balance as of the cutoff date.
(2) Non-zero weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.
(3) FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $1,842,110,000, the initial pool balance will be $1,889,340,533.95. As of the cutoff date, the receivables in such pool will have the following characteristics:

Number of receivables	76,146
Average principal balance	$24,812.08
Range of principal balances	$1,000.06 to $94,013.27
Weighted average annual percentage rate(1)	4.81%
Range of annual percentage rates	0.90% to 24.62%
Weighted average original term to maturity(1)	61.56 months
Range of original terms to maturity	24 months to 72 months
Weighted average remaining term to maturity(1)	50.46 months
Range of remaining terms to maturity	7 months to 71 months
Percentage of aggregate principal balance of receivables for new/used vehicles	85.97%/14.03%
Range of FICO scores(2)(3)	394 to 900
Non-Zero weighted average FICO score(1)(2)(3)	772

Geographic Concentration greater than 5.00%:

California	14.53%
Texas	13.65%
Florida	5.66%
Illinois	5.62%
New York	5.23%

(1) Weighted by pool balance as of the cutoff date.
(2) Non-zero weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.
(3) FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $2,105,270,000, the initial pool balance will be $2,159,246,781.09. As of the cutoff date, the receivables in such pool will have the following characteristics:

Number of receivables	86,935
Average principal balance	$24,837.49
Range of principal balances	$1,000.06 to $94,013.27
Weighted average annual percentage rate(1)	4.81%
Range of annual percentage rates	0.90% to 24.62%
Weighted average original term to maturity(1)	61.57 months
Range of original terms to maturity	24 months to 72 months
Weighted average remaining term to maturity(1)	50.47 months
Range of remaining terms to maturity	7 months to 71 months
Percentage of aggregate principal balance of receivables for new/used vehicles	85.97%/14.03%
Range of FICO scores(2)(3)	394 to 900
Non-Zero weighted average FICO score(1)(2)(3)	772

Geographic Concentration greater than 5.00%:

California	14.54%
Texas	13.65%
Florida	5.67%
Illinois	5.56%
New York	5.27%

(1) Weighted by pool balance as of the cutoff date.
(2) Non-zero weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.
(3) FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

We refer you to “The Receivables” for more information on the receivables.

Removal of Pool Assets	Breaches of Representations and Warranties. Upon sale of the receivables to the depositor, the originator will represent and warrant, among other things, that:

•	at the time it was originated, each receivable complied in all material respects with all requirements of law in effect at the time and applicable to such receivable;

•	pursuant to each receivable, the related obligor is required to maintain physical damage insurance covering the related financed vehicle;

•	as of the closing date, each of the related receivables is or will be secured by a first priority perfected security interest in favor of the originator in the related financed vehicle;

•	as of the cutoff date, no receivable was more than 30 days contractually past due;

•	according to the servicer’s records, no receivable shall have been satisfied, subordinated or rescinded, nor shall any financed vehicle have been released in whole or in part from the lien granted by the related receivable on the cutoff date; and

•	each receivable is on a form contract that includes the legal and binding payment obligation in writing of the related obligor, enforceable by the holder thereof, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws affecting the enforcement of creditors’ rights and by general principles of equity, consumer protection laws and the Servicemembers Civil Relief Act.

A breach of these representations or warranties may, subject to certain conditions, result in the originator being obligated to repurchase the related receivable.

We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties.”

Breach of Servicer Covenants. The servicer will be required to purchase any receivable for which any of the following is true:

•	the servicer permitted the receivable to be modified in a manner that could be materially adverse to the trust;

•	the servicer extended the term of the receivable beyond the final scheduled maturity date for the latest maturing class of notes;

•	all or part of the trust’s lien has been released or subordinated; and

•	in which the trust’s rights have been impaired.

Receivable Representations and Warranties	AHFC will make certain representations and warranties regarding the characteristics of the receivables as of the cutoff date. A breach of these representations or warranties may, subject to certain conditions, result in AHFC being obligated to repurchase the related receivable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the trust for any uncured breach by AHFC of those representations and warranties.

If any investor requests that the sponsor repurchase any receivable due to a breach of representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party will have the right to refer the matter, at its discretion, to either mediation, non-binding arbitration or binding arbitration. The terms of the mediation or arbitration, as applicable, are described under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties” and “—Dispute Resolution.”

Review of Asset Representations	As more fully described in “Description of the Transfer and Servicing Agreements—Asset Representations Review”, if the aggregate amount of delinquent receivables exceeds certain thresholds then, subject to certain conditions, investors in the aggregate representing at least a majority of the outstanding principal amount of the notes of the voting investors, may direct the asset representations reviewer to perform a review of the delinquent receivables for compliance with the representations and warranties made by AHFC. See “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

DESCRIPTION OF THE SECURITIES

Notes

The issued notes consist of the Honda Auto Receivables 2026-4 Owner Trust class A-1 notes, class A-2a notes, class A-2b notes, class A-3 notes and class A-4 notes, as described on the cover page.

See “Summary of Terms—Description of the Securities—Securities Not Offered” below.

The class A-2a notes and the class A-2b notes are referred to in this prospectus collectively as the “class A-2 notes.” If issued, the class A-2b notes will be floating rate notes. All other classes of offered notes will be fixed rate notes. The allocation of the principal balance between the class A-2a notes and the class A-2b notes will be determined on the day of pricing of the notes offered hereunder, although the principal balance of the class A-2b notes may not exceed 75% of the aggregate principal balance of the class A-2 notes. The principal balance of the class A-2 notes may be allocated entirely to the class A-2a notes, with no principal balance allocated to the class A-2b notes, in which case no class A-2b notes would be issued.

The class A-2b notes will initially accrue interest based on the SOFR Rate. However, the benchmark may change in certain situations. For more information on how the benchmark is determined, you should read “The Notes—Calculation of Floating Rate Interest” in this prospectus.

See “The Notes—Payments of Principal” in this prospectus for more information on the allocation of the principal balance between the class A-2a notes and the class A-2b notes.

We will make the determination regarding the appropriate initial principal balance of the notes based on, among other considerations, market conditions at the time of pricing. See “Risk Factors—The allocation of class A-2 notes is unknown and if the principal balance of one class of such notes is small, liquidity on such class of notes could be reduced” in this prospectus.

Securities Not Offered

Any notes, or portion of any notes, retained by AHFC are not registered under the Securities Act of 1933, as amended, and are not being offered by this prospectus. AHFC will retain at least 5% (by initial principal amount) of each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes and may retain all or an additional portion of the class A-1 notes. See “Credit Risk Retention.”

If the aggregate initial principal amount of notes is $1,578,950,000, the trust will also issue $40,484,086.65 initial principal amount of certificates. If the aggregate initial principal amount of notes is $1,842,110,000, the trust will also issue $47,230,533.95 initial principal amount of certificates. If the aggregate initial principal amount of notes is $2,105,270,000, the trust will also issue $53,976,781.09 initial principal amount of certificates.

The certificates will represent fractional undivided interests in the issuing entity. Payments of interest on and principal of the certificates are subordinated to the payments of interest on and principal of the notes as described herein.

The certificates are not being offered by this prospectus and initially will be retained by the depositor. Any information in this prospectus regarding the certificates is intended only to give you a better understanding of the notes.

Terms of the Notes	In general, noteholders are entitled to receive payments of interest and principal from the trust only to the extent that collections from trust assets and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections from trust assets will be divided among the various classes of securities in specified proportions. The trust will pay interest and principal to noteholders of record as of the preceding record date.

Interest:

The class A-1, A-2a, A-3 and A-4 notes will accrue interest at a fixed rate. The class A-2b notes will accrue interest at a floating rate. The interest rate for each class of notes is set forth on the front cover of this prospectus.

The class A-1 notes and class A-2b notes will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) December 21, 2026. This means that the interest due on each payment date will be the product of:

•	the outstanding principal amount of the class A-1 notes and class A-2b notes,

•	the applicable interest rate, and

•	the actual number of days from the previous payment date (or, in the case of the first payment date, from the closing date) divided by 360.

For the initial accrual period for the class A-2b notes, SOFR Rate will be determined by the administrator as of the second business day prior to the closing date, as described under the heading “The Notes—Calculation of Floating Rate Interest” in this prospectus.

If the sum of SOFR Rate and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest period, then the interest rate for the class A-2b notes for such interest period will be deemed to be 0.00%. See “The Notes—Payments of Interest” in this prospectus.

The class A-2a notes, class A-3 notes and class A-4 notes will accrue interest on a 30/360 basis from (and including) the 21st day of each calendar month to (but excluding) the 21st day of the succeeding calendar month, except that the first interest accrual period will be from (and including) the closing date to (but excluding) the 21st day of the succeeding calendar month. This means that the interest due on each payment date will be the product of:

•	the outstanding principal amount of the related class of notes,

•	the applicable interest rate, and

•	30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) the 21st day of the next calendar month) divided by 360.

Each class of notes will be entitled to interest at the same level of priority with all other classes of notes. If noteholders of any class do not receive all interest owed to them on a payment date, the trust will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts, to the extent funds from specified sources are available to cover the shortfall.

Principal:

Amounts allocated to the notes: Principal of the notes will be payable generally in an amount equal to the noteholders’ percentage of the sum of the following amounts referred to as the principal distributable amount:

1. principal collections on the receivables during the prior calendar month;

2. any prepayments (full or partial) on the receivables allocable to principal received during the prior calendar month;

3. the principal balance of each receivable which the originator repurchased during the prior calendar month; and

4. the principal balance of receivables that became defaulted receivables during the prior calendar month.

The noteholders’ percentage of the principal distributable amount, plus any unpaid amounts from prior payment dates, is referred to as the noteholders’ principal distributable amount. The certificateholders’ percentage of the principal distributable amount, plus any unpaid amounts from prior payments dates, is referred to as the certificateholders’ principal distributable amount. The sum of the noteholders’ principal distributable amount and the certificateholders’ principal distributable amount shall equal the principal distributable amount.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee, outstanding advances, and other trust and asset representations reviewer fees, expenses and indemnities to the extent not previously paid by AHFC (which, with respect to (i) trust fees, expenses and indemnities, shall not exceed $100,000 per annum and (ii) asset representations reviewer fees, expenses and indemnities, shall not exceed $150,000 per annum, in each case, as long as any of the notes are outstanding and no event of default has occurred) have been paid and after payment of interest on the notes.

We refer you to “Summary of Monthly Distributions of Available Amounts” for a schematic diagram of the distribution of available amounts.

The noteholders’ percentage of the principal distributable amount will equal 100% until the aggregate principal amount of the notes has been paid in full. After the aggregate principal amount of the notes has been paid in full, the noteholders’ percentage will be zero.

Order of payment among classes: Generally, no principal payments will be made (1) on the class A-2 notes until the class A-1 notes have been paid in full; (2) on the class A-3 notes until the class A-1 notes and class A-2 notes have been paid in full; and (3) on the class A-4 notes until the class A-1 notes, class A-2 notes and class A-3 notes have been paid in full.

Principal payments made to the class A-2 notes will be made pro rata among the class A-2a notes and the class A-2b notes, until the amount thereof is reduced to zero.

Changes in payment priority upon acceleration of notes: Upon the acceleration of the notes following an event of default under the indenture, principal payments will be made first to the holders of the class A-1 notes until they have been paid in full. After the class A-1 notes have been paid in full, principal payments will be made to the class A-2 notes, class A-3 notes and class A-4 notes on a pro rata basis based on the outstanding principal amount of those classes of notes until they have been paid in full; provided that, payments on the class A-2 notes will be made pro rata among the class A-2a notes and the class A-2b notes. After all classes of notes have been paid in full, principal payments will be made on the certificates until the certificates have been paid in full. In general, events of default are limited to events occurring in connection with:

•	a default for five business days or more in the payment of any interest on any of the notes when the same becomes due and payable;

•	a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable on the maturity date thereof;

•	any failure by the issuing entity to duly observe or perform in any material respect any covenant or agreement made in the indenture, which failure shall materially and adversely affect the rights of the noteholders and shall continue beyond the 60 day grace period (or such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided the issuing entity notifies the indenture trustee that it is a breach of the type capable of remedy within 90 days);

•	any representation or warranty by the issuing entity made in the indenture or in any certificate delivered pursuant thereto or in connection therewith is incorrect in a material respect as of the time made, which incorrect statement shall materially and adversely affect the rights of the noteholders and is not cured within the 60 day grace period (or such longer period not in excess of 90 days as may be reasonably necessary to remedy such incorrect statement; provided the issuing entity notifies the indenture trustee that it is a breach of the type capable of remedy within 90 days); and

•	events of bankruptcy, insolvency, receivership or liquidation of the trust,

provided, however, that a delay in or failure of performance referred to in the first four bullet points above will not constitute an event of default for a period of 60 days after the applicable cure period under the indenture if that delay or failure was caused by force majeure or other similar occurrence.

We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” for a more detailed discussion of events of default.

Upon an event of default, the holders of a majority of the aggregate outstanding amount of the notes may accelerate the notes at which point the notes will become immediately due and payable. Also, upon an event of default, the indenture trustee may liquidate or sell the assets of the trust provided that:

•	the proceeds of the sale or liquidation of the trust assets would be sufficient to repay all noteholders and certificateholders in full; or

•	holders of 100% of the aggregate outstanding amount of notes consent to such sale or liquidation; or

•	the indenture trustee has determined that the assets of the trust will be insufficient to continue to make all required payments of principal of and interest on the notes and certificates when due and payable and holders of 100% of the aggregate outstanding amount of notes consent to such sale or liquidation.

Final scheduled payment dates: The trust must pay the outstanding principal amount of each class of notes by its final scheduled payment date as specified on the cover page of this prospectus. We expect, but cannot assure you, that each class of notes will be paid in full on a payment date that will occur approximately on the expected final payment date shown on the cover page of this prospectus.

We refer you to “The Notes—Payments of Principal” for more detailed information regarding payments of principal of the notes.

Minimum Denominations, Registration, Clearance and Settlement	The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The offered notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Redemption	The servicer may cause the trust to redeem any outstanding securities by purchasing all remaining receivables when the outstanding aggregate principal balance of the receivables declines to 10% or less of the initial pool balance.

We refer you to “Description of the Transfer and Servicing Agreements—Termination; Optional Redemption” for more detailed information.

Credit and Cash Flow Enhancement	Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows. The available credit enhancement is limited. The amount of principal required to be paid to noteholders under the indenture will generally be limited to amounts available to be deposited in the collection account, including available credit enhancement. However, the failure to pay any principal of any class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

The credit enhancement for the notes will include:

•	excess interest on the receivables;

•	subordination of the certificates;

•	the reserve fund; and

•	the yield supplement account.

Excess Interest:
The depositor is entitled to receive payments of interest collected on the receivables which are not used by the trust to make other required payments. Any excess interest released from the collection account to the depositor will no longer be available to securityholders on any later payment date. The depositor’s right to receive this excess interest is subordinated to the payment of servicing fees and other trust and asset representations reviewer fees, expenses and indemnities to the extent not previously paid by AHFC (which, with respect to (i) trust fees, expenses and indemnities, shall not exceed $100,000 per annum and (ii) asset representations reviewer fees, expenses and indemnities, shall not exceed $150,000 per annum, in each case, as long as any of the notes are outstanding and no event of default has occurred), the payment of outstanding advances, the payment of interest on and principal of the notes, the payment of principal of and interest, if any, on the certificates and the funding of the reserve fund. To the extent there are losses on the receivables, excess interest (to the extent available) will be used to offset these losses on the related payment date prior to any amounts being withdrawn from the reserve fund.
Certificates:
On the closing date, if the aggregate initial principal amount of the notes is $1,578,950,000, the certificates will have an initial principal amount of $40,484,086.65 and represent approximately 2.50% of the initial principal amount of all of the notes and the certificates. On the closing date, if the aggregate initial principal amount of the notes is $1,842,110,000, the certificates will have an initial principal amount of $47,230,533.95 and represent approximately 2.50% of the initial principal amount of all of the notes and the certificates. On the closing date, if the aggregate initial principal amount of the notes is $2,105,270,000, the certificates will have an initial principal amount of $53,976,781.09 and represent approximately 2.50% of the initial principal amount of all of the notes and the certificates.
The certificates will be subordinated in priority of payment to all classes of notes. The certificates will not receive any interest or principal distributions on any payment date until all of the principal and interest owing on the notes on that payment date have been paid in full.
Reserve Fund:
On each payment date, the trust will use funds in the reserve fund to cover shortfalls in payments of interest and principal required to be paid on the notes and the certificates.
On the closing date, if the aggregate initial principal amount of the notes is $1,578,950,000, the depositor will cause to be deposited into the reserve fund $4,048,585.22, which represents approximately 0.25% of the initial pool balance. On the closing date, if the aggregate initial principal amount of the notes is $1,842,110,000, the depositor will cause to be deposited into the reserve fund $4,723,351.33, which represents approximately 0.25% of the initial pool balance. On the closing date, if the aggregate initial principal amount of the notes is $2,105,270,000, the depositor will cause to be deposited into the reserve fund $5,398,116.95, which represents approximately 0.25% of the initial pool balance. On each payment date, after making required payments to the servicer, to the trustees, to the asset representations reviewer, to the noteholders and to the certificateholders, the trust will make a deposit into the reserve fund to the extent necessary to maintain the amount on deposit in the reserve fund at a specified balance.
For more detailed information about the reserve fund, we refer you to “Credit Enhancement—Reserve Fund” and the definition of “Specified Reserve Fund Balance” contained in the Glossary.
Yield Supplement Account:
On the closing date, the depositor will cause to be deposited into the yield supplement account an amount equal to $●, which will be an amount determined at the time of pricing based on the interest rate of the notes and will be structured to achieve approximately 2.25% estimated excess spread per annum as of the closing date. Neither the depositor nor the servicer will make any additional deposits to the yield supplement account after the closing date.
On or before each payment date, the indenture trustee will withdraw from funds on deposit in the yield supplement account and deposit in the collection account the aggregate amount by which (1) one month’s interest on the principal balance of each discount receivable (other than a discount receivable that is a defaulted receivable) at a rate equal to ●% exceeds (2) one month’s interest on the principal balance of each such discount receivable at the annual percentage rate of that receivable. Discount receivables are those receivables that have interest rates which are less than the required rate.

For detailed information about the yield supplement account, we refer you to “Credit Enhancement—Yield Supplement Account.”
Servicing Fee

As compensation for its roles as servicer and administrator, AHFC will be entitled to a monthly servicing fee (which includes the annual administration fee) payable on each payment date, equal to the product of the aggregate principal balance of the receivables as of the first day of the related collection period multiplied by a servicing fee rate equal to 1.00% per annum (or in the case of the first collection period, the servicing fee rate is equal to one-sixth of 1.00%). In addition, as additional servicing compensation, the servicer will be entitled to retain all investment earnings on amounts on deposit in the trust accounts, and other fees, expenses and charges received from obligors on the receivables. The servicing fee will be payable on each payment date prior to any other distributions.

For more detailed information about additional servicing compensation, we refer you to “Description of the Transfer and Servicing Agreements—Servicing Compensation.”
Advances	Under certain circumstances, the servicer may advance amounts to the trust for shortfalls in scheduled payments of interest on the receivables received from obligors, in an amount equal to (1) the product of the principal balance of each receivable as of the first day of the related collection period and one-twelfth of its APR, minus (2) the amount of interest actually received from the obligor, if less. To the extent the servicer determines that any such advance is outstanding, it will be paid to the servicer on the related payment date prior to all other distributions to be made on such payment date.
We refer you to “Description of the Transfer and Servicing Agreements—Advances” for more detailed information on advances and reimbursement of advances.
Trustee Fees and Expenses	Each trustee and the account bank will be entitled to a fee (and will be entitled to be reimbursed for all costs, fees, losses, expenses and indemnities incurred (including its counsel’s fees and expenses)) in connection with the performance of its respective duties.

•	The indenture trustee and the account bank will be entitled to an aggregate annual fee of $5,500.

•	The owner trustee and Delaware trustee will be entitled to an annual fee of $5,000.

Such trustee fees (and associated costs, fees, losses, expenses and indemnities) will be paid directly by the administrator. To the extent not paid by the administrator, such trustee fees, expenses and indemnities are payable by the trust on each payment date after the servicing fees are paid on that date and prior to any distributions to noteholders; provided that, such trustee fees, expenses and indemnities so paid shall not exceed an aggregate amount per annum equal to $100,000 while any notes remain outstanding, so long as an event of default has not occurred. Any additional amounts owed to the trustees will be payable only after all amounts owed to noteholders have been distributed on the related payment date.

Asset Representations Reviewer Fees and Expenses	The asset representations reviewer will be entitled to an annual fee equal to $5,000 and will be entitled to be reimbursed for all costs and expenses incurred in connection with the performance of an asset representations review.

Such asset representations reviewer fees, costs and expenses will be paid directly by the sponsor. To the extent not paid by the sponsor, such fees, costs and expenses are payable by the trust on the first payment date after the servicing fees and trustee fees and expenses are paid on that date and prior to any distributions to noteholders; provided that, such asset representations reviewer fees, costs and expenses so paid shall not exceed an aggregate amount per annum equal to $150,000 while any notes remain outstanding, so long as an event of default has not occurred. Any additional amounts owed to the asset representations reviewer will be payable only after all amounts owed to noteholders and the trustees have been distributed on the related payment date.

Tax Status	On the closing date, Mayer Brown LLP, special tax counsel to the trust, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that:

•	the notes (other than notes beneficially owned by: (i) the trust or a person treated as the same person as the trust for U.S. federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the trust (or a person treated as the same person as the trust for U.S. federal income tax purposes), (iii) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in the preceding clause (ii) or (iii)) will be characterized as debt for U.S. federal income tax purposes; and

•	the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax or California state franchise and income tax purposes.

If you purchase the notes, you will be deemed to have agreed to treat the notes (other than notes beneficially owned by the trust or a person treated as the same person as the trust for U.S. federal income tax purposes) as debt for U.S. federal income, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

We refer you to “Material U.S. Federal Income Tax Considerations.”

Certain ERISA Considerations	The notes may be purchased by certain employee benefit plans and similar arrangements unrelated to the depositor, subject to those considerations discussed under “Certain Considerations for ERISA and other U.S. Benefit Plans.”
If you are a benefit plan fiduciary considering the acquisition of the notes you should, among other things, consult with your legal and financial advisors before investing.

Eligibility for Purchase by Money Market Funds	The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and any other applicable legal requirement and whether an investment in such notes satisfies such fund’s rating requirements, investment policies and objectives.
Certain Investment Company Act Considerations	The issuing entity is intended to be structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. We refer you to “Certain Investment Company Act Considerations.”
Ratings

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.

The ratings of the notes will address the likelihood of payment of principal of and interest on the notes according to their terms. Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by the other rating agency. None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, the Delaware trustee, the underwriters or any of their affiliates will be required to monitor any changes to the ratings of the notes.

Credit Risk Retention	Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246, AHFC, as the sponsor, is required to retain an economic interest in the credit risk of the securitized receivables, either directly or through one or more majority-owned affiliates. AHFC intends to satisfy this obligation with an “eligible vertical interest” in the form of its retention of an amount equal to at least 5% of the initial principal amount of each class of notes and retention by the depositor, its wholly owned affiliate, of an amount equal to at least 5% of the initial principal amount of the certificates issued by the issuing entity on the closing date. Either of AHFC or the depositor, as applicable, is required to retain its portion of the “eligible vertical interest” and may not transfer (except to AHFC or another majority-owned affiliate of AHFC) or hedge such interest except as permitted by applicable law.

AHFC may retain more than 5% of the initial principal amount of one or more classes of notes, and the depositor initially will retain 100% of the issuing entity’s certificates. As of the closing date, AHFC expects that the certificates will have a face amount of $40,484,086.65, if the aggregate initial principal amount of the notes is $1,578,950,000, a face amount of $47,230,533.95, if the aggregate initial principal amount of the notes is $1,842,110,000, or a face amount of $53,976,781.09, if the aggregate initial principal amount of the notes is $2,105,270,000 which in each case is equal to approximately 2.50% of the initial pool balance. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Certificates.” Either of AHFC or the depositor may transfer any portion of the certificates or any portion of any class of notes that is not part of the “eligible vertical interest” to a third party.

Either of AHFC or the depositor may transfer all or a portion of the “eligible vertical interest” to AHFC or another majority-owned affiliate of AHFC after the closing date.

We refer you to “Credit Risk Retention” in this prospectus for additional information.

EU Securitization Regulation and UK Securitization Framework

For defined terms used in this section, “EU Securitization Regulation and UK Securitization Framework”, we refer you to the glossary at the end of this prospectus.

Although AHFC will retain credit risk in accordance with the SEC’s credit risk retention rules as described in this prospectus under “Credit Risk Retention”, none of AHFC, the depositor, the servicer, the administrator, the indenture trustee, the owner trustee, the Delaware trustee, the underwriters, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Framework.

In addition, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action to facilitate or enable the compliance by EU Affected Investors with the EU Due Diligence Requirements or by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

Consequently, the notes may not be a suitable investment for any investor required to comply with the EU Securitization Regulation, the UK Securitization Framework or any equivalent or similar requirement in respect of any investment in the notes; and as a result the price and liquidity of the notes in the secondary market may be adversely affected.
Any failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or by a UK Affected Investor to comply with the UK Due Diligence Requirements, in either case with respect to an investment in the notes, may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s competent authority or relevant regulator, including, in the case of an EU Affected Investor or a UK Affected Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the notes acquired by such investor.
Prospective investors are responsible for analyzing their own legal and regulatory position and should consult with their own investment and legal advisors regarding the scope and application of and compliance with any EU Due Diligence Requirements, UK Due Diligence Requirements or other applicable regulations and the suitability of the notes for investment.
Registration Under the Securities Act	The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the principal risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” beginning on page 29.

Risks relating to the nature of the notes and the structure of the transaction	The notes are subject to risks relating to their nature as asset-backed securities and the structure of the transaction, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes.

•	Only the issuing entity’s assets will be available to make payments on the notes.
•	A liquidation of the issuing entity’s assets following an event of default may result in insufficient funds to make payments on all notes.
•	Prepayments, repurchases or early termination of the receivables may result in reduced returns on your investment. Repurchase obligations are limited.
•	A secondary market in the notes may not develop, which could result in decreased liquidity.
•	Subordinated classes of notes are subject to a greater risk of loss, and senior classes of notes are exposed to greater reinvestment risk.
•	Failure to pay principal will not constitute an event of default until maturity.
•	Book-entry form requires any noteholder rights to be exercised indirectly through a third party.
•	An adverse change in the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, may affect resale prices.
•	The notes do not have a regular or predictable schedule of payments.
•	The aggregate initial principal amount of the notes will not be known prior to the time of pricing.
•	Retention of notes by the sponsor or an affiliate thereof may reduce liquidity of the notes.

Risks relating to the characteristics, servicing and performance of the receivables	The notes are subject to risks relating to the characteristics, servicing and performance of the receivables, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes.

•	Adverse events in states with significant concentrations of obligors could have a more pronounced effect on the performance of the receivables.
•	The issuing entity will not be identified as the secured party on the certificate of title related to a financed vehicle.
•	If the servicer does not fulfill its contractual obligation to maintain possession or control of the contracts, the issuing entity could face competing interests in the receivables.
•	Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest.
•	Paid-ahead contracts may affect the weighted average life of the notes.
•	Historical loss experience may not accurately predict the likelihood of losses on the receivables.

Risks relating to the transaction parties	The notes are subject to risks relating to the various transaction parties, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	Adverse events with respect to the servicer or its affiliates could result in servicing disruptions.

•	Bankruptcy filings by the originator/servicer or the depositor could result in a challenge to the bankruptcy remote structure of the transaction.
•	The bankruptcy of the issuing entity could result in an “automatic stay” and delay the exercise of remedies.
•	The bankruptcy of the servicer could delay the appointment of a successor servicer.
•	A servicer default may result in additional costs, increased servicing fees or a diminution in servicing performance, including higher delinquencies and defaults.
•	A servicing fee that is paid based on a percentage of the receivables may make it more difficult to obtain a successor servicer.
•	Temporary commingling of funds by the servicer exposes the notes to a risk of loss.

Risks relating to macroeconomic, regulatory and other external factors	The notes are subject to risks relating to the macroeconomic, regulatory and other external factors, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	Federal or state regulatory legislation could have an adverse effect on AHFC, the depositor and the issuing entity.
•	Receivables that fail to comply with consumer protection laws may be unenforceable.
•	Federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections.
•	A deterioration of economic conditions could affect the ability of obligors to make payments on the receivables.
•	High energy prices could affect the ability of obligors to make payments on the receivables.
•	Vehicle recalls may delay the timing of sales in the used car markets and result in a decreased demand for vehicles.
•	Market factors may reduce the value of used vehicles, which could result in losses on your notes.
•	The return on your notes could be reduced by shortfalls due to military action, terrorism or similar national concerns and the Servicemembers Civil Relief Act.
•	Climate related events and climate change risks may cause losses on your notes.

Risks relating to the issuance of a floating rate class of notes and the uncertainty regarding the SOFR rate	The notes are subject to risks relating to the issuance of a floating rate class of notes, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes and/or limit your ability to resell your notes, including:

•	SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR, which could have an adverse effect on the floating rate notes.
•	Any failure of SOFR to gain market acceptance could adversely affect the class A-2b notes.
•	A decrease in SOFR, including a negative SOFR Rate, would reduce the rate of interest on the class A-2b notes.
•	The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps or interest rate caps and you may suffer losses on your notes if interest rates rise.
•	Risks related to compounded SOFR.
•	Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the class A-2b notes.
•	The occurrence of a benchmark transition event may result in a deemed taxable exchange for noteholders for U.S. federal income tax purposes.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

Risks relating to the nature of the notes and the structure of the transaction

You must rely only upon payments from the issuing entity’s assets for repayment, which may not be sufficient to make full payments on your notes.

The notes represent interests solely in the issuing entity or indebtedness of the issuing entity and will not be insured or guaranteed by any governmental agency or by the servicer, the depositor or any of their respective affiliates, or the trustees or any other person or entity other than the issuing entity. The only source of payment on your notes is payments received on the receivables and any credit or cash flow enhancement for the issuing entity, including amounts on deposit in the reserve fund established for the issuing entity, excess interest on the receivables and the yield supplement account. However, although funds in the reserve fund will be available to cover shortfalls in distributions of interest on and principal of your notes, funds to be deposited in this account and the yield supplement account are limited. Any excess amounts released from the reserve fund to the depositor will not be available to securityholders on any later payment date. In addition, no additional deposits will be made into the yield supplement account after the deposit on the closing date, and the amount on deposit in the yield supplement account will decrease over time as required withdrawals are made on each payment date. If the funds in these accounts are exhausted, your notes will be paid solely from current distributions on the receivables. We refer you to “Credit Enhancement—Reserve Fund” and “—Yield Supplement Account.”

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated; proceeds from the liquidation may not be sufficient to pay your notes in full.

Payment defaults or the insolvency or dissolution of the issuing entity may result in prepayment of the notes, which may result in losses. If the issuing entity fails to pay principal of the notes when due, or fails to pay interest on the notes within five business days of the due date, the indenture trustee or the holders of a majority of the notes outstanding may declare the entire amount of the notes to be due immediately. If so directed by the holders of the requisite percentage of outstanding notes, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuing entity in limited circumstances. If a liquidation occurs close to the date when one or more classes of notes would otherwise be paid in full, repayment of those classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation to be completed. Also, there is no assurance that the amount received from the liquidation will at any time be equal to or greater than the aggregate principal amount of the notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full. See “The Notes—The Indenture—Events of Default; Rights Upon an Event of Default.” Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “—You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the receivables of the issuing entity. Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables.”

You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the receivables of the issuing entity. Repurchase obligations are limited, and do not protect the issuing entity from all risks that could impact the performance of the receivables.

You may receive payment of principal of your notes earlier than you expected. As a result, you may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. Prepayments on the receivables by the related obligors and purchases of the receivables by the originator and the servicer will shorten the life of the notes to an unknown extent.

Prepayments may occur for a number of reasons. Some prepayments may be caused or influenced by a variety of economic, social and other factors because obligors may:

•	make early payments, since receivables will generally be prepayable at any time without penalty;

•	default, resulting in the repossession and sale of the financed vehicle;

•	become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance; or

•	sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.

Prepayments may also occur due to the damage, destruction or theft of a vehicle in which case insurance proceeds may be used to repay all or a portion of the amount outstanding on the related receivable.

Also, the originator will be required to repurchase receivables from the issuing entity if there is a breach of a representation or warranty relating to those receivables that materially adversely affects the interests of the issuing entity or the noteholders in those receivables. Any inaccuracy in the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive and retain payment in full on such receivable. The servicer will also be required to purchase receivables from the issuing entity if it breaches its servicing obligations with respect to those receivables. The servicer will be permitted to purchase all remaining receivables from the issuing entity when the outstanding aggregate principal balance of the receivables is 10% or less of the initial pool balance.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described above. There can be no assurance that any historical experience the servicer may have with respect to prepayments on receivables is predictive of future results. In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the receivables. For these reasons, the servicer cannot predict the actual prepayment rates for the receivables. The depositor believes that the actual rate of prepayments will result in the weighted average life of the receivables being shorter than the period from the closing date to the final scheduled maturity date for the related class of notes. If this is the case, the weighted average life of each class of notes will be correspondingly shorter. However, you will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations described above. If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market or lack of liquidity in the secondary market.

The notes are not expected to be listed on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. We cannot assure you that a secondary market will develop. The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, the underwriters may stop making offers at any time.

Disruptions or volatility in the global financial markets, including the exit of any country from the European Union (the “EU”) and any country’s abandonment of the Euro may cause a reduction of liquidity in the secondary market. Periods of illiquidity may adversely affect the market value of your notes and affect your ability to locate a willing purchaser. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

Subordinated classes of notes are subject to a greater risk of loss, and senior classes of notes are exposed to greater reinvestment risk.

Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As a result, the yields of the class A-2, class A-3 and class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive principal payments earlier than expected are exposed to greater reinvestment risk and classes of notes that receive principal payments later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Upon the occurrence of an event of default and acceleration of the notes, principal payments will be made first on the class A-1 notes until the class A-1 notes have been paid in full, and thereafter on the class A-2 notes, class A-3 notes and class A-4 notes pro rata based on the outstanding principal amount of those classes of notes until they have been paid in full; provided that, payments on the class A-2 notes will be made pro rata among the class A-2a notes and the class A-2b notes. Consequently, even after an event of default and acceleration of all of the notes, the class A-2 noteholders, class A-3 noteholders and class A-4 noteholders will not receive payments of principal until the class A-1 notes have been paid in full.

The allocation of class A-2 notes is unknown and if the principal balance of one class of such notes is small, liquidity on such class of notes could be reduced.

The allocation of the principal balance between the class A-2a notes and the class A-2b notes may not be known until the day of pricing, although the principal balance of the class A-2b notes may not exceed 75% of the aggregate principal balance of the class A-2 notes. The principal balance of the class A-2 notes may be allocated entirely to the class A-2a notes, with no principal balance allocated to the class A-2b notes, in which case no class A-2b notes would be issued. Therefore, investors should not expect further disclosure of these matters prior to their entering into commitments to purchase these classes of notes.

As the allocated principal balance of the floating rate class A-2b notes is increased (relative to the corresponding class A-2a fixed rate notes), there will be a greater amount of floating rate notes issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes.

Because the aggregate amount of class A-2 notes is fixed as set forth on the cover of this prospectus, the division of the aggregate class A-2 principal balance between the class A-2a notes and the class A-2b notes may result in one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

Failure to pay principal of your notes will not constitute an event of default until maturity.

The amount of principal required to be paid to the noteholders will generally be limited to amounts available in the collection account (and the reserve fund). Therefore, the failure to pay principal of your notes generally will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for your notes. We refer you to “The Notes—The Indenture—Events of Default; Rights upon Event of Default.”

Because the offered notes are in book-entry form, your rights can only be exercised indirectly.

Because the offered notes will be issued in book-entry form, you will be required to hold your interest in the notes through a clearing system, such as The Depository Trust Company in the United States (“DTC”) or Clearstream Banking, societe anonyme (“Clearstream”). Transfers of interests in the notes within DTC or Clearstream, as applicable, must be made in accordance with the usual rules and operating procedures of those systems. So long as the offered notes are in book-entry form, you will not be entitled to receive a physical note or certificate representing your interest. The offered notes will remain in book-entry form except in the limited circumstances described under “Certain Information Regarding the Securities—Book-Entry Registration.” Unless and until the offered notes cease to be held in book-entry form, the trustee will not recognize you as a “noteholder” except in the limited circumstances relating to an investor vote with respect to an asset representations review. Holding the offered notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC or Clearstream, as applicable, and to take other actions that require a physical note representing the offered notes.

Withdrawal or downgrading of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, may affect the prices for the notes upon resale.

A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. There can be no assurance that the receivables and/or notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change in circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have an obligation to replace or supplement any credit enhancement or take any other action to maintain any ratings. Any subsequent change in a rating may affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

There may be a conflict of interest because the sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under the SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO to make it possible for such non-hired NRSROs to assign unsolicited ratings. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, sponsor, underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings, which could affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, Delaware trustee, underwriters or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The notes are not suitable investments for all investors.

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

Risk of Non-U.S. Holders’ investment in the offered notes treated as being engaged in a U.S. trade or business on account of their own activities.

As discussed under “Material U.S. Federal Income Tax Considerations” in this prospectus, the U.S. federal income tax treatment of the notes to a beneficial owner that is a Non-U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”) turns on a number of facts, including whether interest on the notes paid to or accrued by the Non-U.S. Holder is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder. The determination of whether a Non-U.S. Holder is engaged in a trade or business within the United States with respect to its acquisition of debt is based on a highly factual analysis that takes into account all facts and circumstances relating to such Non-U.S. Holder, which are necessarily unique to that Non-U.S. Holder. No direct guidance expressly addresses which activities constitute being engaged in a trade or business within the United States or whether (or under which circumstances) the acquisition of newly issued debt, such as a note offered hereby, could give rise to a trade or business or could contribute to such a conclusion when coupled with other facts and circumstances. In addition, certain activities undertaken or performed by or for a Non-U.S. Holder through agents and other third parties could be attributed to the Non-U.S. Holder in determining whether the Non-U.S. Holder is engaged in a trade or business within the United States. Furthermore, the precise contours of the so-called “securities trading safe harbor” under Code section 864(b)(2) is similarly unclear. Nothing herein provides any advice or assurance concerning the tax treatment with respect to any person in this regard or otherwise or considers in any way the facts unique to any particular person that acquires a note. Therefore, prospective investors are urged to consult their own tax advisors to determine their treatment under these rules in respect of the acquisition of a note and taking into account their own particular facts relating to such acquisition.

The market value, liquidity and voting power of your notes may be adversely impacted by the unknown aggregate initial principal amount of the notes.

It is not expected to be known until the day of pricing whether the trust will issue notes with an aggregate initial principal amount of either $1,578,950,000, $1,842,110,000 or $2,105,270,000. The sponsor will determine such amount based on, among other factors, market conditions at the time of pricing. The size of a class of notes may affect the liquidity or lack thereof of such class, as smaller classes of notes may be less liquid than a larger class might otherwise be. In addition, the size of a class of notes is inversely proportional to the voting power of the related noteholders. If your class of notes is larger than you expected, then the voting power of your notes will be diluted.

Retention of notes by the sponsor or an affiliate of the sponsor may reduce the liquidity of such notes.

AHFC will retain at least 5% (by initial principal amount) of each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes and may retain all or an additional portion of the class A-1 notes. AHFC or another majority-owned affiliate of AHFC may retain an additional amount of one or more classes of notes on the closing date. Accordingly, the market for each such retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand for and market price for notes of that class already in the market could be adversely affected.

Risks relating to the characteristics, servicing and performance of the receivables pool

The geographic concentration of the obligors and varying economic circumstances and other factors of the receivables in specific areas may increase the risk of loss on your investment.

Extreme weather conditions, public health concerns (including pandemics) and other natural events, such as hurricanes, tornadoes, floods, drought, wildfires, mudslides, earthquakes and other extreme conditions, could cause substantial business disruptions, extended power outages, economic losses, unemployment and an economic downturn. As a result, such obligors’ ability to make timely payments could be adversely affected which could, in turn, adversely affect the trust’s ability to make payments on the notes.

Economic conditions in the states where obligors reside may also affect delinquencies, losses and prepayments on the receivables. Economic conditions that may affect payments on the receivables include: unemployment, interest rate fluctuations, inflation rate fluctuations, tariffs, price of gasoline or consumer perceptions of the economy. Political instability, terrorist events, any current or future military action by or against the United States, the rising tensions in certain regions of the world, civil unrest, cyber-attacks, significant changes in political environment and armed conflicts, changes in international trade policy, especially related to additional or new tariffs, have the potential to disrupt existing supply chains, impose additional costs on businesses and adversely affect consumer spending.  If the recent tariffs on automobiles and component parts imported to the United States are sustained for an extended period of time, this could have an adverse effect on the overall automotive industry with automobiles that are imported or use imported parts potentially becoming less competitive in the U.S. market.

If a large number of obligors are located in a particular state, the economic conditions in that state could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions or public health concerns (including pandemics) in those states may affect the performance of the securities more than if this concentration did not exist. Economic conditions in any state or region may decline over time and from time to time. Certain states and regions may experience sudden or severe declines in economic conditions at any time. These periods of decline may also be accompanied by decreased consumer demand for automobiles, light-duty trucks, minivans or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor, which may be disproportionately impacted based on the economic condition in any state or region. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. An improvement in economic conditions could result in prepayments by the obligors on their payment obligations under the receivables.

If the aggregate initial principal amount of the notes is $1,578,950,000, as of the cutoff date, AHFC’s records indicate the billing addresses of the obligors on the receivables in the related pool were concentrated in the following states:

State	Percentage of Pool Balance
California	14.55%
Texas	13.67%
Florida	5.65%
Illinois	5.60%
New York	5.21%

If the aggregate initial principal amount of the notes is $1,842,110,000, as of the cutoff date, AHFC’s records indicate the billing addresses of the obligors on the receivables in the related pool were concentrated in the following states:

State	Percentage of Pool Balance
California	14.53%
Texas	13.65%
Florida	5.66%
Illinois	5.62%
New York	5.23%

If the aggregate initial principal amount of the notes is $2,105,270,000, as of the cutoff date, AHFC’s records indicate the billing addresses of the obligors on the receivables in the related pool were concentrated in the following states:

State	Percentage of Pool Balance
California	14.54%
Texas	13.65%
Florida	5.67%
Illinois	5.56%
New York	5.27%

No other state, by the billing addresses of the obligors, constituted more than 5.00% of the initial pool balance.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables.”

The issuing entity will not be identified as the secured party on the certificate of title related to a financed vehicle, which could result in delays in payments or losses on your notes.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the issuing entity’s interest in the vehicle because of the failure to identify the issuing entity as the secured party on the related certificate of title. While the originator, will assign its security interest in the financed vehicles to the depositor, and the depositor will assign its security interests in the financed vehicles to the issuing entity, the servicer will continue to hold the certificates of title in the capacity of an administrative lienholder of title or ownership for the vehicles. However, for administrative reasons, the servicer will not endorse or otherwise amend the certificates of title or ownership to identify the issuing entity as the new secured party. Because the issuing entity will not be identified as the secured party on any certificates of title or ownership, the security interest of the issuing entity in the vehicles may be defeated through fraud, forgery, negligence or error and as a result the issuing entity may not have a perfected security interest in the financed vehicles in every state.

The possibility that the issuing entity may not have a perfected security interest in the financed vehicles may affect the issuing entity’s ability to repossess and sell the financed vehicles or may limit the amount realized to less than the amount due by the related obligors. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes as a result of defaults or delinquencies by obligors and because of depreciation in the value of the related financed vehicles. We refer you to “Certain Legal Aspects of the Receivables—Security Interests.”

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.

Although the depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the issuing entity’s interest in the receivable and the servicer will maintain (i) possession of the original and authoritative contracts for each of the receivables in tangible form and (ii) “control” of the authoritative copies of the contracts in electronic form, neither the original contracts nor the authoritative copies of contracts will be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party or permits another party to gain possession or obtain control of the authoritative copies of the contracts, in violation of its contractual obligations under the transaction documents, this party could acquire an interest in the receivable which may have priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of an insolvency or receivership proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the notes.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over a contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may no longer have a perfected security interest in certain receivables, which may affect the issuing entity’s ability to receive payments on the receivables. Therefore, you may be subject to delays in payment and may incur losses on your notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.

The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor the seller will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the servicer deposits the proceeds into the collection account for the notes. See “Certain Legal Aspects of the Receivables—Security Interests.”

Paid-ahead contracts may affect the weighted average life of the notes.

If an obligor on a contract makes a payment on the contract ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the notes could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related receivable and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract, as reduced by the application of the additional scheduled payments, but the obligor’s contract would not be considered delinquent during this period. While the servicer may make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes the required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by that obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the receivable.

Historical loss experience may not accurately predict the likelihood of losses on the receivables.

Historical loss and delinquency information set forth in this prospectus under “Delinquencies, Repossessions and Loan Loss Information” was affected by several variables, including general economic conditions and market interest rates, that are expected to differ in the immediate future, and are likely to differ in the longer term future. Therefore, there can be no assurance that the historical delinquency experience or the net credit loss experience calculated and presented in this prospectus with respect to AHFC’s entire portfolio of retail installment sale contracts will reflect actual experience with respect to the receivables in the receivables pool. Especially given the current extremely challenging economic climate, there can be no assurance that the future delinquency or net credit loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus with respect to AHFC’s entire portfolio of retail installment sale contracts.

Risks relating to the transaction parties

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.

Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, servicing disruptions could result from unanticipated events beyond the servicer’s control, such as natural disasters, power outages, civil unrest, cyber-attacks, political instability, terrorist events, any current or future military action by or against the United States, the rising tensions in certain regions of the world, significant changes in political environment, armed conflicts, public health emergencies (including epidemics and pandemics) and economic disruptions, particularly to the extent such events affected the servicer’s business or operations. In addition, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables and your notes.

The sponsor relies upon its ability to sell securities in the asset-backed securities market and upon its ability to access various credit facilities to fund its operations. As discussed under “—Recent economic developments may adversely affect the performance and market value of your notes,” the global credit and financial markets have experienced, and may continue to experience, significant disruption and volatility.

The bankruptcy of the originator, the servicer or the depositor could result in losses or delays in payments on your notes.

If either AHFC, the originator and servicer, or American Honda Receivables LLC, the depositor, becomes subject to bankruptcy proceedings, you could experience losses or delays in the payments on your notes. AHFC, as originator, will sell the receivables to American Honda Receivables LLC, and American Honda Receivables LLC, as depositor, will in turn transfer the receivables to the issuing entity. However, if either AHFC or American Honda Receivables LLC becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that AHFC or American Honda Receivables LLC, as applicable, still owns the receivables by concluding that the sale to the depositor and/or to the issuing entity was not a “true sale” or, in the case of a bankruptcy of the originator, that the depositor should be consolidated with the originator for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your notes as a result of, among other things:

•	the “automatic stay,” which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances;

•	tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of a receivable to the issuing entity) having a prior claim on collections before the collections are used to make payments on your notes; and

•	the issuing entity not having a perfected security interest in (a) one or more of the financed vehicles securing the receivables or (b) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding.

The depositor will take steps to minimize the risk that a court would consolidate the depositor with the originator for bankruptcy purposes or conclude that the sale of receivables to the depositor was not a “true sale.” We refer you to “Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations.”

The bankruptcy of the issuing entity could result in delays in payments or losses on your notes.

If the issuing entity were to become subject to bankruptcy proceedings, you could experience delays in the payments or losses on your notes as a result of, among other things, the “automatic stay,” which generally prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the U.S. Bankruptcy Code that permit substitution for collateral in limited circumstances.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.

In an event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the receivables may occur. Any delay in the collection of payments on the receivables may delay or reduce payments to noteholders.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee or the noteholders may remove the servicer without the consent of the owner trustee or the certificateholders. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict: the cost of the transfer of servicing to the successor; the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or the servicing fees charged by the successor. In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a percentage of the receivables may result in the inability to obtain a successor servicer.

Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time. At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool. In this event a higher servicing fee may need to be negotiated (with majority noteholder approval), resulting in less available funds that may be distributed to noteholders and certificateholders on a related payment date. Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

The servicer’s ability to commingle collections with its own funds may result in delayed payments or losses on your notes.

Subject to rating agency debt rating thresholds, the servicer generally may retain all payments and proceeds collected on the receivables during each collection period. During such period, the servicer generally is not required to segregate those funds from its own accounts. Until any collections or proceeds are deposited into the collection account, the servicer will be able to invest those amounts for its own benefit at its own risk. The issuing entity and securityholders are not entitled to any amount earned on the funds held by the servicer. If the servicer does not deposit the funds in the collection account as required on any payment date, the issuing entity may be unable to make the payments owed on your notes.

Risks relating to macroeconomic, regulatory and other external factors

Federal or state regulatory legislation could have an adverse effect on AHFC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) is extensive and significant legislation that, among other things:

•	created a liquidation framework for purposes of liquidating certain bank holding companies or other nonbank financial companies determined to be “covered financial companies,” and certain of their respective subsidiaries, defined as “covered subsidiaries,” if, among other conditions, it is determined such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States;

•	created the Consumer Financial Protection Bureau (“CFPB”), an agency with broad rule-making examination and enforcement authority with respect to the laws and regulations that apply to consumer financial products and services, such as the extension of credit to finance the purchase of automobiles and motorcycles;

•	created a new framework for the regulation of over-the-counter derivatives activities; and

•	strengthened the regulatory oversight of securities and capital markets activities by the SEC.

The scope of the Dodd-Frank Act has broad implications for the financial services industry, including AHFC, and requires the implementation of numerous rules and regulations. The Dodd-Frank Act impacts the offering, marketing, and regulation of consumer financial products and services offered by financial institutions. Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to, finance companies such as AHFC. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Some of these implementing rules still have not been issued in final form and some have been recently issued. For example, on November 27, 2023, the SEC adopted new Rule 192 to implement Section 27B of the Securities Act of 1933, which was added by the Dodd-Frank Act. The rule prohibits certain securitization participants from engaging in any transaction that would involve or result in certain material conflicts of interest between the securitization participant and an investor in the asset-backed security. The rule applies to asset-based security sales occurring on or after June 9, 2025.

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. AHFC is subject to the CFPB’s supervision and enforcement authority with respect to AHFC’s compliance with applicable consumer protection laws. On August 7, 2025, the CFPB issued an advanced notice of proposed rulemaking seeking information to assist in its consideration of whether to propose a rule to amend the threshold test determining larger participants in the automobile financing market. Comments were due by September 22, 2025. In recent years, the CFPB has been active in investigating the products, services, and operations of credit providers, including the marketing and sale of ancillary products and related refund practices.

There is considerable uncertainty as to the operating status of federal agencies (including the CFPB) and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection.  Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of actions and personnel are occurring across federal agencies (including the CFPB).  Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time.  Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases.  It is also uncertain how other federal and state regulators will respond to any changes at the CFPB or other federal agencies, which may include increasing or decreasing enforcement activity.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization special purpose entities. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by securitization trusts by holding that the trusts are “covered persons” under the Dodd-Frank Act because they engage in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On March 19, 2024, the Third Circuit issued a decision on the interlocutory appeal holding that the defendant trusts are “covered persons” under the Dodd-Frank Act and subject to CFPB enforcement authority. On August 16, 2024, the defendant trusts filed a petition for a writ of certiorari to the U.S. Supreme Court. This petition was denied by the U.S. Supreme Court on December 16, 2024. On January 16, 2025, the CFPB and the defendant trusts filed a proposed stipulated judgment that, had it been entered by the district court, would have required the trusts to pay $2.25 million in redress to borrowers who were harmed. The proposed orders also would have required the trusts to take steps to end certain pending debt collection lawsuits. However, the proposed order was not entered by the district court and on April 25, 2025, the CFPB agreed to voluntarily dismiss the case with prejudice. The district court dismissed the case with prejudice on April 29, 2025.

In addition, on May 6, 2024, the CFPB filed a separate complaint against the National Collegiate Student Loan Trusts (“NCSL Trusts”), as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA. The CFPB alleged that the defendants failed to respond to borrower requests, failed to provide accurate information to borrowers and incorrectly denied forbearance requests. The CFPB also filed proposed final judgments, to which the NCSL Trusts and PHEAA agreed, that, once entered by the court, would have required the NCSL Trusts and PHEAA to pay $400,000 and $1.75 million in penalties, respectively; to pay an additional $3 million in redress to affected borrowers, to be allocated by agreement between PHEAA and the NCSL Trusts; and to correct outstanding requests by borrowers. The proposed orders would have also required the NCSL Trusts to modify their servicing guidelines to address the CFPB’s allegations. On June 21, 2024, Pacific Investment Management Company LLC (“PIMCO”), on behalf of the investment vehicle that holds notes issued by NCSL Trusts, filed a proposed objection to the proposed consent orders and motion to intervene. PIMCO’s motion to intervene was granted on September 19, 2024, but the court overruled PIMCO’s objection on October 1, 2024. On January 3, 2025, the court agreed to stay the effectiveness of the settlement pending PIMCO’s appeal of its objection. On December 2, 2025, the CFPB, the National Collegiate Student Loan Trusts, PHEAA, and PIMCO jointly moved for court approval of modified stipulated final judgments and orders narrowing the relief set forth in the previously proposed orders, including removing certain compliance and redress provisions. On December 8, 2025, the court approved the modified stipulated final judgments and orders, and, on January 7, 2026, the Third Circuit dismissed the pending appeal.

Notwithstanding the voluntary dismissal of the initial lawsuit, the CFPB and state attorneys general and state regulators, who have independent authority to enforce the Dodd-Frank Act, may rely on the Third Circuit’s decision in the future as precedent in investigating and bringing enforcement actions against other trusts or securitization special purpose entities, including the issuing entity.

In February 2022, the CFPB also issued a Compliance Bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan holders and servicers liable for unfair, deceptive, or abusive acts or practices (“UDAAPs”) related to the repossession of automobiles. While this Compliance Bulletin was withdrawn by the CFPB on May 12, 2025, it is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile retail installment sale contracts, such as the issuing entity, and servicers in the future.

In the fall of 2024, the CFPB issued a special edition of Supervisory Highlights focused on auto finance concerns, including deceptive advertising about loan terms, misapplied payments or incorrect information about payment history reported to the credit bureaus, unlawful repossession and the handling of add-on products and refunds after events such as early pay off of the account or repossession. The CFPB entered into consent orders with a large national bank and a finance company, related to, among other things, their servicing practices and ancillary products. In particular, the CFPB determination that the large national bank engaged in unfair auto loan servicing acts and practices by incorrectly applying consumer payments, charging borrowers incorrect fees, interest or other amounts, wrongly repossessing borrowers’ automobiles and failing to ensure consumers received refunds for certain premiums the consumers paid dealers at origination relating to retail installment contracts purchased by such large national bank. In particular, the consent order stated that such large national bank did not ensure that unearned guaranteed asset protection (“GAP”) contract premiums were refunded to all borrowers who paid off their accounts early. It is possible that the CFPB may bring enforcement actions against securitization trusts holding motor vehicle retail installment sale contracts, such as the issuing entity, and servicers in the future.

Because of the complexity of the Dodd-Frank Act, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. Therefore, requirements imposed by the Dodd-Frank Act may have a significant future impact on the servicing of the receivables, or on the regulation and supervision of AHFC, the servicer, the sponsor, the originator, the depositor, the issuing entity or their respective affiliates.

In addition, state regulators, the Federal Trade Commission (“FTC”) and state attorneys general have at times increased their scrutiny of motor vehicle dealers and auto lending, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as GAP insurance and extended warranties and refunds associated with these products.  For example, the New York Department of Financial Services issued an industry letter on July 18, 2023 reminding regulated automobile lenders and servicers of their obligation to ensure that borrowers receive pro-rata rebates for cancelled ancillary products. In addition, the State of California also passed legislation, effective January 1, 2023, that, among other things, prohibits the sale of GAP waivers to California consumers that fail to meet certain pricing and disclosure requirements, and also sets new servicing-related requirements with respect to GAP waivers after they are sold, including with respect to the timing of automatic termination of GAP waiver contracts and handling of refunds to obligors. Finally, on December 12, 2023 the FTC issued a final rule that would have (i) prohibited motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) required accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) required dealers to obtain consumers’ express, informed consent for charges, (iv) prohibited the sale of any add-on product or service that confers no benefit to the consumer, and (v) required dealers to keep records of advertisements and customer transactions. On January 27, 2025, the U.S. Court of Appeals for the Fifth Circuit held that the final rule was invalid on procedural grounds and vacated the final rule. At this stage, it is unknown whether the final rule will be reproposed particularly in light of changes in leadership at the FTC.

See “Certain Legal Aspects of the Receivables─Dodd-Frank Act Orderly Liquidation Authority Provisions─Potential Applicability to AHFC, the Depositor and the Trust.”

Receivables that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.

Many federal and state consumer protection laws regulate consumer contracts such as the receivables. If any of the receivables do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the receivables. If that happens, payments on the notes could be delayed or reduced. AHFC will make representations and warranties relating to the receivables’ compliance with law. If AHFC breaches any of these representations or warranties that materially and adversely affects the issuing entity or the noteholders, the issuing entity’s sole remedy will be to require AHFC to repurchase the affected receivables. See “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

Federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. See “—Historical loss experience may not accurately predict the likelihood of losses on the receivables.” You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

Recent economic developments may adversely affect the performance and market value of your notes.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, fluctuating interest rates, tariffs, prolonged government shutdowns, housing prices, energy prices (including the price of gasoline), increased consumer indebtedness (including of obligors on the receivables), lack of available credit, supply chain disruptions, inflation rate fluctuations and consumer perceptions of the economy, as well as other factors, such as terrorist events, civil unrest, cyber-attacks, public health emergencies, extended power outages or extreme weather conditions, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The issuing entity’s ability to make payments on the notes could be adversely affected if obligors are unable to make timely payments or if the servicer elected to, or is required to, implement forbearance programs for obligors.

On May 16, 2025, Moody’s downgraded the United States government’s credit rating from Aaa to Aa1 and changed the outlook from negative to stable, citing the increase in government debt and interest payment ratios. Previously, Fitch also downgraded the United States government credit rating from AAA to AA+. It is not clear if and how these downgrades will impact the market price or the marketability of the notes, and no assurance can be given that these ratings actions or any other ratings action on the United States government’s credit rating will not have an adverse effect on the value of the notes.

The United States has in the past experienced, and may in the future experience, a recession or period of economic contraction. Recently, rapidly rising inflation and related economic policies have caused periods of economic contraction that may be prolonged. A further deterioration in economic conditions and certain economic factors, such as unemployment, decreases in home values, fluctuating interest rates, tariffs, the price of gasoline, high energy prices, inflation rates, lack of available credit and consumer perceptions of the economy could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. As a result, delinquencies and credit losses on the receivables could increase, which could result in losses on your notes. In addition, consumer debt levels remain elevated, and there have been increasing trends in rates of delinquency and default frequency. As consumers assume higher debt levels, delinquencies and losses on the receivables may increase, which could result in losses on your notes.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated.

Significant increases in the inventory of used automobiles may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

See “Delinquencies, Repossessions and Loan Loss Information” and “Static Pools” for delinquency and loss information regarding certain automobile loans originated and serviced by AHFC.

High energy prices may adversely affect the trust’s ability to make payments on the notes.

Increases in the cost of crude oil may cause higher energy and fuel costs. These higher energy and fuel prices could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

Vehicle recalls may have an adverse effect on the receivables and your notes.

From time to time, automobile manufacturers or their suppliers may discover a component in a vehicle, which might possibly affect the safety or other feature of the vehicle. In such cases, the manufacturer in consultation with the National Highway Traffic Safety Administration may recall the affected vehicles for repair or other necessary service. In addition, recalls or other service campaigns could cause a temporary suspension of sales of the affected vehicles, which may cause a delay of the timing of the sales in the used car markets. Numerous factors, including timing, condition, recalls, volume and location, could affect the value of used vehicles and may result in a decline in the values of those vehicles. Declines in values of used vehicles could cause an increase in credit losses. If any of these events materially affect collections on the receivables securing your notes, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

Market factors may reduce the value of used vehicles, which could result in losses on your notes.

Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors. In addition, decisions by AHM with respect to new vehicle production, pricing and incentives may negatively affect used vehicle prices, particularly those for the same or similar models. Many government rules and regulations have resulted in additional regulations on repossessions, including temporary moratoriums on repossessions for periods of time. There can be no assurance that such actions will not reoccur in the future.

The return on your notes could be reduced by shortfalls due to military action, terrorism or similar national concerns and the Servicemembers Civil Relief Act.

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state legislation, provide relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. On July 29, 2022, the CFPB and the Department of Justice sent a notification letter to certain auto leasing and lending companies reminding them of the protections offered to servicemembers and their dependents under the Servicemembers Civil Relief Act. World events may result in certain military operations by the United States, and the United States continues to be on alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides, generally, that an obligor who is covered by the Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes. In the event that there are not sufficient available funds to off-set interest shortfalls on the receivables due to the application of the Relief Act or similar legislation or regulations, a noteholders’ interest carryover shortfall will result. Such noteholders’ interest carryover shortfalls will be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss (in the absence of sufficient credit enhancement).

The Relief Act and the laws of some states also limit the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and a period of time after active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the related obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

We do not know how many receivables have been or may be affected by the application of the Relief Act.

Climate related events and climate change risks may cause losses on your notes.

The effects of climate change and the ongoing efforts to mitigate its impact, including through climate change-related legislation and regulation, may have a negative effect on the issuing entity.

Significant physical effects of climate change, such as extreme weather and natural disasters, may affect the obligors of the receivables. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their receivables. The auto dealerships and physical auctions that facilitate the disposition of the financed vehicles after repossession are also subject to disruption as a result of extreme weather and natural disasters, which could result in an inability to sell repossessed vehicles or a temporary or permanent decline in the market value of those vehicles. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors. If such extreme weather or a natural disaster were to occur in a geographic region in which a large number of obligors are located, these risks would be exacerbated. See “The geographic concentration of the obligors and varying economic circumstances and other factors of the receivables in specific areas may increase the risk of loss on your investment.”

Changes to laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have an adverse impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Any of those effects or their confluence could adversely affect the performance of the receivables or the market value of the vehicles securing the receivables, which could result in losses or affect the timing of payments on your notes.

RISKS RELATING TO THE ISSUANCE OF A FLOATING RATE CLASS OF NOTES AND THE UNCERTAINTY REGARDING SOFR

SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR, which could have an adverse effect on the floating rate notes.

If issued, the class A-2b notes will accrue interest at a floating rate based on the Benchmark plus a spread. The initial Benchmark will be a SOFR-based rate.

The secured overnight financing rate published for any day by the Federal Reserve Bank of New York (“FRBNY”), as the administrator of the benchmark, on the FRBNY’s website (such rate, “SOFR”) is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Because SOFR is published by the FRBNY based on data received from other sources and depends on interrelated economic, financial and political considerations, the issuing entity has no control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict. SOFR is a relatively new interest rate index and may not become widely established in the market or could eventually be eliminated. The issuing entity cannot assure that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of holders in the class A-2b notes. Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the class A-2b notes.

As an overnight rate, SOFR may be subject to increased volatility relative to other interest rate benchmarks. Additionally, if SOFR is not published on any day, the class A-2b notes will bear interest at a rate based on SOFR published on the first preceding day for which such rate was published. This previously published rate would be an overnight rate that would remain in effect until the next day on which SOFR is published. As such, this rate may not reflect then-current market conditions, or the rate that would apply to investments where interest is set for a longer term. For more information on how SOFR is determined, you should read “The Notes—Calculation of Floating Rate Interest” in this prospectus.

Because SOFR is a relatively new market index, the class A-2b notes may not have an established trading market when issued, and an established trading market may not develop or may not provide significant liquidity. The secondary market for, and the market value of, the class A-2b notes will be affected by a number of factors, including the manner in which SOFR is determined, calculated and published, the development of SOFR-based market conventions, broad acceptance of SOFR in the capital markets, the anticipated and actual level and direction of interest rates, the variable rate of interest payable on the class A-2b notes, potential volatility of SOFR, the time remaining to the maturity of class A-2b notes, the principal amount of the class A-2b notes and the availability of comparable instruments. Market terms for the class A-2b notes, such as the spread over the SOFR Rate, may evolve over time, and trading prices of the class A-2b notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Similarly, if SOFR does not become widely adopted for securities like the class A-2b notes, the trading prices of the class A-2b notes may be lower than those of securities like the notes linked to indices that are more widely used. Investors in the class A-2b notes may not be able to sell the class A-2b notes at all or may not be able to sell the class A-2b notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their class A-2b notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the class A-2b notes.

The FRBNY began to publish SOFR in April 2018. Although the FRBNY has also published historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. Investors should therefore not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR during the term of the class A-2b notes. Historical interest rates are not necessarily indicative of future interest rates and actual interest rates may be lower than anticipated.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-2b notes.

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain wide market acceptance could adversely affect the return on and value of the class A-2b notes and the price at which investors can sell the class A-2b notes in the secondary market.

Since SOFR is a relatively new market index, the class A-2b notes may not have an established trading market when issued, and an established trading market may not develop or may not provide significant liquidity. Market terms for the class A-2b notes, such as the spread over the SOFR Rate, may evolve over time, and trading prices of the class A-2b notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Relatively limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Similarly, if SOFR does not become widely adopted for securities like the class A-2b notes or the specific formula for the compounded SOFR rate used in the class A-2b notes may not be widely adopted by other market participants, the trading prices of the class A-2b notes may be lower than those of securities like the class A-2b notes linked to indices that are more widely used. Investors in the class A-2b notes may not be able to sell the class A-2b notes at all or may not be able to sell the class A-2b notes at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

A decrease in SOFR, including a negative SOFR Rate, would reduce the rate of interest on the Class A-2b notes.

The interest rate to be borne by the class A-2b notes is based on a spread over the SOFR Rate, which is based on compounded SOFR or, if the administrator determines prior to the relevant reference time that a benchmark transition event and its related benchmark replacement event have occurred, upon the applicable benchmark replacement.

Changes in SOFR or such benchmark replacement will affect the rate at which the class A-2b notes accrue interest and the amount of interest payments on the class A-2b notes. Any decrease in the SOFR Rate or such benchmark replacement will lead to a decrease in the class A-2b notes interest rate. To the extent that the SOFR Rate decreases below 0.00% for any interest period, the rate at which the class A-2b notes accrue interest for such interest period will be reduced by the amount by which the SOFR Rate is negative; provided that the interest rate on the class A-2b notes for any interest period will not be less than 0.00%. A negative SOFR Rate could result in the interest rate applied to the class A-2b notes decreasing to 0.00% for the related interest period.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps or interest rate caps and you may suffer losses on your notes if interest rates rise.

The receivables sold to the issuing entity on the closing date will bear interest at a fixed rate, while the floating rate notes, if any, will bear interest at a floating rate, initially, based on the SOFR Rate plus an applicable spread. Even though the issuing entity may issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the interest rate payable on the class A-2b notes increases due to an increase in the SOFR Rate to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make such payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificate, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all notes.

Risks related to compounded SOFR.

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR. It is possible that there will be limited interest in securities products based on compounded SOFR, or in the implementations of compounded SOFR with respect to the class A-2b notes. As a result, you should consider whether any future reliance on compounded SOFR may adversely affect the market values and yields of the class A-2b notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

The interest rate on the class A-2b notes will be based on the SOFR Rate. The SOFR Rate will be based on compounded SOFR. The administrator may, from time to time, in its sole discretion, make conforming changes (i.e., technical, administrative or operational changes) without the consent of noteholders or any other party, which could change the methodology used to determine the SOFR Rate. The issuing entity can provide no assurance that the methodology to calculate compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the term of the class A-2b notes relative to the results that would have occurred had the interest rates been based on compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. The administrator will have significant discretion in making SOFR adjustment conforming changes. Holders of class A-2b notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

You should carefully consider the foregoing uncertainties prior to investing in the notes. In general, events related to SOFR and alternative reference rates may adversely affect the liquidity, market value and yield of your class A-2b notes.

Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2b notes.

The FRBNY publishes SOFR based on data received by it from sources other than the calculation agent or the sponsor, and neither the calculation agent nor the sponsor has control over its calculation methods, publication schedule, rate revision practices or availability of SOFR at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the class A-2b notes. If the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the class A-2b notes and the trading prices of the class A-2b notes.

In certain circumstances, as described under “The Notes—Calculation of Floating Rate Interest—Effect of Benchmark Transition Event”, if the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the interest rate of the class A-2b notes may cease to be based upon SOFR and instead be based upon the benchmark replacement.

If the administrator determines that a benchmark transition event and its related benchmark replacement date have occurred in respect of SOFR, then the interest rate of the class A-2b notes will no longer be determined by reference to SOFR, but instead will be determined by reference to the benchmark replacement. The alternative rate of interest on the class A-2b notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA fallback rate and (c) based on an alternative rate selected by the administrator, in each case, together with any benchmark replacement adjustment. In addition, the terms of the class A-2b notes expressly authorize the administrator to make benchmark replacement conforming changes. If a particular benchmark replacement or related benchmark replacement adjustment cannot, in the sole discretion of the administrator, be determined (including because such benchmark replacement or related benchmark replacement adjustment is deemed not to be administratively feasible), then the next-available benchmark replacement or related benchmark replacement adjustment will apply.

The determination of a benchmark replacement, the calculation of the interest rate on the class A-2b notes by reference to a benchmark replacement (including the application of a benchmark replacement adjustment), any implementation of benchmark replacement conforming changes and any other determinations, decisions or elections that may be made under the terms of the class A-2b notes in connection with a benchmark transition event, could adversely affect the value of the class A-2b notes, the return on the class A-2b notes and the price at which class A-2b noteholders can sell such class A-2b notes.

Additionally, the issuing entity cannot anticipate how long it will take the calculation agent to develop the systems and processes necessary to adopt a specific benchmark replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

The administrator will have significant discretion with respect to certain elements of the related benchmark replacement process, including determining whether a benchmark transition event and its related benchmark replacement date have occurred, determining which related benchmark replacement is available, determining the earliest practicable index determination date for using the related benchmark replacement, determining related benchmark replacement adjustments (if not otherwise determined by the applicable governing bodies or authorities) and making related benchmark replacement conforming changes (including potential changes affecting the business day convention and index determination date). Holders of class A-2b notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. If the administrator, in its sole discretion, determines that an alternative index is not administratively feasible, including as a result of technical, administrative or operational issues, then such alternative index will be deemed to be unable to be determined as of such date. The administrator may determine an alternative to not be administratively feasible even if such rate has been adopted by other market participants in similar products and any such determination may adversely affect the return on the class A-2b notes, the trading market and the value of the class A-2b notes.

The issuing entity cannot predict if SOFR will be eliminated, or, if changes are made to SOFR, the effect of those changes. In addition, the issuing entity cannot predict what alternative index would be chosen, should this occur. If SOFR in its current form does not survive or if an alternative index is chosen, the market value and/or liquidity of the class A-2b notes could be adversely affected.

The occurrence of a benchmark transition event may result in a deemed taxable exchange for noteholders for U.S. federal income tax purposes.

As described under “Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the class A-2b notes” the interest rate payable at a floating rate may be subject to change after a benchmark replacement. If an alternative method or index is designated in place of SOFR for the class A-2b notes, the U.S. federal income tax consequences of such a benchmark replacement are uncertain. If such a replacement constituted a “significant modification” of the class A-2b notes under Treasury Regulation section 1.1001-3, the replacement may result in a taxable deemed exchange of the class A-2b notes and the realization of gain or loss, as well as other corollary tax consequences.

DEFINED TERMS

In later sections, we use a few terms that we either define in the glossary or provide a reference in the glossary to the section of this prospectus where such term is defined. The glossary can be found at the end of this prospectus.

THE ISSUING ENTITY

General

The issuing entity is Honda Auto Receivables 2026-4 Owner Trust (which we refer to as the “issuing entity” or the “trust”), which is a Delaware statutory trust that was formed pursuant to a trust agreement among American Honda Receivables LLC (which we refer to as the “depositor”), The Bank of New York Mellon (which we refer to as the “owner trustee”) and BNY Mellon Trust of Delaware (which we refer to as the “Delaware trustee”). The trust will not engage in any activity other than:

•	acquiring, holding and managing the pool of retail installment sale contracts and installment loan contracts, backed by new and used Honda and Acura automobiles and light-duty trucks (collectively referred to as the “automobiles”), regarding the Financed Vehicles, between the respective Dealer and the related Obligor (which we refer to in this prospectus as the “Receivables”) and the other assets of the trust and proceeds from those assets;

•	assigning, granting, transferring, pledging and conveying those Receivables and the other assets of the trust and proceeds from those assets pursuant to the indenture;

•	issuing the notes and the certificates (which are collectively referred to as the “securities”);

•	entering into and performing its obligations under the Transfer and Servicing Agreements;

•	funding the reserve fund and the yield supplement account;

•	making payments on the notes and the certificates; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the activities listed above.

Certain amendments to the trust agreement would require the consent of the holders of not less than a majority of the Certificate Balance of the certificates and any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal amount of the notes.

The trust will be structured, and each Transfer and Servicing Agreement will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the trust or the depositor until at least one year and one day after the date on which all securities of the trust have been paid in full.

The trust may not issue securities other than the notes and certificates. Except for the notes, the trust is also prohibited, pursuant to the indenture, from borrowing money or making loans to any other person.

On or before the date of issuance of the notes, which will occur on or about November ●, 2026 (which we refer to in this prospectus as the “Closing Date”), AHFC will sell the Receivables comprising the initial pool to the depositor, and the depositor will sell those Receivables to the trust pursuant to the sale and servicing agreement among the depositor, AHFC, in its capacity as servicer of the Receivables, and the trust. On the Closing Date, the trust will be capitalized with an amount equal to the certificate balance as of the Closing Date, which will equal either (i) $40,484,086.65, if the aggregate initial principal amount of the notes is $1,578,950,000, (ii)

$47,230,533.95, if the aggregate initial principal amount of the notes is $1,842,110,000, or (iii) $53,976,781.09, if the aggregate initial principal amount of the notes is $2,105,270,000 (which we refer to as the “Initial Certificate Balance”). The certificates will initially be retained by the depositor. The equity of the trust, together with the net proceeds from the sale of the notes, will be used by the trust to purchase the Receivables from the depositor pursuant to the sale and servicing agreement and to fund the reserve fund and the yield supplement account.

The sponsor of the transaction, American Honda Finance Corporation (which we sometimes refer to in this capacity as “AHFC” or the “sponsor”) will be appointed to act as the servicer of the Receivables (and which we sometimes refer to in such capacity as the “servicer”). The servicer will service the Receivables pursuant to the sale and servicing agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements—Servicing Compensation.” AHFC, in its capacity as administrator (and which we sometimes refer to in such capacity as the “administrator”) will undertake to perform administrative obligations of the trust on behalf of the trustees as described pursuant to the administration agreement under “Description of the Transfer and Servicing Agreements—Administration Agreement.”

Pursuant to agreements between AHFC and each Honda and Acura dealer who originated the Receivables (each, a “Dealer”), each Dealer will repurchase from AHFC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealers’ repurchase obligations are referred to in this prospectus as “Dealer Recourse.” Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related retail purchaser of a Financed Vehicle who entered into a retail installment sale contract or an installment loan contract with a Dealer (each, an “Obligor”) or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the trust, the sale and servicing agreement will require that any recovery by AHFC in respect of any Receivable, excluding Receivables repurchased from the trust, pursuant to any Dealer Recourse be deposited in the collection account to satisfy AHFC’s repurchase obligations under the sale and servicing agreement. The sales by the Dealers of retail installment sale contracts to AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties.

Each certificate represents a fractional undivided ownership interest in the trust. The trust property includes the Receivables and monies due or received under the Receivables on or after the date on which the trust will be entitled to all amounts received with respect to the Receivables, which is the opening of business on October 1, 2026 (which we refer to in this prospectus as the “Cutoff Date”). In addition, the trust will own the reserve fund and the yield supplement account, each of which will be maintained by the indenture trustee for the benefit of the noteholders and the certificateholders. In addition to the Receivables and the accounts, the property of the trust will also include the following:

•	amounts that may be held in the separate trust accounts established and maintained by the servicer with the indenture trustee pursuant to the sale and servicing agreement;

•	security interests in the Financed Vehicles and any related property;

•	the rights to proceeds from claims on physical damage and credit life, disability and optional insurance policies covering the Financed Vehicles or the Obligors;

•	proceeds from payments collected by AHFC from Dealers obligated to repurchase Receivables from AHFC which do not meet specified representations made by the Dealers;

•	the depositor’s rights under, as applicable, the sale and servicing agreement and the receivables purchase agreement;

•	the depositor’s right to realize upon any property (including the right to receive future net liquidation proceeds) that secured a Receivable; and

•	all proceeds of the foregoing.

The trust will own no other property other than the Receivables and the property described above. The trust’s fiscal year end will occur on the 31st day of March each year.

The trust was formed in the State of Delaware and will be administered in care of The Bank of New York Mellon, as owner trustee, at the address set forth below under “The Owner Trustee, the Delaware Trustee and the Indenture Trustee.”

Capitalization of the Issuing Entity

If the aggregate initial principal amount of the notes is $1,578,950,000, the expected assets and capitalization and/or liabilities of the trust as of the Closing Date will be as follows:

Assets

Receivables	$1,619,434,086.65
Reserve Fund	$4,048,585.22
Yield Supplement Account(1)	$114,375,483.16
Total	$1,737,858,155.03

(1) This amount may be adjusted. The amount shown above is based on an assumed interest rate of the notes. The final amount will be calculated using, in part, the interest rates of the notes at the time of pricing and structured to achieve approximately 2.25% estimated excess spread per annum as of the Closing Date.

Capitalization and/or Liabilities

Class A-1 Notes		$396,000,000.00
Class A-2a Notes	}	$549,400,000.00
Class A-2b Notes
Class A-3 Notes		$549,400,000.00
Class A-4 Notes		$84,150,000.00
Certificates		$40,484,086.65
Total		$1,619,434,086.65

If the aggregate initial principal amount of the notes is $1,842,110,000, the expected assets and capitalization and/or liabilities of the trust as of the Closing Date will be as follows:

Assets

Receivables	$1,889,340,533.95
Reserve Fund	$4,723,351.33
Yield Supplement Account(1)	$133,429,241.80
Total	$2,027,493,127.08

(1) This amount may be adjusted. The amount shown above is based on an assumed interest rate of the notes. The final amount will be calculated using, in part, the interest rates of the notes at the time of pricing and structured to achieve approximately 2.25% estimated excess spread per annum as of the Closing Date.

Capitalization and/or Liabilities

Class A-1 Notes		$462,000,000.00
Class A-2a Notes	}	$641,400,000.00
Class A-2b Notes
Class A-3 Notes		$641,400,000.00
Class A-4 Notes		$97,310,000.00
Certificates		$47,230,533.95
Total		$1,889,340,533.95

If the aggregate initial principal amount of the notes is $2,105,270,000, the expected assets and capitalization and/or liabilities of the trust as of the Closing Date will be as follows:

Assets

Receivables	$2,159,246,781.09
Reserve Fund	$5,398,116.95
Yield Supplement Account(1)	$152,450,754.37
Total	$2,317,095,652.41

(1) This amount may be adjusted. The amount shown above is based on an assumed interest rate of the notes. The final amount will be calculated using, in part, the interest rates of the notes at the time of pricing and structured to achieve approximately 2.25% estimated excess spread per annum as of the Closing Date.

Capitalization and/or Liabilities

Class A-1 Notes		$528,000,000.00
Class A-2a Notes	}	$732,600,000.00
Class A-2b Notes
Class A-3 Notes		$732,600,000.00
Class A-4 Notes		$112,070,000.00
Certificates		$53,976,781.09
Total		$2,159,246,781.09

The depositor will initially retain all of the certificates. AHFC will retain at least 5% (by initial principal amount) of each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes and may retain all or an additional portion of the class A-1 notes. See “Credit Risk Retention” for a description of the “eligible vertical interest.”

THE DEPOSITOR

American Honda Receivables LLC (“AHR”) is a wholly owned, limited purpose finance subsidiary of AHFC and was formed in the State of Delaware in March 2011, and is referred to as the “depositor” in this prospectus. The depositor’s principal executive offices are located at 1919 Torrance Boulevard, Torrance, California 90501 and its telephone number is (310) 972-2412. The depositor was organized primarily for the purpose of acquiring retail installment sale contracts similar to the Receivables and associated rights from AHFC, causing the issuance of securities similar to the securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for those purposes. Other than the obligation to obtain the consent of the depositor with respect to amendments to the trust agreement or other consent rights given to the holder of the residual interest in the issuing entity, the depositor will have no ongoing duties with respect to the issuing entity.

The limited liability company agreement of the depositor includes requirements for independent managers, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the depositor with those of either AHFC or any affiliate of AHFC in the event of a bankruptcy or insolvency proceeding of AHFC or such other affiliated entity. In addition, the depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of the two independent directors.

The depositor initially will retain all of the certificates. As the holder of certificates, the depositor will have various rights and obligations under the trust agreement, including the right to direct the owner trustee (i) to remove the administrator of the issuing entity and (ii) to appoint a successor administrator upon resignation and removal of the administrator of the issuing entity. Notwithstanding the foregoing, the rights of any holder of the certificates to take any action affecting the issuing entity’s property will be subject to the rights of the indenture trustee under the indenture.

THE SPONSOR, ORIGINATOR, SERVICER AND ADMINISTRATOR

General

American Honda Finance Corporation (“AHFC”) is a California corporation that was incorporated on February 6, 1980. AHFC provides various forms of financing in the United States to purchasers and lessees of Honda and Acura products and authorized independent dealers of Honda and Acura products. AHFC’s primary focus is to provide support for the sale of Honda and Acura products in the United States and maintain customer and dealer satisfaction and loyalty. AHFC’s business is substantially dependent upon the sale of those Honda and Acura products in the United States. AHFC is a wholly owned subsidiary of AHM, a California corporation, and AHM is a wholly owned subsidiary of Honda Motor Co., Ltd.

AHFC acquires retail loans, primarily installment sale contracts, and leases made to retail customers of Honda and Acura products and offers wholesale floorplan and commercial loans to authorized dealers of Honda and Acura products. A small portion of AHFC’s business also consists of acquiring financings of non-Honda and non-Acura used automobiles and providing wholesale loans to non-Honda and non-Acura dealerships.

AHFC will retain at least 5% (by initial principal amount) of each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes and may retain all or an additional portion of the class A-1 notes. As a holder of notes, AHFC will have certain rights as a noteholder (except with respect to voting rights) and be entitled to receive at least 5% of all payments of interest and principal made on each class of notes pari passu with the noteholders of each such class. See “Credit Risk Retention.”

Securitization Experience

AHFC has been securitizing assets since 1992, and this program is one of the many alternative sources of funding utilized by AHFC. AHFC has sponsored more than 100 public securitization trusts backed by retail installment sale contracts which have issued more than $149 billion of securities to date, none of which have defaulted or failed to pay principal in full at maturity. For additional information, see “Static Pools.”

	The Sponsor, Originator, Servicer and Administrator Public Asset-Backed Securitizations (Dollars in Millions)

	For the 5 Months Ended August 31,	For Fiscal Years Ended March 31,
	2026	2026	2025	2024	2023	2022
Original Principal Balance	$4,319	$9,933	$8,907	$7,557	$2,699	$6,478

In addition to securitizing retail installment sale contracts similar to the Receivables, since 1992 AHFC has sponsored other public securitization entities backed by pools of automobile leases which have issued more than $3.4 billion of securities to date and none of which have defaulted or failed to pay principal in full at maturity. In the U.S. securitization market, AHFC sponsors a number of programs in which it sells receivables in securitization transactions or other structured financings both in the public markets and in private transactions. In addition to making registered public offerings, AHFC has sold retail installment sale contracts and automobile lease-backed receivables to asset-backed commercial paper conduits.

As sponsor, AHFC is responsible for originating, pooling and servicing the pool assets and structuring the securitization transaction. In its roles as administrator and servicer, AHFC plays a primary role in the management of the trust and the pool of Receivables. In addition, as servicer, AHFC will be authorized to exercise certain discretionary activity with regard to the administration of the Receivables, as described under “The Sponsor, Originator, Servicer and Administrator—Servicing Experience.”

AHFC originates all receivables in each asset pool to be securitized in the ordinary course of its business. For a description of the selection criteria used in selecting the asset pool to be securitized, see “The Receivables.” AHFC has engaged the underwriters of the notes to assist in structuring the transaction based on the forecasted cash flows of each pool presented. AHFC also worked with such underwriters to determine class sizes and average lives based on current market conditions.

Origination

AHFC, in its capacity as originator, which we refer to in such capacity as the “originator”, purchases all of the related retail installment sale contracts secured by new or used Honda and Acura automobiles from Dealers. The Receivables are originated by Dealers in accordance with AHFC’s requirements under existing agreements between AHFC and each Dealer governing the assignment of the Receivables to AHFC (which we refer to as the “Dealer Agreements”) and will be purchased in accordance with the AHFC’s underwriting guidelines.

Dealers submit customer credit applications electronically through AHFC’s online system. In addition, customers are able to submit their own credit applications for pre-approval directly through AHFC’s website. If AHFC’s requirements are met, an application received from a Dealer is approved automatically. AHFC’s system is programmed to review application information for purchase policy and legal compliance. Applications that are not automatically approved are routed to credit buyers located in AHFC’s service centers, who will evaluate and make purchase decisions within the framework of AHFC’s purchase policy and legal requirements.

AHFC utilizes its proprietary credit scoring system to evaluate the credit risk of applicants. Factors used by AHFC’s credit scoring system to develop a customer’s credit grade include the term of the contract, the loan- or lease-to-value ratio, the customer’s debt ratios, and credit bureau attributes, number of trade lines, utilization ratio and number of credit inquiries.

The following classifications are based on AHFC’s definitions and would not be comparable to other auto lenders.

A – Borrowers classified as an A credit are those who are very low credit risks. Based on their application and credit bureau report, they have the ability to pay and have shown a willingness to pay. Generally, A credit borrowers have an extensive credit history, an excellent payment record and extensive financial resources.

B – Borrowers classified as a B credit are those that are relatively low credit risks. Based on their application and credit bureau report, they have the ability to pay and have shown a willingness to pay. Generally, B credit borrowers may have one or more condition, such as, among other reasons, a shorter credit history or a minor credit weakness, that could reduce the internal credit score.

C – Borrowers classified as a C credit are those that are moderate credit risks. Based on their application and credit bureau report, among other reasons, they may have limited financial resources, limited credit history, or a weakness in credit history.

D – Borrowers classified as a D credit are relatively higher credit risks. Based on their application and credit bureau report, among other reasons, they may have very limited financial resources, very limited or no credit history, or a poor credit history.

AHFC utilizes the customer’s internal credit grade and Fair Isaac Corporation (“FICO”) score to determine the customer’s interest rate for the loan.

AHFC utilizes different scorecards depending on the type of product that AHFC finances and AHFC regularly reviews and analyzes its consumer financing portfolio to evaluate the effectiveness of AHFC’s underwriting guidelines, purchasing criteria and scorecard predictability of customers. Internal credit scores are determined only at the time of origination and are not reassessed during the life of the contract.

Servicing Experience

AHFC services all of the receivables it originates, including receivables sold in securitizations and other structured financings, through its regional offices. AHFC has been the servicer for its public retail securitization program since its inception in 1992. We refer to AHFC in this capacity as the “servicer.” In addition to servicing retail installment sale contracts similar to the Receivables, AHFC also services automobile leases.

AHFC has a managed portfolio of retail installment sales contracts of approximately $44.2 billion as of June 30, 2026, which is comprised of approximately 83.13% new Honda and Acura automobiles and 16.87% used Honda and Acura automobiles.

AHFC, as the servicer, at its discretion and in accordance with its customary servicing practices, shall have the option to (i) grant extensions, rebates or adjustments on a Receivable, subject to the limitations set forth under “Description of the Transfer and Servicing Agreements—Servicing Procedures,” (ii) waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables, (iii) appoint a subservicer to perform all or any portion of its obligations as servicer under the sale and servicing agreement in accordance with the terms of the sale and servicing agreement and (iv) appoint a subcontractor, either at its own discretion or at the discretion of its service centers, to manage various aspects of the Receivables, such as collections, repossessions and liquidations. Any additional required information regarding any material third-party providers will be disclosed in subsequent required filings with the SEC.

For servicing and enforcement collection purposes, the servicer considers a retail installment sale contract to be past due or delinquent when the Obligor fails to make at least 90% of a Scheduled Payment on a cumulative basis (after giving effect to any past due payments) by the related due date; any portion of a Scheduled Payment not paid on the related due date automatically becomes due with the next scheduled payment. The servicer communicates the delinquency to the Obligor through a variety of methods, including telephone calls and mail. The servicer typically decides whether or not to repossess a vehicle when the account is 45 to 60 or more days past due, subject to the laws and regulations governing repossession in the state where the automobile is located.

The servicer holds repossessed automobiles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those automobiles (generally within 90 days after repossession). The servicer’s Remarketing Center handles automobile sales for the servicer, including the sale of repossessed automobiles. The servicer consigns the repossessed automobiles to a local auction or to an independent transport company for transport to another auction location. Each auction site is expected to sell the automobile within 90 days of taking the automobile into inventory. Any deficiencies remaining after repossession and sale of the automobile or after the full charge-off of the receivable are pursued by or on behalf of the servicer to the extent practicable and legally permitted. We refer you to “Certain Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.” The servicer attempts to contact Obligors and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

CREDIT RISK RETENTION

Pursuant to the credit risk retention rules, 17 C.F.R. Part 246, AHFC, as the sponsor, is required to retain an economic interest in the credit risk of the securitized Receivables, either directly or through one or more majority-owned affiliates. AHFC intends to satisfy this obligation with an “eligible vertical interest” in the form of its retention of an amount equal to at least 5% of the initial principal amount of each class of notes, and retention by the depositor, its wholly owned affiliate, of at least 5% of the initial principal amount of certificates issued by the issuing entity on the Closing Date. Each of AHFC and the depositor is required to retain and may not transfer (except to AHFC or another majority-owned affiliate of AHFC) or hedge its respective portion of such interest until the latest of (i) two years after the Closing Date, (ii) the date the pool balance is 33% or less of the Initial Pool Balance, and (iii) the date the aggregate principal amount of the notes is 33% or less of the original principal amount of the notes. AHFC may not hedge or finance the retained interest during this period except as permitted under applicable law. For a description of the priority of payments on the notes and the certificates, see “Payments on the Notes—Payment of Distributable Amounts” in this prospectus.

By retaining the “eligible vertical interest,” AHFC will be a noteholder of at least 5% of each class of notes and will be entitled to receive at least 5% of all payments of interest and principal made on each class of notes and, if any class of notes incurs losses, will bear at least 5% of those losses. Each class of notes retained as part of the “eligible vertical interest” will have the same terms as all other notes in that class; provided, that notes owned by AHFC will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document. For a description of the notes, and thus of the “eligible vertical interest,” and the credit enhancement available for notes, see “The Notes” and “Credit Enhancement” in this prospectus. By retaining the certificates, the depositor will be a certificateholder and will be entitled to receive 100% of all payments on the certificates. The material terms of the certificates are described in this prospectus under “The Certificates.”

AHFC or a wholly owned affiliate may retain more than 5% of the initial principal amount of one or more classes of notes, and the depositor initially will retain 100% of the certificates. AHFC expects that the certificates will have a face amount of $40,484,086.65, if the aggregate initial principal amount of the notes is $1,578,950,000, a face amount of $47,230,533.95, if the aggregate initial principal amount of the notes is $1,842,110,000, or a face amount of $53,976,781.09 if the aggregate initial principal amount of the notes is $2,105,270,000 which in each case is equal to approximately 2.50% of the Initial Pool Balance. The certificates represent 100% of the beneficial interest in the issuing entity.

If the percentage of each class of notes and the certificates retained by AHFC or the depositor on the Closing Date is materially different from the percentage described above, within a reasonable time after the Closing Date, the issuing entity will disclose such material difference on a Form 10-D filed under the CIK number of the issuing entity.

AHFC or the depositor may transfer all or a portion of the “eligible vertical interest” to AHFC or another majority-owned affiliate of AHFC after the Closing Date.

REPURCHASE REQUESTS

The transaction documents governing prior securitization transactions involving pools of retail installment sale contracts during the three-year period ended September 30, 2026 contain covenants requiring the repurchase of an underlying receivable upon the occurrence of a breach of a related representation or warranty that materially and adversely affects the interests of the noteholders and remains uncured. During the three-year period ended September 30, 2026, neither AHFC nor any of its affiliated securitizers have received a demand to repurchase any receivable underlying a securitization of retail installment sale contracts sponsored by AHFC. AHFC, as the securitizer to cover all affiliated securitizers, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. Please refer to the Form ABS-15G filed by AHFC, on behalf of itself and its affiliated securitizers, on January 8, 2026. American Honda Finance Corporation’s CIK number is 0000864270. Additional information regarding AHFC in its capacities as sponsor, originator, servicer and administrator may be found under “The Sponsor, Originator, Servicer and Administrator” and “Description of the Transfer and Servicing Agreements.”

AFFILIATIONS AND RELATED TRANSACTIONS

The trust and the depositor are affiliates of the sponsor. There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the depositor, the trust and the sponsor. The Delaware trustee and the owner trustee are affiliates.

THE OWNER TRUSTEE

The Bank of New York Mellon is the owner trustee under the trust agreement. The Bank of New York Mellon is a New York banking corporation, and it has served as owner trustee for numerous asset-backed securitizations, including the structure referred to herein. The principal executive offices of The Bank of New York Mellon are located at 240 Greenwich Street, Floor 7 West, New York, New York 10286, Attention: Asset-Backed Securities Unit - Honda Auto Receivables 2026-4.

In the ordinary course of business, The Bank of New York Mellon, The Bank of New York Mellon Trust Company, N.A., and BNY Mellon Trust of Delaware (collectively, “BNY Mellon”) are named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, BNY Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, BNY Mellon denies liability and intends to defend the litigations vigorously.

For additional information regarding the roles and obligations of the owner trustee, see “Description of the Transfer and Servicing Agreements—Duties of the Owner Trustee, the Delaware Trustee and the Indenture Trustee.”

THE DELAWARE TRUSTEE

The Delaware trustee is BNY Mellon Trust of Delaware (“BNY Delaware”). BNY Delaware is a Delaware banking corporation and an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at 103 Bellevue Parkway, Wilmington, DE 19809, Attention: Corporate Trust Administration. BNY Delaware has acted as Delaware trustee on numerous asset-backed transactions, including the structure of the transaction referred to herein. You may contact BNY Delaware by calling (302) 791-3610.

In the ordinary course of business, The Bank of New York Mellon, The Bank of New York Mellon Trust Company, N.A., and BNY Mellon Trust of Delaware (collectively, “BNY Mellon”) are named as a defendant in legal actions. In connection with its role as trustee of certain RMBS transactions, BNY Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, BNY Mellon denies liability and intends to defend the litigations vigorously.

For additional information regarding the roles and obligations of the Delaware trustee, see “Description of the Transfer and Servicing Agreements—Duties of the Owner Trustee, the Delaware Trustee and the Indenture Trustee.”

THE INDENTURE TRUSTEE

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as the Indenture Trustee under the Indenture for the benefit of the noteholders.

U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The Indenture Trustee will maintain the accounts of the issuing entity in the name of the Indenture Trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $725 billion as of June 30, 2026, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of June 30, 2026, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with a network of more than 50 domestic offices and international locations in London, England and Dublin, Ireland. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2026, U.S. Bank was acting as trustee with respect to over 166,000 issuances of securities with an aggregate outstanding principal balance of over $7.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee will make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2026, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 225 issuances of automobile receivable-backed securities with an outstanding aggregate principal balance of approximately $96,113,500,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

Except for the immediately preceding 12 paragraphs, U.S. Bank assumes no responsibility and will have no liability for the accuracy, correctness, adequacy, or completeness of the information concerning us or our affiliates or any other party contained in this prospectus. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The indenture trustee also is entitled to those certain rights, privileges, protections, immunities, indemnities and limitations of liability as set forth in the indenture. U.S. Bank is not affiliated with AHFC or any of its affiliates. AHFC and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. The administrator will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified costs, fees, losses, liabilities, and/or expenses (including attorney’s fees and expenses) incurred by the indenture trustee in connection with the transaction documents.  To the extent these fees and indemnification amounts are not paid by the administrator, they will be payable out of Available Amounts as described in “Payments on the Notes—Payment of Distributable Amounts” in this prospectus.

U.S. Bank N.A. will also act as the calculation agent. The calculation agent will obtain the SOFR Rate and calculate the interest rate for the class A-2b Notes as described under “The Notes–Payments of Interest—Effect of Benchmark Transition Event.” If the administrator has determined prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the administrator will determine an alternative Benchmark in accordance with the Benchmark Replacement provisions described under “The Notes–Payments of Interest—Effect of Benchmark Transition Event.”

For additional information regarding the roles and obligations of the indenture trustee, see “Description of the Transfer and Servicing Agreements—Duties of the Owner Trustee, the Delaware Trustee and the Indenture Trustee.”

LIMITATION OF LIABILITY AND RESIGNATION OF THE TRUSTEES

The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee, the Delaware trustee and the indenture trustee and their affiliates. We sometimes collectively refer to the indenture trustee, the Delaware trustee and the owner trustee as the “trustees.”

Any trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that trustee set forth in the trust agreement, sale and servicing agreement or indenture, as applicable. Under the indenture, the indenture trustee, and its officers, directors, employees and agents, are indemnified by the administrator for all costs, fees, losses, liabilities and expenses (including, but not limited to, attorney’s fees) incurred in connection with the performance of its duties, except those resulting from its own willful misconduct, negligence or bad faith. Under the trust agreement, (i) the owner trustee will not be held answerable or accountable under any circumstances except for those arising from its own willful misconduct, bad faith or gross negligence or for inaccuracies in any representations or warranties expressly made by the owner trustee and (ii) the Delaware trustee will not be held answerable or accountable under any circumstances except for those arising from its own willful misconduct, bad faith or gross negligence or for inaccuracies in any representations or warranties expressly made by the Delaware trustee. In addition, each of the Delaware trustee and the owner trustee has the right to seek adequate security or indemnities from the related certificateholders prior to the undertaking of any course of action requested by such certificateholders. Pursuant to the administration agreement, the administrator will provide the required indemnification to each trustee; however, if the administrator is unable to pay these obligations, they would be an obligation of the issuing entity. See “Description of the Transfer and Servicing Agreements—Administration Agreement.”

A trustee may resign at any time, in which event the issuing entity (in the case of the indenture trustee) or the administrator, or its successor, (in the case of the owner trustee or the Delaware trustee) will be obligated to appoint a successor thereto. In addition, AHFC, in its capacity as administrator under the administration agreement, which we refer to in this prospectus as the “administrator,” on behalf of the issuing entity, may also remove a trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the trust agreement or indenture, as applicable. Under the administration agreement, the administrator will be liable for any resulting expenses, but if the administrator is not able to pay, any transition expenses would become an obligation of the issuing entity. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

For additional information regarding the roles and obligations of the trustees, see “Description of the Transfer and Servicing Agreements—Duties of the Owner Trustee, the Delaware Trustee and the Indenture Trustee.”

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, has been appointed as asset representations reviewer pursuant to an agreement among the sponsor, the servicer, the issuing entity and the asset representations reviewer. Clayton has been engaged as the asset representations reviewer on more than 900 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

The asset representations reviewer is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates has provided independent due diligence loan review and servicer oversight services since 1989.  The asset representations reviewer and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. The asset representations reviewer and its affiliates have performed over 17 million loan reviews and provided ongoing services to over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although the asset representations reviewer and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee, the Delaware trustee, the underwriters or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the Receivables. The asset representations reviewer may not resign unless the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or an underwriter to perform pre-closing due diligence work on the Receivables. Upon the occurrence of such an event, the asset representations reviewer shall promptly resign and the servicer shall appoint a successor asset representations reviewer. All reasonable costs and expenses incurred in connection with the required resignation of the asset representations reviewer and the appointment of a successor asset representations reviewer shall be paid by the predecessor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Receivables for compliance with the Pool Asset Representations. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “Description of the Transfer and Servicing Agreements—Asset Representations Review—Fees and Expenses for Asset Review.” The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “Description of the Transfer and Servicing Agreements—Asset Representations Review.” The servicer is required under the asset representations review agreement to provide the asset representations reviewer copies of the receivable files and to make available to the asset representations reviewer the related contracts and records maintained by such person during normal business hours upon reasonable prior written notice in connection with a review of the Receivables. The asset representations reviewer will be required to keep all information about the Receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law.

The asset representations reviewer will not be liable to any person for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment. However, the asset representations reviewer will be liable for its willful misconduct, bad faith, breach of the asset representations review agreement or negligence in performing its obligations thereunder. The sponsor will indemnify the asset representations reviewer and its officers, directors, employees and agents for all costs, expenses, losses, damages and liabilities arising from the performance of the asset representations reviewer’s obligations under the asset representations review agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence, failure to comply with requirements of applicable laws or breach of any of its representations, warranties, covenants or other obligations under the asset representations review agreement. The fees and expenses and indemnity payments of the asset representations reviewer due pursuant to the asset representations review agreement will be paid by the sponsor under the asset representations review agreement. To the extent these fees and expenses and indemnity payments are unpaid for at least 60 days, they will be payable out of Available Amounts as described in “Payments on the Notes—Payment of Distributable Amounts.”

THE RECEIVABLES

General

The property of the trust will consist of the Receivables. The Receivables were originated by Dealers in accordance with AHFC’s requirements under the Dealer Agreements. The Receivables evidence the indirect financing made available by AHFC to the Obligors. The Receivables are secured by the Financed Vehicles and all principal and interest payments due on or after the Cutoff Date and other property specified in the related Receivable.

AHFC purchased the Receivables from the Dealers in the ordinary course of business in accordance with AHFC’s underwriting guidelines. For a more detailed description of AHFC’s underwriting guidelines, we refer you to “The Sponsor, Originator, Servicer and Administrator—Origination.”

On or before the Closing Date, AHFC will sell the Receivables to the depositor pursuant to the receivables purchase agreement. The depositor will, in turn, sell the Receivables to the trust on the Closing Date pursuant to the sale and servicing agreement. For a description of the agreements governing the sale and assignment of the Receivables to the trust, see “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties.”

AHFC will continue to service the Receivables in its capacity as servicer.

Characteristics of the Receivables

The Receivables to be held by the trust will be selected from those motor vehicle retail installment sale contracts in AHFC’s portfolio that meet several criteria as of the Cutoff Date. These criteria provide that each Receivable:

•	was originated by a dealer located in the United States and the Obligor is not (according to the records of AHFC) a federal, state or local governmental entity;

•	has a contractual annual percentage rate specified in the promissory note associated with each Receivable (which we refer to in this prospectus as the “APR”) of at least 0.50%;

•	has an original term to maturity of not more than 72 months;

•	is not more than 30 days past due;

•	has been entered into by an Obligor that was not in bankruptcy proceedings or is bankrupt or insolvent (according to the records of AHFC);

•	is attributable to the purchase of a new or used Honda or Acura automobile or light-duty truck and is secured by that automobile;

•	provides for the related monthly payment on a Financed Vehicle owed by the related Obligor (each such payment, a “Scheduled Payment”) according to the simple interest method (as described below); and

•	except as otherwise permitted under the sale and servicing agreement, provides for scheduled monthly payments that fully amortize the amount financed by such Receivable over its original term (except that the first or last payment in the life of the Receivable may be minimally different from the level payment).

Payments on Receivables using the “simple interest method” will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the Principal Balance will be correspondingly greater, and the Principal Balance will be amortized more rapidly than scheduled.

The ability of the servicer to make modifications on the Receivables is not expected to have a material impact on the distributions on the notes described in this prospectus. For a description of the servicer’s ability to make modifications to the Receivables, see “Description of the Transfer and Servicing Agreements—Servicing Procedures.”

No selection procedures believed to be adverse to the noteholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts or from the receivables in any pool. For a description of AHFC’s loss and delinquency experience on its managed pool portfolio, see “The Sponsor, Originator, Servicer and Administrator—Servicing Experience.”

Pool Underwriting

The pool of receivables for the trust consists of the Receivables sold on or before the Closing Date by AHFC to the depositor pursuant to the receivables purchase agreement and subsequently sold by the depositor to the trust pursuant to the sale and servicing agreement.

The Receivables have been originated by Dealers in accordance with AHFC’s requirements and subsequently purchased by AHFC in the ordinary course of business from Dealers pursuant to Dealer Agreements. The Receivables evidence the indirect financing made available by AHFC to the related Obligors in connection with the purchase by such Obligors of the related Financed Vehicles. AHFC purchases Receivables from Dealers originated in accordance with AHFC’s underwriting guidelines and credit standards, as described under “The Sponsor, Originator, Servicer and Administrator—Origination.”

The Receivables were selected from AHFC’s portfolio of automobile and/or light-duty truck retail installment sales contracts that meet several criteria as described above under “The Receivables—Characteristics of the Receivables.”

Any Receivable for which AHFC’s records as of the Cutoff Date indicate that the related obligor is currently in an extension period has been excluded from the receivables pool.

Composition of the Receivables as of the Cutoff Date

If the aggregate initial principal amount of the notes is $1,578,950,000, the receivables will possess the following characteristics as of the Cutoff Date:

Aggregate Principal Balance	$1,619,434,086.65
Number of Receivables	65,226
Average Principal Balance	$24,828.05
Range of Principal Balances	$1,000.06 to $94,013.27
Average Original Amount Financed	$32,123.05
Range of Original Amount Financed	$4,000.00 to $98,533.68
Weighted Average APR(1)	4.81%
Range of APRs	0.90% to 24.62%
Weighted Average Original Term to Maturity(1)	61.59 months
Range of Stated Original Terms to Maturity	24 months to 72 months
Weighted Average Remaining Term to Maturity(1)	50.45 months
Range of Remaining Terms to Maturity	7 months to 71 months
Percentage by Principal Balance of Receivables of Used Automobiles	14.03%
Percentage by Principal Balance of Receivables of New Automobiles	85.97%
Percentage by Principal Balance of Receivables of Honda Automobiles	90.51%
Percentage by Principal Balance of Receivables of Acura Automobiles	9.49%
Range of FICO scores(2)(3)	394 to 900
Non-Zero Weighted Average FICO score(1)(2)(3)	772
Percentage by Principal Balance of Receivables of Internal Combustion Engine Automobiles	68.75%
Percentage by Principal Balance of Receivables of Hybrid Electric Automobiles	31.25%
Percentage by Principal Balance of Receivables of Plug-In Hybrid Electric Automobiles	0.00%(4)
Percentage by Principal Balance of Receivables of Battery Electric Automobiles	0.00%

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Less than 0.005% but greater than zero.

If the aggregate initial principal amount of the notes is $1,842,110,000, the receivables will possess the following characteristics as of the Cutoff Date:

Aggregate Principal Balance	$1,889,340,533.95
Number of Receivables	76,146
Average Principal Balance	$24,812.08
Range of Principal Balances	$1,000.06 to $94,013.27
Average Original Amount Financed	$32,085.69
Range of Original Amount Financed	$4,000.00 to $98,533.68
Weighted Average APR(1)	4.81%
Range of APRs	0.90% to 24.62%
Weighted Average Original Term to Maturity(1)	61.56 months
Range of Stated Original Terms to Maturity	24 months to 72 months
Weighted Average Remaining Term to Maturity(1)	50.46 months
Range of Remaining Terms to Maturity	7 months to 71 months
Percentage by Principal Balance of Receivables of Used Automobiles	14.03%
Percentage by Principal Balance of Receivables of New Automobiles	85.97%
Percentage by Principal Balance of Receivables of Honda Automobiles	90.56%
Percentage by Principal Balance of Receivables of Acura Automobiles	9.44%
Range of FICO scores(2)(3)	394 to 900
Non-Zero Weighted Average FICO score(1)(2)(3)	772
Percentage by Principal Balance of Receivables of Internal Combustion Engine Automobiles	68.64%
Percentage by Principal Balance of Receivables of Hybrid Electric Automobiles	31.36%
Percentage by Principal Balance of Receivables of Plug-In Hybrid Electric Automobiles	0.00%(4)
Percentage by Principal Balance of Receivables of Battery Electric Automobiles	0.00%

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Less than 0.005% but greater than zero.

If the aggregate initial principal amount of the notes is $2,105,270,000, the receivables will possess the following characteristics as of the Cutoff Date:

Aggregate Principal Balance	$2,159,246,781.09
Number of Receivables	86,935
Average Principal Balance	$24,837.49
Range of Principal Balances	$1,000.06 to $94,013.27
Average Original Amount Financed	$32,108.70
Range of Original Amount Financed	$4,000.00 to $98,533.68
Weighted Average APR(1)	4.81%
Range of APRs	0.90% to 24.62%
Weighted Average Original Term to Maturity(1)	61.57 months
Range of Stated Original Terms to Maturity	24 months to 72 months
Weighted Average Remaining Term to Maturity(1)	50.47 months
Range of Remaining Terms to Maturity	7 months to 71 months
Percentage by Principal Balance of Receivables of Used Automobiles	14.03%
Percentage by Principal Balance of Receivables of New Automobiles	85.97%
Percentage by Principal Balance of Receivables of Honda Automobiles	90.51%
Percentage by Principal Balance of Receivables of Acura Automobiles	9.49%
Range of FICO scores(2)(3)	394 to 900
Non-Zero Weighted Average FICO score(1)(2)(3)	772
Percentage by Principal Balance of Receivables of Internal Combustion Engine Automobiles	68.72%
Percentage by Principal Balance of Receivables of Hybrid Electric Automobiles	31.28%
Percentage by Principal Balance of Receivables of Plug-In Hybrid Electric Automobiles	0.00%(4)
Percentage by Principal Balance of Receivables of Battery Electric Automobiles	0.00%

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Less than 0.005% but greater than zero.

Distribution of the Receivables by APR as of the Cutoff Date
(Percentages may not add to 100.00% due to rounding)

If the aggregate initial principal amount of the notes is $1,578,950,000, the distribution of the receivables by APR as of the Cutoff Date will be as follows:

Range of APRs (%)	Number of Receivables	Percentage of Aggregate Number of Receivables		Pool Balance	Percentage of Pool Balance		Non-Zero Weighted Average FICO Scores(1)(2)
0.01 - 1.00	1,128	1.73%		$23,769,991.04	1.47%		814
1.01 - 2.00	2,560	3.92		56,696,222.34	3.50		783
2.01 - 3.00	7,614	11.67		148,077,913.06	9.14		802
3.01 - 4.00	15,450	23.69		369,457,894.19	22.81		793
4.01 - 5.00	17,340	26.58		470,603,792.53	29.06		771
5.01 - 6.00	11,599	17.78		310,415,195.24	19.17		755
6.01 - 7.00	4,157	6.37		108,942,898.84	6.73		752
7.01 - 8.00	3,130	4.80		81,846,761.50	5.05		750
8.01 - 9.00	1,017	1.56		23,292,591.41	1.44		720
9.01 - 10.00	564	0.86		12,370,485.00	0.76		704
10.01 - 11.00	277	0.42		5,900,041.56	0.36		681
11.01 - 12.00	153	0.23		3,277,789.75	0.20		657
12.01 - 13.00	92	0.14		1,938,774.69	0.12		643
13.01 - 14.00	53	0.08		1,052,073.38	0.06		612
14.01 - 15.00	18	0.03		326,565.14	0.02		593
15.01 - 16.00	26	0.04		463,447.68	0.03		583
16.01 - 17.00	13	0.02		256,825.66	0.02		585
17.01 - 18.00	11	0.02		261,114.59	0.02		579
18.01 - 19.00	7	0.01		189,569.59	0.01		588
19.01 - 20.00	10	0.02		161,197.06	0.01		539
20.01 - 21.00	3	0.00	(3)	77,165.40	0.00	(3)	573
21.01 - 22.00	1	0.00	(3)	6,435.41	0.00	(3)	573
22.01 - 23.00	2	0.00	(3)	33,009.32	0.00	(3)	590
24.01 and greater	1	0.00	(3)	16,332.27	0.00	(3)	585
Total:	65,226	100.00%		$1,619,434,086.65	100.00%		772

(1)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(2)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(3)	Less than 0.005% but greater than zero.

If the aggregate initial principal amount of the notes is $1,842,110,000, the distribution of the receivables by APR as of the Cutoff Date will be as follows:

Range of APRs (%)	Number of Receivables	Percentage of Aggregate Number of Receivables		Pool Balance	Percentage of Pool Balance		Non-Zero Weighted Average FICO Scores(1)(2)
0.01 - 1.00	1,292	1.70%		$26,974,328.80	1.43%		815
1.01 - 2.00	2,956	3.88		65,523,956.91	3.47		783
2.01 - 3.00	8,928	11.72		173,605,919.60	9.19		802
3.01 - 4.00	18,059	23.72		431,476,765.40	22.84		792
4.01 - 5.00	20,283	26.64		550,900,020.20	29.16		771
5.01 - 6.00	13,478	17.70		360,230,069.59	19.07		755
6.01 - 7.00	4,855	6.38		127,305,754.95	6.74		752
7.01 - 8.00	3,672	4.82		95,537,924.39	5.06		751
8.01 - 9.00	1,170	1.54		26,662,271.09	1.41		720
9.01 - 10.00	657	0.86		14,461,385.43	0.77		702
10.01 - 11.00	330	0.43		7,051,377.94	0.37		682
11.01 - 12.00	184	0.24		3,916,805.03	0.21		659
12.01 - 13.00	111	0.15		2,368,139.34	0.13		640
13.01 - 14.00	60	0.08		1,174,355.82	0.06		609
14.01 - 15.00	25	0.03		484,659.48	0.03		597
15.01 - 16.00	29	0.04		512,885.65	0.03		586
16.01 - 17.00	14	0.02		257,865.90	0.01		585
17.01 - 18.00	16	0.02		372,957.10	0.02		577
18.01 - 19.00	9	0.01		212,221.05	0.01		586
19.01 - 20.00	10	0.01		161,197.06	0.01		539
20.01 - 21.00	3	0.00	(3)	77,165.40	0.00	(3)	573
21.01 - 22.00	1	0.00	(3)	6,435.41	0.00	(3)	573
22.01 - 23.00	2	0.00	(3)	33,009.32	0.00	(3)	590
24.01 and greater	2	0.00	(3)	33,063.09	0.00	(3)	592
Total:	76,146	100.00%		$1,889,340,533.95	100.00%		772

(1)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(2)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(3)	Less than 0.005% but greater than zero.

If the aggregate initial principal amount of the notes is $2,105,270,000, the distribution of the receivables by APR as of the Cutoff Date will be as follows:

Range of APRs (%)	Number of Receivables	Percentage of Aggregate Number of Receivables		Pool Balance	Percentage of Pool Balance		Non-Zero Weighted Average FICO Scores(1)(2)
0.01 - 1.00	1,483	1.71%		$30,864,288.23	1.43%		815
1.01 - 2.00	3,347	3.85		74,379,653.62	3.44		784
2.01 - 3.00	10,159	11.69		197,251,974.37	9.14		802
3.01 - 4.00	20,611	23.71		493,504,549.56	22.86		793
4.01 - 5.00	23,212	26.70		631,374,957.16	29.24		770
5.01 - 6.00	15,357	17.66		410,575,682.44	19.01		755
6.01 - 7.00	5,599	6.44		146,676,397.24	6.79		752
7.01 - 8.00	4,188	4.82		109,038,045.10	5.05		751
8.01 - 9.00	1,335	1.54		30,351,962.55	1.41		721
9.01 - 10.00	749	0.86		16,500,337.59	0.76		700
10.01 - 11.00	373	0.43		7,951,209.93	0.37		681
11.01 - 12.00	209	0.24		4,506,797.04	0.21		658
12.01 - 13.00	123	0.14		2,613,450.95	0.12		640
13.01 - 14.00	64	0.07		1,256,948.15	0.06		610
14.01 - 15.00	31	0.04		565,630.53	0.03		598
15.01 - 16.00	32	0.04		573,610.74	0.03		588
16.01 - 17.00	16	0.02		291,918.39	0.01		590
17.01 - 18.00	17	0.02		393,762.16	0.02		579
18.01 - 19.00	9	0.01		212,221.05	0.01		586
19.01 - 20.00	11	0.01		179,261.11	0.01		538
20.01 - 21.00	5	0.01		111,615.36	0.01		558
21.01 - 22.00	1	0.00	(3)	6,435.41	0.00	(3)	573
22.01 - 23.00	2	0.00	(3)	33,009.32	0.00	(3)	590
24.01 and greater	2	0.00	(3)	33,063.09	0.00	(3)	592
Total:	86,935	100.00%		$2,159,246,781.09	100.00%		772

(1)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(2)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(3)	Less than 0.005% but greater than zero.

Distribution of the Receivables by Top 25 States as of the Cutoff Date(1)
(Percentages may not add to 100.00% due to rounding)

If the aggregate initial principal amount of the notes is $1,578,950,000, the distribution of the receivables by state as of the Cutoff Date will be as follows:

Distribution of the Receivables by State(1)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(2)	Non-Zero Weighted Average FICO Scores(3)(4)
California	9,241	14.17%	$235,646,375.22	14.55%	5.19%	756
Texas	8,648	13.26	221,316,726.55	13.67	4.65	765
Florida	3,621	5.55	91,564,953.16	5.65	5.10	752
Illinois	3,635	5.57	90,744,756.89	5.60	4.43	780
New York	3,728	5.72	84,302,150.43	5.21	5.39	774
Ohio	3,141	4.82	73,624,618.22	4.55	4.77	785
North Carolina	2,863	4.39	73,354,173.64	4.53	4.70	769
Virginia	2,544	3.90	66,415,890.54	4.10	4.58	780
New Jersey	2,675	4.10	63,045,395.00	3.89	5.18	771
Georgia	1,987	3.05	52,759,313.15	3.26	4.65	770
Massachusetts	1,778	2.73	40,701,980.62	2.51	5.04	781
South Carolina	1,308	2.01	33,070,681.43	2.04	4.77	770
Tennessee	1,235	1.89	32,823,667.70	2.03	4.63	778
Louisiana	1,137	1.74	31,967,899.17	1.97	4.84	753
Indiana	1,167	1.79	29,586,691.78	1.83	4.78	784
Washington	1,142	1.75	27,835,715.67	1.72	4.08	793
Missouri	1,154	1.77	27,102,631.17	1.67	4.48	786
Minnesota	1,074	1.65	26,894,459.63	1.66	4.42	794
Wisconsin	1,137	1.74	26,535,022.06	1.64	4.45	808
Michigan	995	1.53	22,842,763.08	1.41	4.47	788
Arizona	932	1.43	22,650,090.51	1.40	4.92	776
Alabama	769	1.18	19,935,168.63	1.23	4.53	775
Mississippi	692	1.06	19,305,401.42	1.19	4.75	757
Connecticut	847	1.30	19,187,197.52	1.18	4.93	781
Kentucky	678	1.04	16,825,210.90	1.04	5.08	787
Other	7,098	10.88	169,395,152.56	10.46	4.58	783
Total:	65,226	100.00%	$1,619,434,086.65	100.00%	4.81%	772

(1)	Based solely on the billing address of the related Obligor.

(2)	Weighted by Pool Balance as of the Cutoff Date.

(3)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(4)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $1,842,110,000, the distribution of the receivables by state as of the Cutoff Date will be as follows:

Distribution of the Receivables by State(1)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(2)	Non-Zero Weighted Average FICO Scores(3)(4)
California	10,767	14.14%	$274,466,261.24	14.53%	5.18%	756
Texas	10,058	13.21	257,883,579.59	13.65	4.66	765
Florida	4,231	5.56	106,933,762.29	5.66	5.10	753
Illinois	4,276	5.62	106,149,673.43	5.62	4.42	781
New York	4,364	5.73	98,822,065.28	5.23	5.39	773
Ohio	3,662	4.81	85,947,061.43	4.55	4.77	785
North Carolina	3,320	4.36	84,958,750.05	4.50	4.71	769
Virginia	3,008	3.95	78,139,492.23	4.14	4.57	779
New Jersey	3,102	4.07	73,162,528.81	3.87	5.20	772
Georgia	2,337	3.07	61,856,412.80	3.27	4.65	769
Massachusetts	2,074	2.72	47,333,067.65	2.51	5.04	782
South Carolina	1,524	2.00	38,403,083.57	2.03	4.75	770
Tennessee	1,431	1.88	37,815,682.46	2.00	4.63	780
Louisiana	1,322	1.74	37,203,077.89	1.97	4.85	753
Indiana	1,365	1.79	34,517,207.67	1.83	4.81	783
Washington	1,325	1.74	32,625,605.66	1.73	4.07	793
Wisconsin	1,360	1.79	31,772,936.68	1.68	4.49	806
Minnesota	1,256	1.65	31,253,209.66	1.65	4.43	794
Missouri	1,340	1.76	31,123,750.52	1.65	4.47	787
Michigan	1,164	1.53	26,700,930.34	1.41	4.46	788
Arizona	1,092	1.43	26,434,046.42	1.40	4.91	777
Alabama	923	1.21	24,038,538.00	1.27	4.54	773
Connecticut	1,003	1.32	22,653,115.60	1.20	4.96	781
Mississippi	785	1.03	21,867,756.76	1.16	4.75	757
Kentucky	796	1.05	19,806,180.38	1.05	5.04	785
Other	8,261	10.85	197,472,757.54	10.45	4.59	783
Total:	76,146	100.00%	$1,889,340,533.95	100.00%	4.81%	772

(1)	Based solely on the billing address of the related Obligor.

(2)	Weighted by Pool Balance as of the Cutoff Date.

(3)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(4)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $2,105,270,000, the distribution of the receivables by state as of the Cutoff Date will be as follows:

Distribution of the Receivables by State(1)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(2)	Non-Zero Weighted Average FICO Scores(3)(4)
California	12,306	14.16%	$314,001,917.42	14.54%	5.17%	756
Texas	11,482	13.21	294,806,290.37	13.65	4.66	765
Florida	4,811	5.53	122,371,193.18	5.67	5.10	752
Illinois	4,828	5.55	120,159,700.65	5.56	4.42	781
New York	5,013	5.77	113,734,545.35	5.27	5.40	773
Ohio	4,171	4.80	98,240,818.92	4.55	4.75	785
North Carolina	3,798	4.37	96,918,545.74	4.49	4.73	769
Virginia	3,422	3.94	89,009,111.94	4.12	4.57	780
New Jersey	3,530	4.06	83,289,847.08	3.86	5.19	772
Georgia	2,657	3.06	70,562,612.58	3.27	4.66	769
Massachusetts	2,367	2.72	53,889,605.25	2.50	5.08	782
South Carolina	1,742	2.00	43,958,714.65	2.04	4.77	770
Tennessee	1,629	1.87	42,990,787.06	1.99	4.63	780
Louisiana	1,502	1.73	42,182,745.22	1.95	4.83	752
Indiana	1,559	1.79	38,939,837.30	1.80	4.79	784
Washington	1,503	1.73	37,155,809.30	1.72	4.08	792
Wisconsin	1,552	1.79	36,492,115.03	1.69	4.49	805
Missouri	1,560	1.79	36,411,588.88	1.69	4.48	787
Minnesota	1,444	1.66	36,075,389.32	1.67	4.43	794
Arizona	1,269	1.46	30,747,696.63	1.42	4.92	777
Michigan	1,318	1.52	30,056,021.17	1.39	4.46	787
Alabama	1,066	1.23	27,633,716.74	1.28	4.52	774
Connecticut	1,170	1.35	26,409,101.59	1.22	4.99	781
Mississippi	887	1.02	24,578,234.00	1.14	4.75	757
Kentucky	920	1.06	22,882,517.96	1.06	5.01	784
Other	9,429	10.85	225,748,317.76	10.45	4.59	784
Total:	86,935	100.00%	$2,159,246,781.09	100.00%	4.81%	772

(1)	Based solely on the billing address of the related Obligor.

(2)	Weighted by Pool Balance as of the Cutoff Date.

(3)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(4)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Principal Balance as of the Cutoff Date
(Percentages may not add to 100.00% due to rounding)

If the aggregate initial principal amount of the notes is $1,578,950,000, the distribution of the receivables by principal balance as of the Cutoff Date will be as follows:

Range of Principal Balances ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00	1,629	2.50%	$5,596,458.95	0.35%	3.81%	795
5,000.01 - 10,000.00	4,462	6.84	34,500,122.55	2.13	4.18	797
10,000.01 - 15,000.00	7,088	10.87	89,893,352.53	5.55	4.54	796
15,000.01 - 20,000.00	10,004	15.34	176,004,112.58	10.87	4.73	791
20,000.01 - 25,000.00	11,058	16.95	249,150,952.33	15.39	4.84	780
25,000.01 - 30,000.00	10,717	16.43	293,889,291.07	18.15	4.86	773
30,000.01 - 35,000.00	8,715	13.36	282,176,082.85	17.42	4.85	765
35,000.01 - 40,000.00	5,594	8.58	208,824,856.85	12.89	4.85	760
40,000.01 - 45,000.00	2,976	4.56	125,613,725.28	7.76	4.84	760
45,000.01 - 50,000.00	1,588	2.43	75,054,619.85	4.63	4.90	756
50,000.01 - 55,000.00	734	1.13	38,308,054.78	2.37	4.91	757
55,000.01 - 60,000.00	368	0.56	21,055,364.66	1.30	5.00	751
60,000.01 - 65,000.00	163	0.25	10,135,218.99	0.63	4.77	752
65,000.01 - 70,000.00	71	0.11	4,775,147.02	0.29	4.70	759
70,000.01 - 75,000.00	36	0.06	2,608,934.77	0.16	4.56	768
75,000.01 - 80,000.00	13	0.02	1,000,978.05	0.06	4.51	735
80,000.01 and greater	10	0.02	846,813.54	0.05	4.11	742
Total:	65,226	100.00%	$1,619,434,086.65	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $1,842,110,000, the distribution of the receivables by principal balance as of the Cutoff Date will be as follows:

Range of Principal Balances ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00	1,911	2.51%	$6,585,912.98	0.35%	3.81%	795
5,000.01 - 10,000.00	5,203	6.83	40,276,364.32	2.13	4.18	798
10,000.01 - 15,000.00	8,278	10.87	104,965,641.30	5.56	4.54	796
15,000.01 - 20,000.00	11,692	15.35	205,753,382.38	10.89	4.73	791
20,000.01 - 25,000.00	12,950	17.01	291,806,857.25	15.44	4.85	780
25,000.01 - 30,000.00	12,502	16.42	342,881,572.22	18.15	4.86	773
30,000.01 - 35,000.00	10,156	13.34	328,813,310.82	17.40	4.85	765
35,000.01 - 40,000.00	6,534	8.58	243,892,823.39	12.91	4.85	759
40,000.01 - 45,000.00	3,471	4.56	146,501,554.00	7.75	4.84	760
45,000.01 - 50,000.00	1,820	2.39	85,977,516.43	4.55	4.89	755
50,000.01 - 55,000.00	858	1.13	44,766,879.97	2.37	4.90	759
55,000.01 - 60,000.00	435	0.57	24,906,410.16	1.32	4.97	755
60,000.01 - 65,000.00	187	0.25	11,620,019.54	0.62	4.80	756
65,000.01 - 70,000.00	80	0.11	5,381,036.00	0.28	4.71	757
70,000.01 - 75,000.00	43	0.06	3,120,461.06	0.17	4.61	763
75,000.01 - 80,000.00	15	0.02	1,156,484.22	0.06	4.23	744
80,000.01 and greater	11	0.01	934,307.91	0.05	4.10	734
Total:	76,146	100.00%	$1,889,340,533.95	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $2,105,270,000, the distribution of the receivables by principal balance as of the Cutoff Date will be as follows:

Range of Principal Balances ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00	2,163	2.49%	$7,460,490.56	0.35%	3.81%	795
5,000.01 - 10,000.00	5,915	6.80	45,776,287.13	2.12	4.18	798
10,000.01 - 15,000.00	9,476	10.90	120,194,020.32	5.57	4.53	797
15,000.01 - 20,000.00	13,297	15.30	233,959,573.12	10.84	4.73	791
20,000.01 - 25,000.00	14,818	17.04	333,944,670.68	15.47	4.85	780
25,000.01 - 30,000.00	14,306	16.46	392,310,758.29	18.17	4.87	773
30,000.01 - 35,000.00	11,512	13.24	372,780,471.96	17.26	4.86	764
35,000.01 - 40,000.00	7,494	8.62	279,726,571.99	12.95	4.85	760
40,000.01 - 45,000.00	3,985	4.58	168,211,995.82	7.79	4.83	759
45,000.01 - 50,000.00	2,077	2.39	98,114,277.04	4.54	4.90	756
50,000.01 - 55,000.00	1,005	1.16	52,428,995.57	2.43	4.90	759
55,000.01 - 60,000.00	494	0.57	28,271,290.34	1.31	4.95	755
60,000.01 - 65,000.00	209	0.24	12,992,795.52	0.60	4.83	756
65,000.01 - 70,000.00	100	0.12	6,723,426.18	0.31	4.70	757
70,000.01 - 75,000.00	50	0.06	3,626,333.19	0.17	4.57	763
75,000.01 - 80,000.00	20	0.02	1,545,145.43	0.07	4.25	758
80,000.01 and greater	14	0.02	1,179,677.95	0.05	4.15	739
Total:	86,935	100.00%	$2,159,246,781.09	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Original Amount Financed as of the Cutoff Date

(Percentages may not add to 100.00% due to rounding)

If the aggregate initial principal amount of the notes is $1,578,950,000, the distribution of the receivables by original amount financed as of the Cutoff Date will be as follows:

Range of Original Amount Financed ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00	92	0.14%	$345,722.92	0.02%	3.83%	791
5,000.01 - 10,000.00	1,123	1.72	6,863,258.22	0.42	4.04	793
10,000.01 - 15,000.00	2,932	4.50	27,724,845.26	1.71	4.18	796
15,000.01 - 20,000.00	5,512	8.45	72,905,638.75	4.50	4.37	795
20,000.01 - 25,000.00	8,018	12.29	135,990,544.18	8.40	4.64	789
25,000.01 - 30,000.00	10,781	16.53	226,985,565.58	14.02	4.87	778
30,000.01 - 35,000.00	11,706	17.95	291,228,909.85	17.98	4.95	773
35,000.01 - 40,000.00	10,154	15.57	294,530,748.85	18.19	4.88	767
40,000.01 - 45,000.00	6,910	10.59	228,893,861.14	14.13	4.80	765
45,000.01 - 50,000.00	3,896	5.97	144,884,183.27	8.95	4.78	764
50,000.01 - 55,000.00	2,080	3.19	86,661,696.57	5.35	4.84	764
55,000.01 - 60,000.00	1,073	1.65	49,949,206.95	3.08	4.78	762
60,000.01 - 65,000.00	501	0.77	25,764,552.91	1.59	4.88	756
65,000.01 - 70,000.00	254	0.39	14,191,697.61	0.88	4.83	757
70,000.01 - 75,000.00	119	0.18	7,171,659.57	0.44	4.88	748
75,000.01 - 80,000.00	45	0.07	3,023,463.22	0.19	4.58	760
80,000.01 - 85,000.00	18	0.03	1,323,284.62	0.08	4.49	752
85,000.01 - 90,000.00	8	0.01	656,291.25	0.04	4.32	735
90,000.01 and greater	4	0.01	338,955.93	0.02	4.65	779
Total:	65,226	100.00%	$1,619,434,086.65	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $1,842,110,000, the distribution of the receivables by original amount financed as of the Cutoff Date will be as follows:

Range of Original Amount Financed ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00	102	0.13%	$380,629.82	0.02%	3.80%	793
5,000.01 - 10,000.00	1,332	1.75	8,122,816.94	0.43	4.01	793
10,000.01 - 15,000.00	3,448	4.53	32,675,617.12	1.73	4.17	796
15,000.01 - 20,000.00	6,445	8.46	85,471,815.56	4.52	4.38	794
20,000.01 - 25,000.00	9,395	12.34	159,563,347.86	8.45	4.65	789
25,000.01 - 30,000.00	12,584	16.53	264,924,251.49	14.02	4.87	779
30,000.01 - 35,000.00	13,690	17.98	340,807,492.99	18.04	4.96	773
35,000.01 - 40,000.00	11,789	15.48	342,572,398.41	18.13	4.87	767
40,000.01 - 45,000.00	8,082	10.61	267,794,090.97	14.17	4.81	765
45,000.01 - 50,000.00	4,510	5.92	167,448,804.57	8.86	4.78	764
50,000.01 - 55,000.00	2,424	3.18	100,891,988.02	5.34	4.83	764
55,000.01 - 60,000.00	1,241	1.63	57,554,612.72	3.05	4.78	763
60,000.01 - 65,000.00	597	0.78	30,816,232.82	1.63	4.87	759
65,000.01 - 70,000.00	288	0.38	16,119,387.31	0.85	4.83	756
70,000.01 - 75,000.00	133	0.17	8,046,514.96	0.43	4.88	754
75,000.01 - 80,000.00	50	0.07	3,369,369.77	0.18	4.60	760
80,000.01 - 85,000.00	22	0.03	1,618,438.44	0.09	4.46	749
85,000.01 - 90,000.00	9	0.01	736,273.88	0.04	4.01	747
90,000.01 and greater	5	0.01	426,450.30	0.02	4.51	754
Total:	76,146	100.00%	$1,889,340,533.95	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $2,105,270,000, the distribution of the receivables by original amount financed as of the Cutoff Date will be as follows:

Range of Original Amount Financed ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00	121	0.14%	$454,474.89	0.02%	3.74%	792
5,000.01 - 10,000.00	1,520	1.75	9,226,301.63	0.43	3.99	793
10,000.01 - 15,000.00	3,912	4.50	37,157,207.44	1.72	4.17	797
15,000.01 - 20,000.00	7,387	8.50	98,034,106.52	4.54	4.37	795
20,000.01 - 25,000.00	10,688	12.29	181,608,626.04	8.41	4.65	789
25,000.01 - 30,000.00	14,354	16.51	302,220,205.41	14.00	4.88	778
30,000.01 - 35,000.00	15,594	17.94	388,363,551.36	17.99	4.96	772
35,000.01 - 40,000.00	13,469	15.49	391,052,366.97	18.11	4.88	766
40,000.01 - 45,000.00	9,230	10.62	305,764,338.74	14.16	4.81	765
45,000.01 - 50,000.00	5,159	5.93	191,775,668.50	8.88	4.77	764
50,000.01 - 55,000.00	2,795	3.22	116,554,802.07	5.40	4.83	765
55,000.01 - 60,000.00	1,421	1.63	65,898,050.97	3.05	4.79	764
60,000.01 - 65,000.00	692	0.80	35,507,444.32	1.64	4.87	759
65,000.01 - 70,000.00	335	0.39	18,826,474.00	0.87	4.83	753
70,000.01 - 75,000.00	154	0.18	9,341,597.43	0.43	4.88	752
75,000.01 - 80,000.00	58	0.07	3,910,823.12	0.18	4.56	765
80,000.01 - 85,000.00	29	0.03	2,142,647.46	0.10	4.43	754
85,000.01 - 90,000.00	12	0.01	981,643.92	0.05	4.09	750
90,000.01 and greater	5	0.01	426,450.30	0.02	4.51	754
Total:	86,935	100.00%	$2,159,246,781.09	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Original Term to Maturity as of the Cutoff Date

(Percentages may not add to 100.00% due to rounding)

If the aggregate initial principal amount of the notes is $1,578,950,000, the distribution of the receivables by original term to maturity as of the Cutoff Date will be as follows:

Range of Original Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
13 - 24	335	0.51%	$3,925,478.10	0.24%	3.41%	801
25 - 36	9,402	14.41	173,069,435.81	10.69	3.05	816
37 - 48	6,742	10.34	131,175,830.47	8.1	4.02	804
49 - 60	20,163	30.91	509,406,826.94	31.46	4.45	780
61 - 72	28,584	43.82	801,856,515.33	49.51	5.55	753
Total:	65,226	100.00%	$1,619,434,086.65	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $1,842,110,000, the distribution of the receivables by original term to maturity as of the Cutoff Date will be as follows:

Range of Original Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
13 - 24	394	0.52%	$4,618,401.26	0.24%	3.39%	801
25 - 36	11,024	14.48	202,739,196.71	10.73	3.05	816
37 - 48	7,859	10.32	153,181,994.92	8.11	4.01	804
49 - 60	23,552	30.93	594,979,317.75	31.49	4.46	779
61 - 72	33,317	43.75	933,821,623.31	49.43	5.55	753
Total:	76,146	100.00%	$1,889,340,533.95	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $2,105,270,000, the distribution of the receivables by original term to maturity as of the Cutoff Date will be as follows:

Range of Original Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
13 - 24	445	0.51%	$5,196,407.60	0.24%	3.40%	801
25 - 36	12,595	14.49	231,774,762.47	10.73	3.05	816
37 - 48	8,966	10.31	174,967,429.47	8.1	4.01	804
49 - 60	26,841	30.87	678,264,408.21	31.41	4.46	779
61 - 72	38,088	43.81	1,069,043,773.34	49.51	5.54	753
Total:	86,935	100.00%	$2,159,246,781.09	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date

(Percentages may not add to 100.00% due to rounding)

If the aggregate initial principal amount of the notes is $1,578,950,000, the distribution of the receivables by remaining term to maturity as of the Cutoff Date will be as follows:

Range of Remaining Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
1 - 12	1,114	1.71%	$6,033,421.55	0.37%	3.10%	795
13 - 24	4,138	6.34	53,144,984.63	3.28	3.30	815
25 - 36	11,915	18.27	223,734,286.01	13.82	3.80	803
37 - 48	16,007	24.54	353,887,283.56	21.85	4.81	789
49 - 60	19,957	30.60	569,135,797.41	35.14	4.79	760
61 - 72	12,095	18.54	413,498,313.49	25.53	5.59	752
Total:	65,226	100.00%	$1,619,434,086.65	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $1,842,110,000, the distribution of the receivables by remaining term to maturity as of the Cutoff Date will be as follows:

Range of Remaining Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
1 - 12	1,287	1.69%	$6,958,087.11	0.37%	3.10%	795
13 - 24	4,808	6.31	61,698,684.77	3.27	3.31	816
25 - 36	13,919	18.28	261,304,165.87	13.83	3.79	803
37 - 48	18,631	24.47	411,784,301.76	21.80	4.81	789
49 - 60	23,366	30.69	665,484,351.21	35.22	4.80	760
61 - 72	14,135	18.56	482,110,943.23	25.52	5.59	752
Total:	76,146	100.00%	$1,889,340,533.95	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $2,105,270,000, the distribution of the receivables by remaining term to maturity as of the Cutoff Date will be as follows:

Range of Remaining Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
1 - 12	1,436	1.65%	$7,738,487.26	0.36%	3.11%	795
13 - 24	5,475	6.30	70,211,098.46	3.25	3.31	815
25 - 36	15,908	18.30	298,217,401.42	13.81	3.78	803
37 - 48	21,285	24.48	471,188,433.27	21.82	4.81	789
49 - 60	26,705	30.72	761,319,723.15	35.26	4.80	760
61 - 72	16,126	18.55	550,571,637.53	25.50	5.59	752
Total:	86,935	100.00%	$2,159,246,781.09	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Credit Grade at Time of Origination as of the Cutoff Date

(Percentages may not add to 100.00% due to rounding)

If the aggregate initial principal amount of the notes is $1,578,950,000, the distribution of the receivables by credit grade at the time of origination as of the Cutoff Date will be as follows:

Credit Grade(1)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Non-Zero Weighted Average FICO Scores(2)(3)(4)	Range of FICO Scores(3)(4)
A	51,530	79.00%	$1,236,343,634.50	76.34%	798	498 to 900
B	8,019	12.29	216,723,701.23	13.38	711	469 to 882
C	4,936	7.57	143,550,722.45	8.86	666	451 to 865
D	741	1.14	22,816,028.47	1.41	615	394 to 756
Total:	65,226	100.00%	$1,619,434,086.65	100.00%	772	394 to 900

(1)	Credit Grade is based on AHFC’s classification using proprietary internal scoring methodology in evaluating customers’ credit quality. We refer you to “The Sponsor, Originator, Servicer and Administrator—Origination” for a description of AHFC’s scoring methodology.

(2)	Weighted by Pool Balance as of the Cutoff Date.

(3)	Non-zero weighted average FICO scores and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(4)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $1,842,110,000, the distribution of the receivables by credit grade at the time of origination as of the Cutoff Date will be as follows:

Credit Grade(1)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Non-Zero Weighted Average FICO Scores(2)(3)(4)	Range of FICO Scores(3)(4)
A	60,207	79.07%	$1,443,044,278.61	76.38%	798	498 to 900
B	9,370	12.31	253,545,536.76	13.42	711	469 to 882
C	5,703	7.49	166,040,818.58	8.79	665	451 to 865
D	866	1.14	26,709,900.00	1.41	613	394 to 756
Total:	76,146	100.00%	$1,889,340,533.95	100.00%	772	394 to 900

(1)	Credit Grade is based on AHFC’s classification using proprietary internal scoring methodology in evaluating customers’ credit quality. We refer you to “The Sponsor, Originator, Servicer and Administrator—Origination” for a description of AHFC’s scoring methodology.

(2)	Weighted by Pool Balance as of the Cutoff Date.

(3)	Non-zero weighted average FICO scores and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(4)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

If the aggregate initial principal amount of the notes is $2,105,270,000, the distribution of the receivables by credit grade at the time of origination as of the Cutoff Date will be as follows:

Credit Grade(1)	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Non-Zero Weighted Average FICO Scores(2)(3)(4)	Range of FICO Scores(3)(4)
A	68,760	79.09%	$1,649,032,103.89	76.37%	798	498 to 900
B	10,643	12.24	288,996,634.89	13.38	711	469 to 882
C	6,536	7.52	190,654,588.76	8.83	665	428 to 865
D	996	1.15	30,563,453.55	1.42	613	394 to 756
Total:	86,935	100.00%	$2,159,246,781.09	100.00%	772	394 to 900

(1)	Credit Grade is based on AHFC’s classification using proprietary internal scoring methodology in evaluating customers’ credit quality. We refer you to “The Sponsor, Originator, Servicer and Administrator—Origination” for a description of AHFC’s scoring methodology.

(2)	Weighted by Pool Balance as of the Cutoff Date.

(3)	Non-zero weighted average FICO scores and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(4)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Model as of the Cutoff Date

(Percentages may not add to 100.00% due to rounding)

If the aggregate initial principal amount of the notes is $1,578,950,000, the distribution of the receivables by model as of the Cutoff Date will be as follows:

Model	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
CRV	23,191	35.55%	$556,826,461.65	34.38%	4.47%	776
Pilot	6,897	10.57	202,773,538.13	12.52	4.78	788
Accord	8,121	12.45	193,129,965.70	11.93	4.85	748
Civic	8,427	12.92	173,924,101.22	10.74	6.12	750
HR-V	6,305	9.67	130,623,409.24	8.07	5.10	753
Passport	2,737	4.20	79,232,024.56	4.89	4.85	795
Odyssey	2,792	4.28	76,336,653.29	4.71	4.86	796
MDX	1,693	2.60	63,707,025.54	3.93	4.50	788
Ridgeline	1,906	2.92	52,053,019.49	3.21	3.32	791
RDX	1,086	1.66	33,082,280.62	2.04	4.78	788
Integra	1,012	1.55	28,516,547.79	1.76	5.02	759
ADX	684	1.05	19,367,845.41	1.20	4.27	768
Other(4)	375	0.57	9,861,214.01	0.61	6.03	762
Total:	65,226	100.00%	$1,619,434,086.65	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Individual models in this category make up less than 1.00% of the Pool Balance as of the Cutoff Date.

If the aggregate initial principal amount of the notes is $1,842,110,000, the distribution of the receivables by model as of the Cutoff Date will be as follows:

Model	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
CRV	27,152	35.66%	$651,436,408.03	34.48%	4.47%	776
Pilot	8,026	10.54	235,308,319.66	12.45	4.78	788
Accord	9,487	12.46	226,360,256.41	11.98	4.85	748
Civic	9,844	12.93	203,024,294.34	10.75	6.12	751
HR-V	7,339	9.64	151,549,850.82	8.02	5.09	753
Passport	3,245	4.26	93,736,308.15	4.96	4.83	796
Odyssey	3,256	4.28	89,118,370.34	4.72	4.85	796
MDX	1,941	2.55	73,277,335.78	3.88	4.50	788
Ridgeline	2,169	2.85	59,363,108.05	3.14	3.33	791
RDX	1,263	1.66	38,612,124.46	2.04	4.77	788
Integra	1,178	1.55	33,035,968.89	1.75	5.00	759
ADX	806	1.06	22,883,557.73	1.21	4.32	769
Other(4)	440	0.58	11,634,631.29	0.62	6.05	762
Total:	76,146	100.00%	$1,889,340,533.95	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Individual models in this category make up less than 1.00% of the Pool Balance as of the Cutoff Date.

If the aggregate initial principal amount of the notes is $2,105,270,000, the distribution of the receivables by model as of the Cutoff Date will be as follows:

Model	Number of Receivables	Percentage of Aggregate Number of Receivables	Pool Balance	Percentage of Pool Balance	Weighted Average APR(1)	Non-Zero Weighted Average FICO Scores(2)(3)
CRV	31,001	35.66%	$742,349,968.13	34.38%	4.47%	776
Pilot	9,141	10.51	268,569,775.31	12.44	4.79	788
Accord	10,859	12.49	259,464,352.66	12.02	4.86	748
Civic	11,229	12.92	232,466,752.16	10.77	6.11	750
HR-V	8,342	9.60	172,611,382.61	7.99	5.09	753
Passport	3,719	4.28	107,603,500.09	4.98	4.84	796
Odyssey	3,735	4.30	102,029,700.40	4.73	4.85	796
MDX	2,228	2.56	84,638,785.55	3.92	4.51	789
Ridgeline	2,467	2.84	67,930,630.87	3.15	3.34	791
RDX	1,453	1.67	44,419,798.51	2.06	4.77	790
Integra	1,352	1.56	37,983,879.47	1.76	5.00	758
ADX	922	1.06	26,355,342.09	1.22	4.38	768
Other(4)	487	0.56	12,822,913.24	0.59	6.04	763
Total:	86,935	100.00%	$2,159,246,781.09	100.00%	4.81%	772

(1)	Weighted by Pool Balance as of the Cutoff Date.

(2)	Non-zero weighted average FICO scores are weighted by Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)	FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

(4)	Individual models in this category make up less than 1.00% of the Pool Balance as of the Cutoff Date.

Third-Party Collections and Repossessions

AHFC conducts repossessions of automobiles between 30 and 120 days of delinquency. Efforts are made to collect and maintain the account in good standing prior to ordering repossession. However, when normal collection efforts fail, AHFC may resort to repossession. AHFC uses independent contractors/repossession agencies when repossessing automobiles.

Post-repossession and charged-off accounts are sent to AHFC’s centralized operation, the Recovery and Bankruptcy Center (the “RB Center”), for resolution. After repossession, each service center and the RB Center follow specific procedures conforming to both federal and state regulations pertaining to the sale and disposal of repossessed automobiles. Repossessed automobiles are normally sold at dealer auctions no later than 90 days after repossession, and typically 40 to 50 days after the legal redemption period mandated by applicable statute. The accounts are tracked and reported by a recovery management system created and installed by Fair Isaac Corporation.

The RB Center’s staff sends out a series of letters notifying the charged-off account holders of their deficient balance. According to our operating policy, if there is no response, the accounts generally are placed with outside collection agencies.

All prospective collection agencies submit an RFI (request for information) and are scored through the Kepner Tregoe assessment process. Agencies that meet the criteria are required to make a formal presentation to RB Center management. Those scoring highest on the Kepner Tregoe assessment, and considered qualified have site visits made by RB Center management. The agencies must execute a contract with AHFC and comply with mutually agreed upon service level agreements. The contractors/repossession agencies must provide current licenses and have active membership in one or more approved recovery associations. Agencies must be bonded and have an established code of ethics that conform to industry standards. The agencies must also produce adequate insurance coverage, usually in the form of a garage liability policy that protects AHFC from claims resulting from the repossessor’s acts during the repossession. Regular reporting on accounts and a scoring system, developed by AHFC, are also used to monitor effectiveness of the agency. Operational issues or important matters are discussed in monthly conference calls with RB Center management. Annual site audits are conducted to ensure compliance of the contract and service levels. If the primary agency is not successful with the recovery in 180 days of placement, responsibility for the account is transferred to a secondary collection agency. Tertiary and quaternary agencies may also be used.

DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION

Set forth below is information concerning AHFC’s experience with respect to its entire portfolio of new and used Honda and Acura automobile retail installment sale contracts (excluding balloon contracts), which includes contracts sold by but still being serviced by AHFC. Credit losses are an expected cost of extending credit and are considered in AHFC’s rate-setting process. AHFC’s strategy is to minimize credit losses while providing financing support for the sale of new or used Honda and Acura automobiles.

Except in limited circumstances, AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charge-offs. For retail financing, the account balance related to a retail installment sale contract is charged-off when the contract has been delinquent for 120 days, unless AHFC has repossessed the collateral associated with the contract. In these cases, the account balances are not charged-off until AHFC has either sold the repossessed automobile or held it in repossession inventory for more than 90 days. AHFC credits any recoveries from gross charge-offs related to a retail installment sale contract.

Delinquency, repossession and loss experience may be influenced by a variety of economic and geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the trust with respect to the contracts, will be similar to that set forth below, particularly during periods of economic disruption or downturn. See “Risk Factors—The geographic concentration of the obligors and varying economic circumstances and other factors of the receivables in specific areas may increase the risk of loss on your investment.” Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

Delinquency Experience(1)(5)
(Dollars In Thousands)

	At June 30,		At March 31,
	2026	2025	2026	2025	2024	2023	2022
Principal Amount Outstanding(2)	$44,179,613	$43,518,599	$43,665,852	$42,548,580	$37,783,861	$30,094,598	$30,678,359
Delinquencies(3)
31 - 60 Days	$550,184	$491,522	$515,943	$438,706	$331,452	$292,386	$247,162
61 - 90 Days	$138,450	$131,502	$112,124	$97,674	$81,764	$63,456	$65,682
91 - 120 Days	$31,018	$28,567	$26,980	$26,615	$20,427	$14,752	$14,020
121 Days or more	$249	$156	$237	$189	$103	$99	$137
Repossessions (4)	$78,301	$76,549	$84,514	$76,567	$73,246	$31,799	$24,097
Total Delinquencies and Repossessions	$798,202	$728,296	$739,799	$639,751	$506,991	$402,492	$351,098
Total Delinquencies and Repossessions as a Percentage of Principal Amount Outstanding	1.81%	1.67%	1.69%	1.50%	1.34%	1.34%	1.14%

	At June 30,		At March 31,
	2026	2025	2026	2025	2024	2023	2022
Units Outstanding	2,037,468	2,080,691	2,038,060	2,064,207	1,900,211	1,707,298	1,804,163
Delinquencies-Units
31 - 60 Days	23,907	21,998	22,578	19,791	16,348	16,310	14,010
61 - 90 Days	6,001	5,761	4,864	4,373	3,983	3,506	3,674
91 - 120 Days	1,438	1,361	1,255	1,256	1,051	821	825
121 Days or more	10	7	10	7	6	6	6
Repossessions-Units	2,593	2,629	2,782	2,598	2,773	1,293	1,084
Total Delinquencies and Repossessions Units	33,949	31,756	31,489	28,025	24,161	21,936	19,599
Total Delinquencies and Repossessions as a Percentage of Units Outstanding	1.67%	1.53%	1.55%	1.36%	1.27%	1.28%	1.09%

(1)	Includes contracts that have been sold but are still being serviced by AHFC.

(2)	Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)	For the purposes of determining whether a contract is delinquent, payment is generally considered to have been made upon receipt of 90% of the sum of the current monthly payment plus any overdue monthly payments. Delinquent amounts presented are the aggregated principal balances of delinquent finance receivables.

(4)	Amounts shown represent the outstanding principal balance for contracts for which the related automobile had been repossessed and not yet liquidated.

(5)	Totals may not add exactly due to rounding.

Net Credit Loss and Repossession Experience(1)(4)(6)
(Dollars in Thousands)

	For the 3 Months Ended June 30,		For the Fiscal Year Ended March 31,
	2026	2025	2026	2025	2024	2023	2022
Principal Amount Outstanding(2)	$44,179,613	$43,518,599	$43,665,852	$42,548,580	$37,783,861	$30,094,598	$30,678,359
Average Principal Amount Outstanding(3)	$44,046,990	$43,408,820	$43,540,335	$40,777,044	$34,550,255	$29,129,084	$32,844,749
Number of Contracts Outstanding	2,037,468	2,080,691	2,038,060	2,064,207	1,900,211	1,707,298	1,804,163
Average Number of Contracts Outstanding(3)	2,039,040	2,083,283	2,061,515	2,005,354	1,813,551	1,712,092	1,906,840
Number of Repossessions	4,266	4,029	18,685	13,980	10,107	7,469	8,086
Number of Repossessions as a Percentage of the Average Number of Contracts Outstanding(A)	0.84%	0.77%	0.91%	0.70%	0.56%	0.44%	0.42%
Gross Charge-Offs(4)	$83,728	$76,237	$369,123	$304,678	$209,850	$141,658	$108,677
Recoveries(5)	$37,794	$35,954	$141,081	$155,682	$80,012	$77,252	$74,953
Net Losses	$45,934	$40,283	$228,043	$148,996	$129,838	$64,406	$33,724
Net Losses as a Percentage of Average Principal Amount Outstanding(A)	0.42%	0.37%	0.52%	0.37%	0.38%	0.22%	0.10%

(A)	Annualized.

(1)	Includes contracts that have been sold but are still being serviced by AHFC.

(2)	Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)	Average of the principal amounts or number of contracts, as the case may be, is calculated for a period by dividing the total monthly amounts by the number of months in the period.

(4)	Amount charged-off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related automobile, plus earned but not yet received finance charges, net of any proceeds collected prior to charge-off.

(5)	Proceeds received on previously charged-off contracts.

(6)	Totals may not add exactly due to rounding.

STATIC POOLS

You can find published charts that reflect the static pool performance data of previous public securitizations of the sponsor on a Form 8-K filed with the SEC and dated October 28, 2026, which may be found under American Honda Receivables LLC’s CIK 0000890975. All of the information therein is incorporated by reference into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates. We caution you that the pools of Receivables described in this prospectus may not perform in a similar manner to the receivables in other trusts.

AHFC’s underwriting standards and procedures have remained stable over time; thus, the prior securitized portfolios are generally comparable to the pools of receivables described in this prospectus. Nevertheless, the original characteristics of each prior securitized portfolio will likely differ in certain respects from the pools of receivables described in this prospectus. Additionally, recent changes in economic, social and geographic conditions may have a greater impact on the losses, prepayments and delinquencies for the pools of receivables described in the prospectus, which may differ from the information shown on Form 8-K for prior securitized portfolios. To further understand how differing pool characteristics and changing conditions could impact performance, see “Risk Factors—Recent economic developments may adversely affect the performance and market value of your notes” and “Risk Factors—Historical loss experience may not accurately predict the likelihood of losses on the receivables.”

DEPOSITOR REVIEW OF RECEIVABLES

The depositor performed a review of each pool of Receivables in order to provide reasonable assurance that the information contained in this prospectus, including information incorporated by reference from the related Form ABS-EE, regarding the pools of Receivables is accurate in all material respects. The Form ABS-EE includes the asset data file (as defined under “Asset-Level Data for the Receivables”) and the asset related document. This review consisted of an underwriting review, eligibility review, contract review, and a review of the disclosures concerning the assets in this prospectus. The depositor consulted with and was assisted by appropriate securitization personnel of AHFC in performing the review and confirmed with senior management that they performed a comprehensive review of the information about the Receivables contained in this prospectus. The depositor and AHFC designed the nature and extent of the procedures used for the receivables review. Portions of the review of legal matters and the review of statistical information were performed by AHFC personnel with the assistance of third parties engaged by the depositor and AHFC. In addition, the descriptions of the general information about the Receivables was reviewed and confirmed as accurate by relevant personnel at AHFC. The depositor takes full responsibility for the review of the Receivables and attributes all findings and conclusions of the review to itself.

As described under “The Sponsor, Originator, Servicer and Administrator—Origination” and “The Receivables—Pool Underwriting”, the pool of Receivables being sold to the trust was underwritten in accordance with the originator’s underwriting guidelines.

AHFC performed a review of the receivables to confirm that they satisfy the criteria set forth in this prospectus under “The Receivables.” Manual cross-checks were performed to ensure that the applicable systematic and manual filters, which are designed to ensure that each pool presented conforms with the established characteristics criteria, were being applied accurately. A review was performed to confirm that the information in AHFC’s data tape and asset data file accurately matched the individual receivables files. Both the data tape and asset data file are electronic records maintained by AHFC, which includes certain attributes of the Receivables compiled by AHFC’s system.

A random sample of 287 receivables files was selected from the initial data tape. For each selected receivable file, 14 different data points were compared to confirm that the attributes of such receivable files conform to the applicable information on the aggregate initial data tape of 111,019 records. In addition, 10 different data points from the asset data file were reviewed. Of those 10 data points, 6 were compared to the receivable files, 2 were checked against AHFC’s system and 2 were recomputed to confirm their accuracy. If the aggregate initial principal amount of the notes is $1,578,950,000, the final pool aggregate data tape containing 65,226 records included 280 of the sampled receivables files. If the aggregate initial principal amount of the notes is $1,842,110,000, the final pool aggregate data tape containing 76,146 records included 280 of the sampled receivables files. If the aggregate initial principal amount of the notes is $2,105,270,000, the final pool aggregate data tape containing 86,935 records included 280 of the sampled receivables files. A decrease in the sample size is due to the normal monthly activity of the loans, along with a decrease of receivables no longer meeting the eligibility criteria. There were no exceptions found during this review.

The composition and stratification tables relating to each of the pools presented under “Composition of the Receivables as of the Cutoff Date” as well as the credit quality tables under “Delinquencies, Repossessions and Loan Loss Information” were created by AHFC systems and were reviewed by multiple parties.  No discrepancies in such pool composition and stratification tables were found and the depositor takes full responsibility for the contents thereof.

The depositor’s review of the Receivables, including the initial asset-level data, is supported by AHFC’s extensive compliance procedures used in the day-to-day operation of its business. These procedures include regular audits of key business functions, including receivables contract purchasing, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, contract purchases and securitization processes. In addition, AHFC has an integrated network of computer applications to make certain that information about the Receivables is accurately captured and maintained in its receivables files and other systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor has concluded that it has reasonable assurance that the disclosure about the Receivables, including the initial asset-level data, is accurate in all material respects.

ASSET-LEVEL DATA FOR THE RECEIVABLES

The issuing entity has provided asset-level data and an asset related document regarding each pool of Receivables described in this prospectus, one of which will be owned by the issuing entity as of the Closing Date (the “asset data file”), as exhibits to Form ABS-EE that were filed by the issuing entity and the depositor by the date of filing of this prospectus, which exhibits are hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each Receivable, the related asset number, the reporting period covered, general information about the Receivable, information regarding the related Financed Vehicle, information about the related Obligor, information about activity on the Receivable, information about delinquencies on the Receivables and information about modifications and charge-offs of the Receivable since it was originated. In addition, the issuing entity will provide an updated asset-level data file about the Receivables that are owned by the issuing entity for each Collection Period and file it with the SEC on Form ABS-EE at or before the time of the filing of the related Form 10-D.

USE OF PROCEEDS

The trust will use the net proceeds from the sale of the notes to purchase the Receivables from the depositor. The depositor will use the net proceeds from the sale of the notes to purchase the Receivables from AHFC pursuant to the receivables purchase agreement, and to fund the reserve fund and the yield supplement account. There are no other expenses incurred in connection with the selection and acquisition of the pool assets that will be payable from offering proceeds, nor are there any such material expenses that would be paid by a transaction party.

MATURITY AND PREPAYMENT CONSIDERATIONS

No principal payments will be made on the class A-2 notes until the class A-1 notes have been paid in full, and, except upon the occurrence of an Event of Default, (i) no principal payments will be made on the class A-3 notes until the class A-1 and class A-2 notes have been paid in full and (ii) no principal payments will be made on the class A-4 notes until the class A-1, class A-2 and class A-3 notes have been paid in full. However, following an Event of Default, principal payments will be made first to the holders of the class A-1 notes until they have been paid in full and after the class A-1 notes have been paid in full, principal payments will be made to the class A-2 notes, class A-3 notes and class A-4 notes on a pro rata basis, based on the outstanding principal amount of those classes of notes until they have been paid in full; provided that, payments on the class A-2 notes will be made pro rata among the class A-2a notes and the class A-2b notes. We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” for a more detailed description of the events of default. In addition, no principal payments will be made on the certificates until all classes of notes have been paid in full. We refer you to “Payments on the Notes.”

In addition, the proceeds of any liquidation of the assets of the trust may be insufficient to pay in full all accrued interest on and principal of each outstanding class of notes.

Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier or later than their respective expected final payment dates set forth on the front cover in this prospectus. For this purpose, the term “prepayments” includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default as well as receipts of proceeds from physical damage, credit life and disability insurance policies and repurchases or purchases by AHFC of particular Receivables for administrative reasons or for breaches of representations and warranties. All of the Receivables will be prepayable at any time. The rate of prepayment of retail installment sale contracts are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the related contract. In addition, under some circumstances, the servicer will be obligated to repurchase Receivables from the trust pursuant to the sale and servicing agreement as a result of breaches of particular representations and warranties or covenants. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties” and “—Servicing Procedures.” We also refer you to “Description of the Transfer and Servicing Agreements—Termination; Optional Redemption” regarding the servicer’s option to purchase the Receivables from the trust. No assurance can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. No assurance can be given that any historical experience the servicer may have with respect to prepayments on the Receivables is predictive of future results.

The timing of changes in the SOFR Rate may affect the actual yields on the notes even if the aggregate rate of the SOFR Rate is consistent with your expectations. Prospective investors must make an independent decision as to the appropriate SOFR Rate assumptions to be used in deciding whether to purchase a note.

WEIGHTED AVERAGE LIFE OF THE NOTES

The term “weighted average life” means the average amount of time during which each dollar of principal of a Receivable is outstanding. The weighted average life of the notes will generally be influenced by the rate at which the Principal Balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.

Prepayments on automobile receivables can be measured relative to a payment standard or model. The model used in this prospectus, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1.0% ABS rate means that 1.0% of the receivables, or 100 receivables, prepay each month.

ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

The tables below (the “ABS Tables”) have been prepared on the basis of the characteristics of the Receivables described under “The Receivables” above. The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages. In calculating the expected final payment date shown on the cover to this prospectus, an ABS percentage of 1.30% was utilized and the servicer’s Clean-up Call Option was assumed to be exercised on the earliest Payment Date on which it is permitted.

The ABS Tables assume that:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•	each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days,

•	payments are made on the notes on each Payment Date (and each such date is assumed to be the 21st day of each applicable month),

•	there is no event resulting in the acceleration of the notes,

•	except as indicated in the ABS Tables, the servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which such option may be exercised,

•	the hypothetical pools each have a cutoff date as of the opening of business on October 1, 2026,

•	the class A-1 notes, class A-2a notes, class A-3 notes and class A-4 notes accrue interest at fixed rates, and the class A-2b notes accrue interest at a floating rate, and

•	the class A-1 notes and class A-2b notes accrue interest on an actual/360 basis and the class A-2a notes, class A-3 notes and class A-4 notes accrue interest on a 30/360 basis.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

If the aggregate initial principal amount of the notes is $1,578,950,000:

Pool	Aggregate Principal Balance ($)	Weighted Average APR (%)	Weighted Average Remaining Term to Maturity (in months)	Weighted Average Age (in months)	Weighted Average Original Term to Maturity (in months)
1	6,033,421.55	3.099%	10	45	55
2	53,144,984.63	3.300%	20	21	41
3	223,734,286.01	3.797%	31	13	44
4	353,887,283.56	4.808%	43	17	60
5	569,135,797.41	4.789%	54	10	64
6	413,498,313.49	5.591%	66	6	72
Total:	1,619,434,086.65

If the aggregate initial principal amount of the notes is $1,842,110,000:

Pool	Aggregate Principal Balance ($)	Weighted Average APR (%)	Weighted Average Remaining Term to Maturity (in months)	Weighted Average Age (in months)	Weighted Average Original Term to Maturity (in months)
1	6,958,087.11	3.104%	10	45	55
2	61,698,684.77	3.313%	20	21	41
3	261,304,165.87	3.791%	31	13	44
4	411,784,301.76	4.805%	43	17	60
5	665,484,351.21	4.796%	54	10	64
6	482,110,943.23	5.590%	66	6	72
Total:	1,889,340,533.95

If the aggregate initial principal amount of the notes is $2,105,270,000:

Pool	Aggregate Principal Balance ($)	Weighted Average APR (%)	Weighted Average Remaining Term to Maturity (in months)	Weighted Average Age (in months)	Weighted Average Original Term to Maturity (in months)
1	7,738,487.26	3.112%	10	45	55
2	70,211,098.46	3.308%	20	21	41
3	298,217,401.42	3.784%	31	13	44
4	471,188,433.27	4.812%	43	17	60
5	761,319,723.15	4.797%	54	10	64
6	550,571,637.53	5.589%	66	6	72
Total:	2,159,246,781.09

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

Percentage of Initial Class A-1 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,578,950,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	79.41%	74.70%	71.53%	69.26%	66.81%	62.63%
January 21, 2027	69.21%	62.28%	57.65%	54.31%	50.74%	44.65%
February 21, 2027	59.06%	50.03%	44.00%	39.65%	35.01%	27.15%
March 21, 2027	48.97%	37.94%	30.58%	25.28%	19.63%	10.11%
April 21, 2027	38.93%	26.02%	17.39%	11.20%	4.60%	0.00%
May 21, 2027	28.96%	14.26%	4.45%	0.00%	0.00%	0.00%
June 21, 2027	19.04%	2.66%	0.00%	0.00%	0.00%	0.00%
July 21, 2027	9.19%	0.00%	0.00%	0.00%	0.00%	0.00%
August 21, 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	0.40	0.33	0.30	0.27	0.26	0.23
Weighted Average Life To Call (years)(1)(3)	0.40	0.33	0.30	0.27	0.26	0.23

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-1 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,842,110,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	79.42%	74.70%	71.54%	69.27%	66.82%	62.65%
January 21, 2027	69.22%	62.30%	57.66%	54.33%	50.75%	44.67%
February 21, 2027	59.07%	50.05%	44.01%	39.67%	35.03%	27.17%
March 21, 2027	48.98%	37.96%	30.60%	25.31%	19.65%	10.14%
April 21, 2027	38.95%	26.04%	17.42%	11.23%	4.62%	0.00%
May 21, 2027	28.98%	14.28%	4.47%	0.00%	0.00%	0.00%
June 21, 2027	19.07%	2.69%	0.00%	0.00%	0.00%	0.00%
July 21, 2027	9.22%	0.00%	0.00%	0.00%	0.00%	0.00%
August 21, 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	0.40	0.33	0.30	0.27	0.26	0.23
Weighted Average Life To Call (years)(1)(3)	0.40	0.33	0.30	0.27	0.26	0.23

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-1 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $2,105,270,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	79.43%	74.71%	71.55%	69.28%	66.84%	62.67%
January 21, 2027	69.23%	62.31%	57.68%	54.34%	50.77%	44.70%
February 21, 2027	59.09%	50.07%	44.03%	39.70%	35.05%	27.21%
March 21, 2027	49.01%	37.99%	30.62%	25.33%	19.68%	10.18%
April 21, 2027	38.99%	26.07%	17.45%	11.26%	4.66%	0.00%
May 21, 2027	29.02%	14.32%	4.51%	0.00%	0.00%	0.00%
June 21, 2027	19.12%	2.73%	0.00%	0.00%	0.00%	0.00%
July 21, 2027	9.27%	0.00%	0.00%	0.00%	0.00%	0.00%
August 21, 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	0.40	0.33	0.30	0.27	0.26	0.23
Weighted Average Life To Call (years)(1)(3)	0.40	0.33	0.30	0.27	0.26	0.23

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2a Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,578,950,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	95.44%
May 21, 2027	100.00%	100.00%	100.00%	98.14%	92.73%	83.90%
June 21, 2027	100.00%	100.00%	94.05%	88.41%	82.41%	72.66%
July 21, 2027	100.00%	93.68%	85.06%	78.89%	72.34%	61.72%
August 21, 2027	99.56%	85.56%	76.25%	69.59%	62.54%	51.09%
September 21, 2027	92.65%	77.66%	67.68%	60.56%	53.01%	40.78%
October 21, 2027	85.78%	69.87%	59.29%	51.74%	43.73%	30.77%
November 21, 2027	78.95%	62.20%	51.06%	43.12%	34.70%	21.07%
December 21, 2027	72.17%	54.65%	43.01%	34.71%	25.92%	11.69%
January 21, 2028	65.43%	47.22%	35.13%	26.51%	17.38%	2.62%
February 21, 2028	58.73%	39.91%	27.42%	18.52%	9.10%	0.00%
March 21, 2028	52.08%	32.72%	19.89%	10.74%	1.07%	0.00%
April 21, 2028	45.47%	25.65%	12.53%	3.18%	0.00%	0.00%
May 21, 2028	38.91%	18.71%	5.35%	0.00%	0.00%	0.00%
June 21, 2028	32.39%	11.89%	0.00%	0.00%	0.00%	0.00%
July 21, 2028	26.35%	5.57%	0.00%	0.00%	0.00%	0.00%
August 21, 2028	20.36%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2028	14.41%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2028	8.50%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2028	2.64%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	1.44	1.21	1.09	1.01	0.94	0.83
Weighted Average Life To Call (years)(1)(3)	1.44	1.21	1.09	1.01	0.94	0.83

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2a Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,842,110,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	95.47%
May 21, 2027	100.00%	100.00%	100.00%	98.16%	92.76%	83.93%
June 21, 2027	100.00%	100.00%	94.07%	88.44%	82.45%	72.70%
July 21, 2027	100.00%	93.71%	85.09%	78.93%	72.39%	61.78%
August 21, 2027	99.59%	85.60%	76.29%	69.64%	62.59%	51.16%
September 21, 2027	92.68%	77.70%	67.73%	60.62%	53.07%	40.84%
October 21, 2027	85.82%	69.91%	59.34%	51.80%	43.80%	30.84%
November 21, 2027	79.00%	62.25%	51.13%	43.18%	34.77%	21.15%
December 21, 2027	72.22%	54.71%	43.08%	34.78%	26.00%	11.78%
January 21, 2028	65.48%	47.28%	35.20%	26.59%	17.47%	2.72%
February 21, 2028	58.79%	39.98%	27.50%	18.60%	9.19%	0.00%
March 21, 2028	52.15%	32.80%	19.97%	10.83%	1.17%	0.00%
April 21, 2028	45.54%	25.74%	12.62%	3.27%	0.00%	0.00%
May 21, 2028	38.98%	18.80%	5.44%	0.00%	0.00%	0.00%
June 21, 2028	32.47%	11.99%	0.00%	0.00%	0.00%	0.00%
July 21, 2028	26.44%	5.66%	0.00%	0.00%	0.00%	0.00%
August 21, 2028	20.45%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2028	14.50%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2028	8.60%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2028	2.73%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	1.44	1.21	1.09	1.01	0.94	0.84
Weighted Average Life To Call (years)(1)(3)	1.44	1.21	1.09	1.01	0.94	0.84

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2a Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $2,105,270,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	95.50%
May 21, 2027	100.00%	100.00%	100.00%	98.18%	92.78%	83.95%
June 21, 2027	100.00%	100.00%	94.10%	88.46%	82.46%	72.72%
July 21, 2027	100.00%	93.74%	85.12%	78.95%	72.40%	61.78%
August 21, 2027	99.63%	85.63%	76.31%	69.65%	62.60%	51.16%
September 21, 2027	92.72%	77.72%	67.75%	60.62%	53.07%	40.84%
October 21, 2027	85.85%	69.93%	59.35%	51.80%	43.80%	30.83%
November 21, 2027	79.02%	62.27%	51.13%	43.18%	34.77%	21.13%
December 21, 2027	72.24%	54.72%	43.08%	34.78%	25.98%	11.75%
January 21, 2028	65.51%	47.29%	35.20%	26.58%	17.45%	2.68%
February 21, 2028	58.81%	39.98%	27.49%	18.59%	9.17%	0.00%
March 21, 2028	52.16%	32.79%	19.96%	10.81%	1.14%	0.00%
April 21, 2028	45.56%	25.73%	12.60%	3.25%	0.00%	0.00%
May 21, 2028	38.99%	18.79%	5.42%	0.00%	0.00%	0.00%
June 21, 2028	32.48%	11.97%	0.00%	0.00%	0.00%	0.00%
July 21, 2028	26.44%	5.65%	0.00%	0.00%	0.00%	0.00%
August 21, 2028	20.45%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2028	14.50%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2028	8.59%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2028	2.72%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	1.44	1.21	1.09	1.01	0.94	0.84
Weighted Average Life To Call (years)(1)(3)	1.44	1.21	1.09	1.01	0.94	0.84

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2b Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,578,950,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	95.44%
May 21, 2027	100.00%	100.00%	100.00%	98.14%	92.73%	83.90%
June 21, 2027	100.00%	100.00%	94.05%	88.41%	82.41%	72.66%
July 21, 2027	100.00%	93.68%	85.06%	78.89%	72.34%	61.72%
August 21, 2027	99.56%	85.56%	76.25%	69.59%	62.54%	51.09%
September 21, 2027	92.65%	77.66%	67.68%	60.56%	53.01%	40.78%
October 21, 2027	85.78%	69.87%	59.29%	51.74%	43.73%	30.77%
November 21, 2027	78.95%	62.20%	51.06%	43.12%	34.70%	21.07%
December 21, 2027	72.17%	54.65%	43.01%	34.71%	25.92%	11.69%
January 21, 2028	65.43%	47.22%	35.13%	26.51%	17.38%	2.62%
February 21, 2028	58.73%	39.91%	27.42%	18.52%	9.10%	0.00%
March 21, 2028	52.08%	32.72%	19.89%	10.74%	1.07%	0.00%
April 21, 2028	45.47%	25.65%	12.53%	3.18%	0.00%	0.00%
May 21, 2028	38.91%	18.71%	5.35%	0.00%	0.00%	0.00%
June 21, 2028	32.39%	11.89%	0.00%	0.00%	0.00%	0.00%
July 21, 2028	26.35%	5.57%	0.00%	0.00%	0.00%	0.00%
August 21, 2028	20.36%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2028	14.41%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2028	8.50%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2028	2.64%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	1.44	1.21	1.09	1.01	0.94	0.83
Weighted Average Life To Call (years)(1)(3)	1.44	1.21	1.09	1.01	0.94	0.83

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2b Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,842,110,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	95.47%
May 21, 2027	100.00%	100.00%	100.00%	98.16%	92.76%	83.93%
June 21, 2027	100.00%	100.00%	94.07%	88.44%	82.45%	72.70%
July 21, 2027	100.00%	93.71%	85.09%	78.93%	72.39%	61.78%
August 21, 2027	99.59%	85.60%	76.29%	69.64%	62.59%	51.16%
September 21, 2027	92.68%	77.70%	67.73%	60.62%	53.07%	40.84%
October 21, 2027	85.82%	69.91%	59.34%	51.80%	43.80%	30.84%
November 21, 2027	79.00%	62.25%	51.13%	43.18%	34.77%	21.15%
December 21, 2027	72.22%	54.71%	43.08%	34.78%	26.00%	11.78%
January 21, 2028	65.48%	47.28%	35.20%	26.59%	17.47%	2.72%
February 21, 2028	58.79%	39.98%	27.50%	18.60%	9.19%	0.00%
March 21, 2028	52.15%	32.80%	19.97%	10.83%	1.17%	0.00%
April 21, 2028	45.54%	25.74%	12.62%	3.27%	0.00%	0.00%
May 21, 2028	38.98%	18.80%	5.44%	0.00%	0.00%	0.00%
June 21, 2028	32.47%	11.99%	0.00%	0.00%	0.00%	0.00%
July 21, 2028	26.44%	5.66%	0.00%	0.00%	0.00%	0.00%
August 21, 2028	20.45%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2028	14.50%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2028	8.60%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2028	2.73%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	1.44	1.21	1.09	1.01	0.94	0.84
Weighted Average Life To Call (years)(1)(3)	1.44	1.21	1.09	1.01	0.94	0.84

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2b Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $2,105,270,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	95.50%
May 21, 2027	100.00%	100.00%	100.00%	98.18%	92.78%	83.95%
June 21, 2027	100.00%	100.00%	94.10%	88.46%	82.46%	72.72%
July 21, 2027	100.00%	93.74%	85.12%	78.95%	72.40%	61.78%
August 21, 2027	99.63%	85.63%	76.31%	69.65%	62.60%	51.16%
September 21, 2027	92.72%	77.72%	67.75%	60.62%	53.07%	40.84%
October 21, 2027	85.85%	69.93%	59.35%	51.80%	43.80%	30.83%
November 21, 2027	79.02%	62.27%	51.13%	43.18%	34.77%	21.13%
December 21, 2027	72.24%	54.72%	43.08%	34.78%	25.98%	11.75%
January 21, 2028	65.51%	47.29%	35.20%	26.58%	17.45%	2.68%
February 21, 2028	58.81%	39.98%	27.49%	18.59%	9.17%	0.00%
March 21, 2028	52.16%	32.79%	19.96%	10.81%	1.14%	0.00%
April 21, 2028	45.56%	25.73%	12.60%	3.25%	0.00%	0.00%
May 21, 2028	38.99%	18.79%	5.42%	0.00%	0.00%	0.00%
June 21, 2028	32.48%	11.97%	0.00%	0.00%	0.00%	0.00%
July 21, 2028	26.44%	5.65%	0.00%	0.00%	0.00%	0.00%
August 21, 2028	20.45%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2028	14.50%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2028	8.59%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2028	2.72%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	1.44	1.21	1.09	1.01	0.94	0.84
Weighted Average Life To Call (years)(1)(3)	1.44	1.21	1.09	1.01	0.94	0.84

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-3 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,578,950,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	93.87%
March 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	85.44%
April 21, 2028	100.00%	100.00%	100.00%	100.00%	93.30%	77.33%
May 21, 2028	100.00%	100.00%	100.00%	95.83%	85.78%	69.55%
June 21, 2028	100.00%	100.00%	98.34%	88.70%	78.51%	62.09%
July 21, 2028	100.00%	100.00%	91.82%	82.05%	71.73%	55.10%
August 21, 2028	100.00%	99.35%	85.47%	75.60%	65.18%	48.39%
September 21, 2028	100.00%	93.25%	79.28%	69.35%	58.87%	41.99%
October 21, 2028	100.00%	87.27%	73.26%	63.30%	52.80%	35.89%
November 21, 2028	100.00%	81.40%	67.40%	57.45%	46.96%	30.08%
December 21, 2028	96.81%	75.65%	61.70%	51.80%	41.36%	24.58%
January 21, 2029	91.03%	70.02%	56.18%	46.36%	36.01%	19.38%
February 21, 2029	85.29%	64.50%	50.82%	41.12%	30.90%	14.48%
March 21, 2029	79.59%	59.10%	45.63%	36.08%	26.03%	9.90%
April 21, 2029	73.94%	53.83%	40.61%	31.25%	21.41%	5.62%
May 21, 2029	68.33%	48.67%	35.77%	26.64%	17.04%	1.65%
June 21, 2029	63.91%	44.51%	31.78%	22.78%	13.33%	0.00%
July 21, 2029	59.53%	40.44%	27.93%	19.09%	9.81%	0.00%
August 21, 2029	55.18%	36.46%	24.21%	15.56%	6.49%	0.00%
September 21, 2029	50.86%	32.58%	20.63%	12.20%	3.35%	0.00%
October 21, 2029	46.57%	28.79%	17.18%	8.99%	0.42%	0.00%
November 21, 2029	42.32%	25.09%	13.87%	5.96%	0.00%	0.00%
December 21, 2029	38.11%	21.50%	10.69%	3.09%	0.00%	0.00%
January 21, 2030	33.92%	18.00%	7.65%	0.38%	0.00%	0.00%
February 21, 2030	29.78%	14.59%	4.75%	0.00%	0.00%	0.00%
March 21, 2030	25.67%	11.29%	1.99%	0.00%	0.00%	0.00%
April 21, 2030	21.59%	8.08%	0.00%	0.00%	0.00%	0.00%
May 21, 2030	17.55%	4.97%	0.00%	0.00%	0.00%	0.00%
June 21, 2030	14.79%	2.73%	0.00%	0.00%	0.00%	0.00%
July 21, 2030	12.05%	0.55%	0.00%	0.00%	0.00%	0.00%
August 21, 2030	9.33%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2030	6.64%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2030	3.97%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2030	1.33%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	2.97	2.63	2.40	2.24	2.07	1.84
Weighted Average Life To Call (years)(1)(3)	2.96	2.62	2.39	2.23	2.07	1.83

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-3 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,842,110,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	93.97%
March 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	85.55%
April 21, 2028	100.00%	100.00%	100.00%	100.00%	93.40%	77.45%
May 21, 2028	100.00%	100.00%	100.00%	95.93%	85.88%	69.67%
June 21, 2028	100.00%	100.00%	98.44%	88.80%	78.62%	62.21%
July 21, 2028	100.00%	100.00%	91.93%	82.16%	71.85%	55.22%
August 21, 2028	100.00%	99.45%	85.58%	75.71%	65.30%	48.52%
September 21, 2028	100.00%	93.36%	79.39%	69.47%	58.99%	42.12%
October 21, 2028	100.00%	87.37%	73.37%	63.42%	52.92%	36.02%
November 21, 2028	100.00%	81.51%	67.51%	57.57%	47.09%	30.22%
December 21, 2028	96.91%	75.76%	61.82%	51.92%	41.49%	24.72%
January 21, 2029	91.13%	70.13%	56.30%	46.48%	36.14%	19.52%
February 21, 2029	85.40%	64.62%	50.94%	41.24%	31.03%	14.63%
March 21, 2029	79.70%	59.22%	45.75%	36.21%	26.17%	10.04%
April 21, 2029	74.05%	53.95%	40.74%	31.39%	21.55%	5.77%
May 21, 2029	68.45%	48.79%	35.90%	26.77%	17.17%	1.80%
June 21, 2029	64.03%	44.63%	31.91%	22.92%	13.47%	0.00%
July 21, 2029	59.65%	40.56%	28.06%	19.23%	9.95%	0.00%
August 21, 2029	55.30%	36.59%	24.35%	15.70%	6.63%	0.00%
September 21, 2029	50.98%	32.71%	20.77%	12.34%	3.50%	0.00%
October 21, 2029	46.70%	28.92%	17.32%	9.14%	0.56%	0.00%
November 21, 2029	42.45%	25.23%	14.01%	6.10%	0.00%	0.00%
December 21, 2029	38.24%	21.64%	10.83%	3.23%	0.00%	0.00%
January 21, 2030	34.06%	18.14%	7.80%	0.53%	0.00%	0.00%
February 21, 2030	29.92%	14.74%	4.90%	0.00%	0.00%	0.00%
March 21, 2030	25.81%	11.43%	2.14%	0.00%	0.00%	0.00%
April 21, 2030	21.74%	8.23%	0.00%	0.00%	0.00%	0.00%
May 21, 2030	17.70%	5.12%	0.00%	0.00%	0.00%	0.00%
June 21, 2030	14.94%	2.88%	0.00%	0.00%	0.00%	0.00%
July 21, 2030	12.20%	0.70%	0.00%	0.00%	0.00%	0.00%
August 21, 2030	9.48%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2030	6.78%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2030	4.11%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2030	1.47%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	2.97	2.63	2.40	2.24	2.08	1.84
Weighted Average Life To Call (years)(1)(3)	2.96	2.62	2.39	2.23	2.07	1.83

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-3 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $2,105,270,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	93.94%
March 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	85.51%
April 21, 2028	100.00%	100.00%	100.00%	100.00%	93.36%	77.40%
May 21, 2028	100.00%	100.00%	100.00%	95.90%	85.84%	69.61%
June 21, 2028	100.00%	100.00%	98.42%	88.77%	78.58%	62.15%
July 21, 2028	100.00%	100.00%	91.90%	82.12%	71.80%	55.15%
August 21, 2028	100.00%	99.43%	85.54%	75.67%	65.25%	48.45%
September 21, 2028	100.00%	93.33%	79.35%	69.42%	58.93%	42.04%
October 21, 2028	100.00%	87.34%	73.32%	63.36%	52.85%	35.94%
November 21, 2028	100.00%	81.47%	67.46%	57.51%	47.02%	30.13%
December 21, 2028	96.89%	75.72%	61.76%	51.86%	41.42%	24.62%
January 21, 2029	91.11%	70.08%	56.24%	46.41%	36.06%	19.42%
February 21, 2029	85.37%	64.57%	50.88%	41.17%	30.95%	14.52%
March 21, 2029	79.67%	59.17%	45.69%	36.13%	26.08%	9.94%
April 21, 2029	74.02%	53.89%	40.67%	31.30%	21.45%	5.66%
May 21, 2029	68.41%	48.73%	35.82%	26.68%	17.08%	1.69%
June 21, 2029	63.98%	44.56%	31.83%	22.83%	13.37%	0.00%
July 21, 2029	59.60%	40.49%	27.98%	19.14%	9.85%	0.00%
August 21, 2029	55.24%	36.51%	24.26%	15.60%	6.52%	0.00%
September 21, 2029	50.92%	32.63%	20.67%	12.24%	3.39%	0.00%
October 21, 2029	46.63%	28.84%	17.22%	9.03%	0.45%	0.00%
November 21, 2029	42.38%	25.14%	13.91%	5.99%	0.00%	0.00%
December 21, 2029	38.16%	21.54%	10.73%	3.12%	0.00%	0.00%
January 21, 2030	33.98%	18.04%	7.69%	0.41%	0.00%	0.00%
February 21, 2030	29.83%	14.63%	4.79%	0.00%	0.00%	0.00%
March 21, 2030	25.72%	11.33%	2.02%	0.00%	0.00%	0.00%
April 21, 2030	21.64%	8.12%	0.00%	0.00%	0.00%	0.00%
May 21, 2030	17.60%	5.01%	0.00%	0.00%	0.00%	0.00%
June 21, 2030	14.83%	2.76%	0.00%	0.00%	0.00%	0.00%
July 21, 2030	12.08%	0.58%	0.00%	0.00%	0.00%	0.00%
August 21, 2030	9.36%	0.00%	0.00%	0.00%	0.00%	0.00%
September 21, 2030	6.67%	0.00%	0.00%	0.00%	0.00%	0.00%
October 21, 2030	4.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 21, 2030	1.35%	0.00%	0.00%	0.00%	0.00%	0.00%
December 21, 2030	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	2.97	2.63	2.40	2.24	2.08	1.84
Weighted Average Life To Call (years)(1)(3)	2.96	2.62	2.39	2.23	2.07	1.83

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-4 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,578,950,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	88.16%
July 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	67.09%
August 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	50.45%
September 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	34.78%
October 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	20.09%
November 21, 2029	100.00%	100.00%	100.00%	100.00%	84.84%	6.37%
December 21, 2029	100.00%	100.00%	100.00%	100.00%	68.24%	0.00%
January 21, 2030	100.00%	100.00%	100.00%	100.00%	52.93%	0.00%
February 21, 2030	100.00%	100.00%	100.00%	85.95%	38.93%	0.00%
March 21, 2030	100.00%	100.00%	100.00%	70.50%	26.24%	0.00%
April 21, 2030	100.00%	100.00%	95.88%	56.16%	14.92%	0.00%
May 21, 2030	100.00%	100.00%	79.69%	42.94%	4.83%	0.00%
June 21, 2030	100.00%	100.00%	67.27%	32.06%	0.00%	0.00%
July 21, 2030	100.00%	100.00%	55.43%	21.90%	0.00%	0.00%
August 21, 2030	100.00%	89.79%	44.18%	12.44%	0.00%	0.00%
September 21, 2030	100.00%	76.41%	33.53%	3.70%	0.00%	0.00%
October 21, 2030	100.00%	63.46%	23.48%	0.00%	0.00%	0.00%
November 21, 2030	100.00%	50.94%	14.03%	0.00%	0.00%	0.00%
December 21, 2030	91.54%	38.84%	5.19%	0.00%	0.00%	0.00%
January 21, 2031	74.59%	27.18%	0.00%	0.00%	0.00%	0.00%
February 21, 2031	57.80%	15.96%	0.00%	0.00%	0.00%	0.00%
March 21, 2031	41.18%	5.17%	0.00%	0.00%	0.00%	0.00%
April 21, 2031	24.71%	0.00%	0.00%	0.00%	0.00%	0.00%
May 21, 2031	18.32%	0.00%	0.00%	0.00%	0.00%	0.00%
June 21, 2031	11.98%	0.00%	0.00%	0.00%	0.00%	0.00%
July 21, 2031	5.71%	0.00%	0.00%	0.00%	0.00%	0.00%
August 21, 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	4.38	4.08	3.79	3.55	3.27	2.83
Weighted Average Life To Call (years)(1)(3)	3.86	3.53	3.28	3.03	2.78	2.44

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-4 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $1,842,110,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	89.02%
July 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	67.76%
August 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	50.96%
September 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	35.14%
October 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	20.29%
November 21, 2029	100.00%	100.00%	100.00%	100.00%	85.66%	6.44%
December 21, 2029	100.00%	100.00%	100.00%	100.00%	68.90%	0.00%
January 21, 2030	100.00%	100.00%	100.00%	100.00%	53.46%	0.00%
February 21, 2030	100.00%	100.00%	100.00%	86.78%	39.32%	0.00%
March 21, 2030	100.00%	100.00%	100.00%	71.19%	26.51%	0.00%
April 21, 2030	100.00%	100.00%	96.82%	56.72%	15.08%	0.00%
May 21, 2030	100.00%	100.00%	80.48%	43.37%	4.89%	0.00%
June 21, 2030	100.00%	100.00%	67.93%	32.39%	0.00%	0.00%
July 21, 2030	100.00%	100.00%	55.98%	22.12%	0.00%	0.00%
August 21, 2030	100.00%	90.66%	44.62%	12.58%	0.00%	0.00%
September 21, 2030	100.00%	77.15%	33.86%	3.75%	0.00%	0.00%
October 21, 2030	100.00%	64.07%	23.71%	0.00%	0.00%	0.00%
November 21, 2030	100.00%	51.42%	14.17%	0.00%	0.00%	0.00%
December 21, 2030	92.39%	39.21%	5.24%	0.00%	0.00%	0.00%
January 21, 2031	75.27%	27.43%	0.00%	0.00%	0.00%	0.00%
February 21, 2031	58.31%	16.09%	0.00%	0.00%	0.00%	0.00%
March 21, 2031	41.51%	5.20%	0.00%	0.00%	0.00%	0.00%
April 21, 2031	24.88%	0.00%	0.00%	0.00%	0.00%	0.00%
May 21, 2031	18.44%	0.00%	0.00%	0.00%	0.00%	0.00%
June 21, 2031	12.05%	0.00%	0.00%	0.00%	0.00%	0.00%
July 21, 2031	5.72%	0.00%	0.00%	0.00%	0.00%	0.00%
August 21, 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	4.38	4.08	3.79	3.55	3.27	2.83
Weighted Average Life To Call (years)(1)(3)	3.86	3.53	3.28	3.03	2.78	2.44

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-4 Note Principal at Various ABS Percentages
(If the Aggregate Initial Principal Amount of Notes is $2,105,270,000)

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 21, 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	88.35%
July 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	67.24%
August 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	50.57%
September 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	34.86%
October 21, 2029	100.00%	100.00%	100.00%	100.00%	100.00%	20.13%
November 21, 2029	100.00%	100.00%	100.00%	100.00%	85.02%	6.38%
December 21, 2029	100.00%	100.00%	100.00%	100.00%	68.38%	0.00%
January 21, 2030	100.00%	100.00%	100.00%	100.00%	53.05%	0.00%
February 21, 2030	100.00%	100.00%	100.00%	86.13%	39.02%	0.00%
March 21, 2030	100.00%	100.00%	100.00%	70.65%	26.30%	0.00%
April 21, 2030	100.00%	100.00%	96.08%	56.28%	14.96%	0.00%
May 21, 2030	100.00%	100.00%	79.86%	43.04%	4.85%	0.00%
June 21, 2030	100.00%	100.00%	67.41%	32.14%	0.00%	0.00%
July 21, 2030	100.00%	100.00%	55.54%	21.95%	0.00%	0.00%
August 21, 2030	100.00%	89.96%	44.27%	12.47%	0.00%	0.00%
September 21, 2030	100.00%	76.55%	33.59%	3.71%	0.00%	0.00%
October 21, 2030	100.00%	63.56%	23.52%	0.00%	0.00%	0.00%
November 21, 2030	100.00%	51.01%	14.05%	0.00%	0.00%	0.00%
December 21, 2030	91.65%	38.88%	5.19%	0.00%	0.00%	0.00%
January 21, 2031	74.66%	27.19%	0.00%	0.00%	0.00%	0.00%
February 21, 2031	57.82%	15.94%	0.00%	0.00%	0.00%	0.00%
March 21, 2031	41.15%	5.13%	0.00%	0.00%	0.00%	0.00%
April 21, 2031	24.64%	0.00%	0.00%	0.00%	0.00%	0.00%
May 21, 2031	18.25%	0.00%	0.00%	0.00%	0.00%	0.00%
June 21, 2031	11.91%	0.00%	0.00%	0.00%	0.00%	0.00%
July 21, 2031	5.64%	0.00%	0.00%	0.00%	0.00%	0.00%
August 21, 2031	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life To Maturity (years)(1)(2)	4.38	4.08	3.79	3.55	3.27	2.83
Weighted Average Life To Call (years)(1)(3)	3.86	3.53	3.28	3.03	2.78	2.44

(1)	The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.
(2)	This calculation assumes that the servicer does not exercise its Clean-up Call Option.
(3)	This calculation assumes that the servicer exercises its Clean-up Call Option on the earliest Payment Date on which it is permitted.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

POOL FACTORS AND TRADING INFORMATION

The “Note Pool Factor” with respect to any class of notes will be a seven-digit decimal indicating the principal amount of that class of notes as of the close of business on the Payment Date in that month as a fraction of the respective principal amount thereof as of the Closing Date. The servicer will compute the Note Pool Factor each month for each class of notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. The portion of the principal amount of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder’s note by the related Note Pool Factor for that month.

The “Certificate Pool Factor” for the certificates will be a seven-digit decimal which the servicer will compute prior to each Payment Date with respect to the certificates indicating the remaining Certificate Balance of the certificates, as of the close of business on the last day of the applicable Collection Period, as a fraction of the original Certificate Balance of the certificates. The Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect the reduction of the Certificate Balance. The certificateholder’s portion of the aggregate outstanding Certificate Balance is the product of (1) the original denomination of that certificateholder’s certificate and (2) the Certificate Pool Factor.

The noteholders will receive monthly reports concerning payments received on the Receivables, the outstanding balance of the Receivables, the Certificate Pool Factor and Note Pool Factor, and various other items of information.

THE NOTES

General

The notes will be issued pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed indenture will be filed with the Securities and Exchange Commission on Form 8-K on or prior to the date the final prospectus is required to be filed. The following summary describes material terms of the notes and the indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

The offered notes will be issued in book-entry form; provided that, any retained notes may, to the extent retained, be issued as definitive notes and will be registered in the name of AHFC. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, that nominee is expected to be the sole holder of record of the offered notes of each class. No noteholder will be entitled to receive a physical certificate representing an offered note until definitive notes are issued under the limited circumstances described in this prospectus. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures.

We refer you to “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities.”

Minimum Denominations

The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Payments of Interest

The class A-1 notes, class A-2a notes, class A-3 notes and class A-4 notes will bear interest at a fixed rate on the principal amount of such class as set forth on the cover of this prospectus. The class A-2b notes will bear interest at a floating rate as set forth on the cover of this prospectus. The benchmark for the class A-2b Notes will be determined as described below. Interest will be due and payable to the noteholders on each Payment Date commencing December 21, 2026. We refer you to “Certain Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities.”

Interest on the outstanding principal amount of class A-1 notes and class A-2b notes will accrue at the related interest rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date. Interest on the class A-2a, class A-3 and class A-4 notes will accrue at the applicable interest rate from and including the 21st day of the month (or from and including the Closing Date with respect to the first Payment Date) and to and excluding the 21st day of the following calendar month.

The administrator will determine SOFR Rate as described under the heading “The Notes—Calculation of Floating Rate Interest.”

Interest on the class A-1 notes and the class A-2b notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the class A-2a, class A-3 and class A-4 notes will be calculated on the basis of a 360 day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable interest rate (to the extent lawful). Interest payments on the notes will generally be made from Available Amounts and from amounts on deposit in the reserve fund, after the Servicing Fee, outstanding Advances and all accrued and unpaid trustees’ fees, any amounts due to the trustees for their respective fees and reimbursement of expenses (including reasonable attorneys’ fees and expenses) or in respect of indemnification and other administrative fees of the trust, but only to the extent not otherwise paid by the administrator (which we refer to in this prospectus as the “Trust Fees and Expenses”) and any amounts due to the asset representations reviewer for its monthly fees and any costs and expenses related to an asset representations review, but only to the extent not otherwise paid by the administrator (which we refer to in this prospectus as the “Asset Representations Reviewer Fees and Expenses”); provided, however, that until the notes have been paid in full or unless an Event of Default has occurred, the annual amount paid to (i) the trustees out of the Available Amounts prior to payments on the notes shall not exceed $100,000 and (ii) the asset representations reviewer out of Available Amounts prior to payments on the note shall not exceed $150,000. We refer you to “Credit Enhancement—Reserve Fund” and “Payments on the Notes.”

Payments of interest within any class of notes will be made on a pro rata basis among all the noteholders of that class. Payments of interest to the class A-2a and class A-2b notes will have the same priority. Under some circumstances, on any payment date the amount available for those payments could be less than the amount of interest payable on the notes. If this is the case, each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount of interest available for payment on the notes. We refer you to “Payments on the Notes” and “Credit Enhancement.”

Calculation of Floating Rate Interest

Interest on the floating rate notes will be calculated based on the SOFR Rate plus the applicable spread set forth on the cover page to this prospectus; provided that, if the sum of the SOFR Rate and such spread is less than 0.00% for any Interest Period, then the interest rate for the floating rate notes for such Interest Period will be deemed to be 0.00%.

The “SOFR Rate” will be obtained by the calculation agent for each Interest Period on the second U.S. Government Securities Business Day before the first day of such Interest Period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not the SOFR Rate, the time determined by the administrator after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the class A-2b notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the floating rate notes prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1)          the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)          if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice exists, in such other manner as the administrator determines is reasonably necessary).

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the class A-2b notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the class A-2b notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Effect of Benchmark Transition Event

Notwithstanding the foregoing, if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the administrator will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all such determinations on all subsequent dates.

The administrator shall deliver written notice to each Rating Agency and to a responsible officer of the calculation agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the administrator has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

In connection with the implementation of a Benchmark Replacement, the administrator will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement as described above, including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the administrator’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without the consent of any other person (including any noteholder). The holders of the class A-2b notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the transaction documents, none of the issuing entity, the owner trustee, the Delaware trustee, the indenture trustee, the calculation agent, the paying agent, the administrator, the sponsor, the depositor or the servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each noteholder and beneficial owner of notes, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the issuing entity, the owner trustee, the indenture trustee, the Delaware trustee, the calculation agent, the paying agent, the administrator, the sponsor, the depositor and the servicer relating to any such determinations.

The calculation agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the SOFR Rate, the Benchmark or Benchmark Replacement or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any event giving rise to the replacement of the SOFR Rate or a Benchmark Replacement (each of which shall be determined by the administrator), (ii) to select, determine, identify or designate any Benchmark Replacement, or other successor or replacement benchmark index, any Benchmark Replacement Date, any Benchmark Transition Event, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine, identify or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index or (iv) to determine whether or what SOFR Adjustment Conforming Changes, Benchmark Replacement Rate Conforming Changes or other amendments are necessary or advisable, if any, in connection with any of the foregoing.

The calculation agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in any of the transaction document as a result of the unavailability of the SOFR Rate or Benchmark and absence of the designation of a Benchmark Replacement Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the administrator, in providing any direction, instruction, notice or information required or contemplated by the terms of the transaction documents or this prospectus and reasonably required for the performance of such duties.

Payments of Principal

The final scheduled payment date and expected final payment date for each class of notes are set forth on the cover of this prospectus. Payments of principal on each Payment Date will be made only to the extent of Available Amounts and the failure to pay principal in full of a class of notes will result in an Event of Default only on the related final scheduled payment date for such class. Until the notes have been paid in full, principal payments to noteholders will be made on each Payment Date in the amount and order of priority described in this prospectus under “Payments on the Notes—Payment of Distributable Amounts.” On each Payment Date, principal of the notes will be payable generally in an amount equal to the Noteholders’ Percentage of the Principal Distributable Amount. Principal payments on the notes will be made from Available Amounts after the Servicing Fee, outstanding advances, Trust Fees and Expenses and Asset Representations Reviewer Fees and Expenses have been paid and after the Noteholders’ Interest Distributable Amount has been distributed. Notwithstanding the foregoing, if amounts actually allocated to the noteholders on any Payment Date is less than the Noteholders’ Distributable Amount, funds will be withdrawn from the reserve fund so that an amount equal to the Noteholders’ Distributable Amount may be allocated to the noteholders.

Principal payments will be allocated among the notes so that no principal payments will be made on:

•	the class A-2 notes until the class A-1 notes have been paid in full;

•	the class A-3 notes until the class A-1 notes and class A-2 notes have been paid in full; and

•	the class A-4 notes until the class A-1 notes, class A-2 notes and class A-3 notes have been paid in full.

Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an Event of Default, the Principal Distributable Amount will be paid first to holders of record of each of the class A-1 notes until the class A-1 notes have been paid in full. After the class A-1 notes have been paid in full, principal payments will be made to the class A-2 notes, class A-3 notes and class A-4 notes on a pro rata basis based on the outstanding principal amount of each such class until they are paid in full; provided that, payments on the class A-2 notes will be made pro rata among the class A-2a notes and the class A-2b notes. Beginning on the Payment Date on which the notes have been paid in full, the remainder of the Principal Distributable Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distributable Amount, will be paid to the holders of record of the certificates until the certificates have been paid in full. We refer you to “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” for a more detailed description of what would constitute an event of default.

The actual Payment Date on which the outstanding principal amount of any class of notes is paid may be significantly earlier or later than its expected final payment date set forth on the cover of this prospectus based on a variety of factors, including the factors described under “Weighted Average Life of the Notes.”

If the principal amount of a class of notes has not been paid in full on or prior to the related final scheduled payment date shown on the front cover of this prospectus, the Noteholders’ Principal Distributable Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of notes to zero on that Payment Date. We refer you to “Payments on the Notes—Payment of Distributable Amounts.”

After all amounts due and owed to the noteholders and the certificateholders have been paid in full (together with any unpaid Trust Fees and Expenses and Asset Representations Reviewer Fees and Expenses) the depositor will be entitled to any remaining Available Amounts from the collection account.

In addition, the outstanding classes of notes are redeemable in whole, but not in part, as a result of the servicer exercising its clean up call option to purchase the Receivables remaining in the pool or due to an early termination of the trust. Except in connection with the servicer exercising its clean up call option described in the immediately preceding sentence or in connection with the noteholders’ right to declare the related notes immediately due and payable under the indenture, no notes will be redeemable by the issuing entity and the noteholders will not have the ability to cause a redemption of their notes by the issuing entity.

Payments of principal within any class of notes will be made on a pro rata basis among all the noteholders of that class.

The Indenture

Modification of Indenture. Under the indenture, the trust and the indenture trustee (when authorized by an issuer order) may, with the consent of the holders of a majority of the outstanding notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of the holder of each outstanding affected note, no supplemental indenture will:

•	change (A) the due date of any installment of principal of or interest on that note or reduce the principal amount of that note, (B) the Interest Rate for that note or the redemption price for that note, (C) provisions of the indenture relating to the application of collections on, or proceeds of a sale of, the trust estate to payments of principal and interest on the note, or (D) any place of payment where or the coin or currency in which that note or any interest on that note is payable;

•	impair the right to institute suit for the enforcement of specified provisions of the indenture regarding payment;

•	reduce the percentage of the aggregate amount of the outstanding notes which is required for any supplemental indenture or any waiver of compliance with specified provisions of the indenture or of specified defaults and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on those notes, the depositor or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of notes which is required to direct the indenture trustee to sell or liquidate the Receivables if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•	reduce the percentage of the aggregate principal amount of notes required to amend the sections of the indenture that specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other specified agreements;

•	modify any provision of the indenture with respect to supplemental indentures except (i) to increase any percentage specified with respect to such supplemental indentures or (ii) to provide that certain additional provisions of the indenture or other specified agreements cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral subject to the indenture or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that such action will not adversely affect in any material respect the interest of any of the noteholders whose written consent has not been obtained, as evidenced by an opinion of counsel.

With respect to any supplemental indenture, the administrator will be required to provide prior written notice of such supplemental indenture to each Rating Agency.

Events of Default; Rights Upon Event of Default. With respect to the notes, an “Event of Default” under the indenture will consist of:

•	a default for five Business Days or more in the payment of any interest on any of the notes when the same becomes due and payable;

•	a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable on the maturity date thereof;

•	any failure by the trust to duly observe or perform in any material respect any covenant or agreement made in the indenture, which failure shall materially and adversely affect the rights of the noteholders and such failure shall continue for a period of 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided the trust notifies the indenture trustee that it is a breach of the type capable of remedy within 90 days) after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class;

•	any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, which incorrect statement shall materially and adversely affect the rights of the noteholders, and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured within 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such incorrect statement; provided the trust notifies the indenture trustee that it is a breach of the type capable of remedy within 90 days) after written notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class; or

•	particular events of bankruptcy, insolvency, receivership or liquidation of the trust;

provided, however, that (A) if any delay or failure of performance referred to in the first bullet point above shall have been caused by force majeure or other similar occurrences, the grace period referred to in such bullet point shall be extended for an additional 60 days, (B) if any delay or failure of performance referred to in the second bullet point above shall have been caused by force majeure or other similar occurrences, the grace period referred to in such bullet point shall be extended for an additional 60 days and (C) if any delay or failure of performance referred to in the third or fourth bullet point above shall have been caused by force majeure or other similar occurrences, the grace period referred to in such bullet point shall be extended for an additional 60 days.

However, the amount of principal required to be paid to noteholders under the indenture will generally be limited to amounts available to be deposited in the collection account. Therefore, the failure to pay any principal of any class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for that class of notes. The failure to pay interest to holders of a subordinated class of notes on a particular payment date will generally not constitute an Event of Default. In addition, as described below, following the occurrence of an Event of Default (other than an Event of Default related to failure to make required payments) and acceleration of the maturity of the notes, the indenture trustee is not required to sell the assets of the trust, and the indenture trustee may sell the assets of the trust only after meeting requirements specified in the indenture. Under those circumstances, even if the maturity of the notes has been accelerated, there may not be any funds to pay the principal owed on the notes. For additional information regarding the changes in the priority of payments of principal of the notes, see “Maturity and Prepayment Considerations.”

If a responsible officer of the indenture trustee has actual knowledge that an Event of Default or an event that with notice or the lapse of time or both would become an Event of Default, a “Potential Event of Default,” has occurred, such responsible officer must notify all noteholders within 90 days unless (other than with respect to an Event of Default or Potential Event of Default related to the payment of interest or principal) it determines in good faith that withholding such notice is in the interest of the noteholders.

If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or holders of a majority in principal amount of the notes then outstanding (or relevant class or classes of notes) may declare the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding (or relevant class or classes of notes), subject to certain requirements set forth in the indenture.

If the notes are due and payable following an Event of Default with respect thereto, the indenture trustee may, subject to the limitations set forth in the indenture:

•	institute proceedings to collect amounts due or foreclose on trust property;

•	exercise remedies as a secured party;

•	sell the assets of the trust; or

•	elect to have the trust maintain possession of those Receivables and continue to apply collections on those Receivables as if there had been no declaration of acceleration.

The indenture trustee may sell the Receivables subject to certain conditions set forth in the indenture following an Event of Default, including a default in the payment of any principal on the final scheduled payment date of any note or a default for five Business Days or more in the payment of any interest on any note. In the case of an Event of Default not involving any such default in payment, the indenture trustee is prohibited from selling the Receivables unless:

•	the holders of the notes then outstanding (or relevant class or classes of notes) consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and certificates at the date of the sale; or

•	the indenture trustee determines that the trust estate will not continue to provide sufficient funds to make all payments on the outstanding notes and certificates as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 100% of the aggregate outstanding amount of the notes then outstanding (or relevant class or classes of notes).

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, fees, losses, expenses and liabilities that might be incurred by it in complying with the request or that such action may materially adversely affect the rights of any noteholders not consenting to such action. Subject to the provisions for indemnification and other limitations contained in the indenture, the holders of a majority of the aggregate principal amount of all outstanding notes (or relevant class or classes of notes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of at least 51% of the aggregate principal amount of all outstanding notes (or relevant class or classes of notes) may, in some cases, waive a default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture which cannot be modified without the waiver or consent of all the holders of the outstanding notes (other than notes held by the depositor or its affiliates).

No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder of a note or notes previously has given to the indenture trustee written notice of a continuing Event of Default;

•	the Event of Default arises from the servicer’s failure to remit payments when due or the holders of not less than 25% of the aggregate principal amount of all outstanding notes (or relevant class or classes of notes, other than notes held by the depositor or its affiliates) have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

•	the holder or holders of notes have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute a proceeding; and

•	no direction inconsistent with any written request has been given to the indenture trustee during such 60 day period.

In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the trust, neither the indenture trustee, the Delaware trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

The Trust Indenture Act of 1939, as amended (which we refer to in this prospectus as the “TIA”) requires that upon the occurrence of an Event of Default, the indenture trustee will be required to resign, and a replacement indenture trustee will be appointed, if, within one year of such Event of Default, the indenture trustee, or any of its directors or executive officers, is, or is affiliated with, an underwriter (as defined in the TIA) of any of the notes.

Notices. Noteholders will be notified in writing by the indenture trustee of (i) any Event of Default (unless the indenture trustee determines in good faith that withholding such notice is in the best interest of the noteholders) or (ii) any Servicer Default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer of the indenture trustee obtaining actual knowledge of these events.

If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing.

Those notices will be deemed to have been given on the date of that publication or mailing.

Particular Covenants. The indenture will provide that the trust may not consolidate with or merge into any other entity, unless, among other things,

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	that entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture and each other Transfer and Servicing Agreement to which the trust is a party;

•	no Event of Default, or any event that with notice or the lapse of time or both would become an Event of Default, shall have occurred and be continuing immediately after the merger or consolidation;

•	the Rating Agency Condition with respect to such transaction shall have been satisfied;

•	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder;

•	the parties take any action necessary to maintain the lien and security interest created by the indenture; and

•	the indenture trustee has received an officer’s certificate and an opinion of counsel stating that the consolidation or merger complies with the terms of the indenture and all conditions precedent provided in the indenture have been complied with.

The trust will not, among other things,

•	except as expressly permitted by the indenture, the Transfer and Servicing Agreements or other specified documents with respect to the trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust unless directed to do so by the indenture trustee;

•	claim any credit on or make any deduction from the principal of and interest payable on the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust;

•	except as expressly permitted by the Transfer and Servicing Agreements and related documents, dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired, permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•	permit any lien or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in the assets of the trust or the proceeds of those assets; or

•	assume or incur any indebtedness other than the notes or as expressly permitted by the indenture or the other Transfer and Servicing Agreements and related documents.

The trust may not engage in any activity other than as specified in this prospectus.

Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report. Under certain circumstances, the indenture trustee for the trust will be required to mail each year to all noteholders a brief report relating, among other things, to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of specified indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon irrevocable deposit with the indenture trustee of funds sufficient for the payment in full of all the notes as well as amounts owed to the indenture trustee.

Governing Law. The indenture and the notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

THE CERTIFICATES

General

The certificates are not being offered pursuant to this prospectus and all information presented regarding the certificates is given to further a better understanding of the notes. The certificates will be issued pursuant to the terms of the trust agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed trust agreement will be filed with the Securities and Exchange Commission on Form 8-K on or prior to the date the final prospectus is required to be filed.

The certificates will evidence undivided ownership interests in the trust created pursuant to the trust agreement. The certificates initially will be retained by the depositor, but no assurance is given that the depositor or an affiliate will hold all or any of the certificates until maturity in excess of the portion thereof belonging to the “eligible vertical interest” retained by the depositor or another majority-owned affiliate of AHFC. See “Credit Risk Retention.” Each class of certificates will initially be represented by one or more definitive certificates registered in the name of the depositor. The certificates owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the trust agreement.

The following summary describes material terms of the certificates and the trust agreement. The summary is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement.

Payments of Interest

Interest on the outstanding principal amount of the certificates will accrue during each Interest Period at a fixed rate of interest equal to 0.00% per annum (which we refer to in this prospectus as the “Pass Through Rate”) and will be payable to the certificateholders on the related Payment Date.

Interest due on a Payment Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the certificates generally will be made from Available Amounts after:

•	payment of the Servicing Fee and outstanding advances;

•	payment of accrued and unpaid Trust Fees and Expenses to the trustees; provided that, until the notes have been paid in full or unless an Event of Default has occurred, the annual amount paid to the trustees out of the Available Amount allocation described herein shall not exceed $100,000;

•	payment of accrued and unpaid Asset Representations Reviewer Fees and Expenses; provided that, until the notes have been paid in full, the annual amount paid to the asset representations reviewer out of the Available Amount allocation described herein shall not exceed $150,000; and

•	distribution of the Noteholders’ Distributable Amounts to the noteholders.

We refer you to “Payments on the Notes—Payment of Distributable Amounts.”

Interest payments due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date increased by an amount equal to interest accrued on that amount at the Pass Through Rate (to the extent lawful).

Payments of Principal

No principal payments will be made on the certificates until the class A-1, class A-2, class A-3 and class A-4 notes have been paid in full. Thereafter, principal payments on the certificates will be made on each Payment Date from Available Amounts after payments of the Servicing Fee, Trust Fees and Expenses, Asset Representations Reviewer Fees and Expenses, any Noteholders’ Interest Distributable Amount, the Noteholders’ Percentage of the Principal Distributable Amount (if greater than zero), and payment of interest, if any, on the certificates.

Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an Event of Default, the certificates will not receive any of the Principal Distributable Amount until all of the notes have been paid in full.

Governing Law

The trust agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

PAYMENTS ON THE NOTES

On or before the fifth calendar day (or if such day falls on a holiday or weekend day, the next succeeding Business Day) preceding the related Payment Date (which we refer to in this prospectus as the “Determination Date”), the servicer will inform the owner trustee, the Delaware trustee and the indenture trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the servicer will also determine the following:

•	Available Amounts;

•	Noteholders’ Interest Distributable Amount;

•	Certificateholders’ Interest Distributable Amount;

•	Principal Distributable Amount;

•	Yield Supplement Withdrawal Amount, if any; and

•	based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the noteholders and certificateholders.

The indenture trustee or the issuing entity, as the case may be, will make payments to the noteholders and the certificateholders in accordance with such information provided by the servicer out of the amounts on deposit in the collection account. The amounts to be distributed to the noteholders and the certificateholders will be determined in the manner described below.

Payment of Distributable Amounts

Prior to each Payment Date, the servicer will calculate the amount to be distributed to the noteholders and the certificateholders. On each Payment Date, the servicer will allocate amounts on deposit in the collection account with respect to the related Collection Period as described below and will instruct the indenture trustee to make the following payments and distributions from amounts on deposit in the collection account in the following amounts and order of priority:

•	first, to the servicer, outstanding advances;

•	second, to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods;

•	third, pro rata to the trustees and the account bank, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such Trust Fees and Expenses have not been previously paid by the administrator; provided that, until the notes have been paid in full, the annual amount paid to the trustees and the account bank out of the Available Amount allocation described in this clause third shall not exceed $100,000 unless an Event of Default has occurred;

•	fourth, to the asset representations reviewer, any accrued and unpaid Asset Representations Reviewer Fees and Expenses, to the extent such fees have not been previously paid by the sponsor; provided that, until the notes have been paid in full, the annual amount paid to the asset representations reviewer out of the Available Amount allocation described in this clause fourth shall not exceed $150,000;

•	fifth, to the noteholders, the Noteholders’ Interest Distributable Amount, from remaining Available Amounts;

•	sixth, sequentially, to the noteholders, the Noteholders’ Principal Distributable Amount, from remaining Available Amounts;

•	seventh, to the certificateholders, the Certificateholders’ Interest Distributable Amount, from remaining Available Amounts;

•	eighth, after the class A-1, class A-2, class A-3 and class A-4 notes have been paid in full, to the certificateholders, the Certificateholders’ Principal Distributable Amount from remaining Available Amounts;

•	ninth, to the reserve fund, from Available Amounts remaining, if any, the amount necessary to cause the amount on deposit in that account to equal the Specified Reserve Fund Balance;

•	tenth, from remaining Available Amounts, pro rata to the trustees and the account bank, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such Trust Fees and Expenses have not been previously paid by the administrator or pursuant to clause third above;

•	eleventh, to the asset representations reviewer, any accrued and unpaid Asset Representations Reviewer Fees and Expenses, but only to the extent that such fees (i) are determined to be payable by AHFC pursuant to the procedures described under “Description of the Transfer and Servicing Agreements—Asset Representations Review” and (ii) have not been paid by the sponsor or pursuant to clause fourth above; and

•	twelfth, any Available Amounts remaining, to the depositor.

The Noteholders’ Principal Distributable Amount will be allocated among the notes as described above under “The Notes—Payments of Principal.”

CREDIT ENHANCEMENT

The noteholders are protected by the preferential right of the noteholders to receive, to the extent described in this prospectus, current distributions on the Receivables, the establishment of the reserve fund, amounts on deposit in the yield supplement account and the subordination of the certificateholders’ and the depositor’s right to receive distributions of excess interest. The reserve fund and the yield supplement account are also intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due to them and to decrease the likelihood that the certificateholders will experience losses.

Subordination

On the Closing Date, if the aggregate initial principal amount of the notes is $1,578,950,000, the certificates will have an initial principal amount of $40,484,086.65 and represent approximately 2.50% of the initial principal amount of all the notes and the certificates. On the Closing Date, if the aggregate initial principal amount of the notes is $1,842,110,000, the certificates will have an initial principal amount of $47,230,533.95 and represent approximately 2.50% of the initial principal amount of all the notes and the certificates. On the Closing Date, if the aggregate initial principal amount of the notes is $2,105,270,000, the certificates will have an initial principal amount of $53,976,781.09 and represent approximately 2.50% of the initial principal amount of all the notes and the certificates.

The rights of the certificateholders to receive payments on the Receivables will be subordinated to the rights of the noteholders to receive payments on the Receivables. The depositor is entitled to receive payments of interest collected on the Receivables and deposited in the collection account with respect to the related Collection Period, which are not used by the trust to make other required payments. The depositor’s right to receive this excess interest is subordinated to the payment of principal of and interest on the notes and interest, if any, on the certificates, and the funding of the reserve fund.

Reserve Fund

The reserve fund will be created with an initial deposit by the depositor on the Closing Date. On the Closing Date, if the aggregate initial principal amount of the notes is $1,578,950,000, the depositor will cause to be deposited into the reserve fund $4,048,585.22, which represents approximately 0.25% of the Initial Pool Balance. On the Closing Date, if the aggregate initial principal amount of the notes is $1,842,110,000, the depositor will cause to be deposited into the reserve fund $4,723,351.33, which represents approximately 0.25% of the Initial Pool Balance. On the Closing Date, if the aggregate initial principal amount of the notes is $2,105,270,000, the depositor will cause to be deposited into the reserve fund $5,398,116.95, which represents approximately 0.25% of the Initial Pool Balance. The reserve fund will thereafter be funded by the deposit therein of all Available Amounts, if any, remaining after the payment of trust obligations with higher payment priorities, on each Payment Date to the extent necessary to restore or bring the amounts on deposit in the reserve fund to the Specified Reserve Fund Balance.

Amounts held from time to time in the reserve fund may be invested in eligible investments. Investment income on those investments (net of losses and expenses) will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund exceed the Specified Reserve Fund Balance. If the amount on deposit in the reserve fund on any Payment Date (after giving effect to all deposits to and withdrawals from the reserve fund on that Payment Date) is greater than the Specified Reserve Fund Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the indenture trustee will distribute any excess amounts remaining thereafter to the depositor. The noteholders will not have any rights in, or claims to, amounts distributed to the certificateholders or to the depositor.

The servicer may, from time to time after the date of this prospectus, notify each Rating Agency that it wishes to apply a formula for determining the Specified Reserve Fund Balance that is different from those described above or change the manner by which the reserve fund is funded. If the servicer provides such notice in writing and the Rating Agency Condition is satisfied, then the Specified Reserve Fund Balance will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder to reflect the new calculation.

On each Payment Date, funds will be withdrawn from the reserve fund to the extent that (a) the amount on deposit in the note distribution account with respect to such Payment Date is less than the sum of the Noteholders’ Distributable Amount and will be deposited in the note distribution account for distribution to the noteholders or (b) the amount on deposit in the certificate distribution account with respect to such Payment Date is less than the sum of the Certificateholders’ Distributable Amount and will be deposited in the certificate distribution account for distribution to the certificateholders.

None of the noteholders, the certificateholders, any trustee, the servicer or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the noteholders.

Yield Supplement Account

On or prior to the Closing Date, a yield supplement account will be established in the name of the indenture trustee. The yield supplement account is designed primarily to supplement the interest collections on the Receivables that have APRs which are less than the Required Rate (which we refer to as the “Discount Receivables”).  On the Closing Date, the depositor will cause to be deposited into the yield supplement account an amount equal to $●, which will be determined at the time of pricing based on the interest rate of the notes and will be structured to achieve approximately 2.25% estimated excess spread per annum as of the Closing Date.  Neither the depositor nor the servicer will make any additional deposits to the yield supplement account after the Closing Date.

On the Business Day prior to each Payment Date (which we refer to in this prospectus as the “Deposit Date”), the indenture trustee shall withdraw the Yield Supplement Withdrawal Amount from monies on deposit in the yield supplement account and deposit such amount into the collection account to be included in amounts distributed on the related Payment Date.

On each Payment Date, the amount required to be on deposit in the yield supplement account will decline and be equal to the present value of the sum of all Yield Supplement Amounts for all future Payment Dates, assuming that future scheduled payments on the Discount Receivables are made on the date on which they are scheduled as being due.  The amount on deposit in the yield supplement account will decrease as payments are made with respect to the Yield Supplement Amount.  Amounts on deposit on any payment date in the yield supplement account in excess of the required Yield Supplement Amount, after giving effect to all payments to be made on that payment date, will be released to the depositor.  Monies on deposit in the yield supplement account may be invested in eligible investments.

Excess Interest

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee and interest on the notes each month. The depositor is entitled to receive payments of interest collected on the receivables which are not used by the trust to make other required payments. Any excess interest released from the collection account to the depositor will no longer be available to securityholders on any later payment date. The depositor’s right to receive this excess interest is subordinated to the payment of servicing fees and other trust and asset representations reviewer fees, expenses and indemnities to the extent not previously paid by AHFC (which, with respect to (i) trust fees, expenses and indemnities, shall not exceed $100,000 per annum and (ii) asset representations reviewer fees, expenses and indemnities, shall not exceed $150,000 per annum (which we refer to as “Asset Representations Reviewer Fees and Expenses”), in each case, as long as any of the notes are outstanding and no event of default has occurred), the payment of outstanding advances, the payment of interest on and principal of the notes, the payment of principal of and interest, if any, on the certificates and the funding of the reserve fund. To the extent there are losses on the receivables, excess interest (to the extent available) will be used to offset these losses on the related payment date prior to any amounts being withdrawn from the reserve fund.

CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

The class A-1 notes, class A-2a notes, class A-3 notes and class A-4 notes are Fixed Rate Securities. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate specified on the cover of this prospectus.

Interest on each class of Fixed Rate Securities will be computed on a 30/360 basis, except for the class A-1 notes, for which interest will be calculated on an actual/360 basis. We refer you to “The Notes—Payments of Interest” and “The Certificates—Payments of Interest.”

Floating Rate Securities

Interest on each class of Floating Rate Securities will be calculated based on SOFR Rate plus the applicable spread set forth on the cover page to this prospectus; provided that, if the sum of SOFR Rate and such spread is less than 0.00% for any interest accrual period, then the interest rate for the Floating Rate Securities for such interest accrual period will be deemed to be 0.00%. We refer you to “The Notes—Calculation of Floating Rate Interest.”

Book-Entry Registration

Each class of notes offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. The underwriters may arrange for noteholders to hold beneficial interests in notes through DTC (in the United States) or Clearstream Banking, societe anonyme, which we refer to in this prospectus as “Clearstream”, directly if they are participants of those systems, or indirectly through organizations which are participants in those systems. Clearstream will hold omnibus positions on behalf of its participants, which we refer to in this prospectus as “Clearstream Participants” through customers’ securities accounts in their respective names on the books of their respective depositaries, which we collectively refer to as the “Depositaries”, which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. Noteholders may be unable to hold their beneficial interests through Clearstream if the underwriters did not initially hold their interests through Clearstream.

No noteholder (other than AHFC and its majority-owned affiliates) will be entitled to receive a certificate representing that person’s interest in the notes, except as set forth below. Unless and until notes of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only noteholder will be Cede, as nominee of DTC. Noteholders will not be recognized by the indenture trustee as noteholders as that term will be used in the relevant agreements, and noteholders will only be permitted to exercise the rights of holders of notes of the related class indirectly through DTC and DTC Participants, as further described below.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants will occur in accordance with Clearstream rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with that system’s rules and procedures and within that system’s established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants may not deliver instructions directly to their respective Depositaries.

Because of time-zone differences, credits of securities received in Clearstream as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream Participant on that Business Day. Cash received in Clearstream as a result of sales of securities by or through a Clearstream Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream cash account only as of the Business Day following settlement through DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class. Indirect access to the DTC system also is available to the Indirect DTC Participants either directly or indirectly through relationships with DTC Participants. The rules applicable to DTC and DTC Participants are on file with the SEC.

Noteholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the notes on DTC’s records. The ownership interest of each noteholder will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants.

Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the noteholder entered into the transaction. Transfers of ownership interests in the notes of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of noteholders.

To facilitate subsequent transfers, all notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual noteholders and its records will reflect only the identity of the DTC Participants to whose accounts those notes are credited, which may or may not be the noteholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the notes are held in book-entry form, noteholders will not have access to the list of noteholders, which may impede the ability of noteholders to communicate with each other.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of and interest on the notes. DTC Participants and Indirect DTC Participants with which noteholders have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective noteholders.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by DTC Participants and Indirect DTC Participants to noteholders will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the indenture trustee (or any paying agent appointed by the indenture trustee), the depositor or the servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each class of notes to DTC will be the responsibility of the indenture trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the noteholders will be the responsibility of DTC Participants and Indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or noteholders.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a noteholder may be limited in its ability to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those notes due to the lack of a physical certificate for those notes.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder only at the direction of one or more DTC Participants to whose account with DTC the notes are credited. Additionally, DTC has advised the depositor that it will take those actions with respect to specified percentages of the noteholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an “Omnibus Proxy” to the related indenture trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream is a duly licensed bank organized as a limited liability company (a société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in Clearstream accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled by Clearstream in numerous currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, “CSSF.” Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant.

Payments with respect to notes held through Clearstream will be credited to the cash accounts of the Clearstream Participants in accordance with its relevant rules and procedures, to the extent received by its Depositary.

Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. We refer you to “Material U.S. Federal Income Tax Considerations.” Clearstream will take any other action permitted to be taken by a noteholder on behalf of a Clearstream Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

DTC and Clearstream are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time. In addition, the issuing entity may be unable or unwilling to enable the notes to be held through Clearstream.

Definitive Securities

The certificates will be issued in fully registered, certificated form. To the extent AHFC or an affiliate thereof retains any or all of a class of notes, AHFC may choose to have such retained notes issued in fully registered, certificated form.

In addition to the circumstances described above, the notes will be issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those notes and the administrator and the indenture trustee are unable to locate a qualified successor (and if it is the administrator that has made that determination, the administrator so notifies the indenture trustee in writing);

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default or a Servicer Default with respect to the book-entry notes, holders representing at least a majority of the outstanding principal amount of such notes, acting together as a single class, advise the indenture trustee and the clearing agency participants through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those notes is no longer in the best interests of the holders of those notes.

Upon the occurrence of any event described in the immediately preceding paragraph of which a responsible officer of the indenture trustee has actual knowledge, the indenture trustee will be required to notify all applicable noteholders through DTC Participants of the availability of definitive securities. Upon surrender by DTC of the definitive notes representing the corresponding notes and receipt of instructions for re-registration, the issuer will execute and the indenture trustee will authenticate those notes as definitive notes to those noteholders.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the indenture trustee in accordance with the procedures set forth in the indenture or the trust agreement, as applicable, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the record date. Those payments will be made by wire transfer in immediately available funds to the account designated by the applicable holder. The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the securityholders. The indenture trustee will provide notice to the securityholders not less than 5 Business Days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes material terms of the sale and servicing agreement pursuant to which the trust will purchase the Receivables from the depositor and the servicer will agree to service those Receivables, the trust agreement pursuant to which the trust will be created and certificates will be issued and the administration agreement pursuant to which the administrator will undertake specified administrative duties with respect to the trust. The description of the terms of the Transfer and Servicing Agreements in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. Copies of the final Transfer and Servicing Agreements will be filed as a current report on Form 8-K with the Securities and Exchange Commission on or prior to the date the final prospectus is required to be filed.

Sale and Assignment of Receivables; Representations and Warranties

On the Closing Date, the originator will sell and assign to the depositor, without recourse and pursuant to the receivables purchase agreement, its entire interest in the Receivables comprising the pool, including the security interests in the Financed Vehicles. On the Closing Date, the depositor will transfer and assign to the issuer, without recourse and pursuant to the sale and servicing agreement, its entire interest in the Receivables comprising the pool, including its security interests in the related Financed Vehicles. On the Closing Date, the issuer will grant to the indenture trustee on behalf of the trust, without recourse and pursuant to the indenture, a security interest in its entire interest in the Receivables comprising the pool, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule delivered pursuant to the receivables purchase agreement, but the existence and characteristics of the Receivables will not be verified by the indenture trustee. The owner trustee or indenture trustee, as applicable, will, concurrently with the transfer and assignment, on behalf of the trust, execute and deliver the notes and certificates. The net proceeds received from the sale of the notes will be applied to the purchase of the Receivables from the depositor and to make the required initial deposit into the reserve fund and the yield supplement account. The depositor will initially retain the certificates.

The originator will represent and warrant, among other things, that:

•	the information provided in the schedule of Receivables delivered in connection with the sale is true and correct in all material respects as of the opening of business on the Cutoff Date;

•	the related Obligor on each Receivable has been required to maintain physical damage insurance covering the Financed Vehicle;

•	each of those Receivables is or will be secured by a first priority perfected security interest in favor of the originator in the Financed Vehicle;

•	as of the Closing Date, no liens or claims shall have been filed, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable (other than liens permitted under the transaction documents); and

•	each Receivable is on a form contract that includes the legal and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws affecting the enforcement of creditors’ rights and by general principles of equity, consumer protection laws and the Servicemembers Civil Relief Act.

As of the last day of the second (or, if AHFC so elects, the first) collection period following the discovery by or notice to the originator of a breach of any representation or warranty of the originator with respect to the Receivables that materially and adversely affects the interests of the securityholders in any Receivable, the originator, unless the breach is timely cured, will repurchase that Warranty Receivable from the trust at a price equal to the Warranty Purchase Payment for that Receivable. Any inaccuracy in the representations or warranties will be deemed not to constitute a breach if such inaccuracy does not affect the ability of the issuing entity to receive and retain payment in full on such Receivable. This repurchase obligation will constitute the sole remedy available to the securityholders, the trustees, the depositor or the trust for any uncured breach by the originator.

Pursuant to the sale and servicing agreement, the depositor and the trust will designate the servicer as custodian to maintain possession (or control, in the case of electronic records or chattel paper evidenced by an authoritative electronic copy) as the trust’s agent of the authoritative copies of the retail installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the servicer’s own portfolio of retail installment sale contracts, as well as to facilitate servicing and reduce administrative costs, the documents evidencing the Receivables will not be physically segregated from other retail installment sale contracts of the servicer, or those which the servicer services for others, or marked to reflect the transfer to the trust as long as AHFC is servicing the Receivables. However, Uniform Commercial Code (as in effect in the applicable jurisdiction) (the “UCC”) financing statements reflecting the sale and assignment of the Receivables by the originator to the depositor and by the depositor to the trust will be filed, and the respective accounting records and computer files of the originator and the depositor will reflect that sale and assignment. The depositor, or the servicer on its behalf, will be responsible for maintaining such perfected security interest through the filing of continuation statements or amended financing statements, as applicable. Because the Receivables will remain in the servicer’s possession and control and will not be stamped or otherwise marked to reflect the assignment to the indenture trustee, if a subsequent purchaser were able to take physical possession or control of the Receivables in connection with a purchase in good faith in the ordinary course of its business, for new value and without knowledge that its purchase violates the rights of the trust, the trust’s interest in the Receivables could be defeated. In addition, in some cases, the indenture trustee’s security interest in collections that have been received by the servicer but not yet remitted to the collection account could be defeated. We refer you to “Certain Legal Aspects of the Receivables—Security Interests.”

Asset Representations Review

As discussed under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties,” the originator will make certain representations and warranties regarding the Receivables. The asset representations reviewer will be responsible for reviewing the Receivables for compliance with the representations and warranties on the pool assets as described under “—Sale and Assignment of Receivables; Representations and Warranties” above (collectively, the “Pool Asset Representations”) when the following asset review conditions (the “Review Conditions”) have been satisfied:

•	The Delinquency Percentage for any distribution date exceeds the Delinquency Trigger for that Payment Date, as described below under “—Delinquency Trigger”; and

•	The Investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the Review Conditions are satisfied (the first date on which the Review Conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform a review of the Subject Receivables (as defined below) for compliance with the Pool Asset Representations as described below under “—Asset Review.”

Delinquency Trigger

A delinquent receivable is a receivable where less than 90% of a Scheduled Payment on a cumulative basis plus any overdue monthly payments has been received. Receivables in repossession and charged-off Receivables are not included as delinquent receivables.

On or prior to each Payment Date, the servicer will calculate the Delinquency Percentage for the preceding calendar month. The “Delinquency Percentage” for each Payment Date and the related preceding calendar month is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Receivables balance of all 61-Day Delinquent Receivables as of the last day of the calendar month immediately preceding such Payment Date to (ii) the Pool Balance of all outstanding Receivables held by the trust as of the last day of such preceding calendar month. “61-Day Delinquent Receivables” means, as of any date of determination, all Receivables outstanding and held by the trust (other than Receivables in repossession and charged-off Receivables) that are 61 or more days delinquent as of such date (or, if such date is not the last day of a calendar month, as of the last day of the calendar month immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any Payment Date and the related preceding calendar month is 4.80%.

The Delinquency Trigger was calculated as a multiple of 5 times the previous historical peak Delinquency Percentage of ABS pools since 2006, which was 0.96%. This multiple corresponds generally to the multiple used for calculating expected cumulative net losses before the notes would realize a loss. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak Delinquency Trigger to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy. The following chart shows the monthly percentages of receivables more than 60 days delinquent in AHFC’s prior securitized pools.

“Subject Receivables” means, for any asset review, all Receivables outstanding and held by the trust that are 60 or more days delinquent as of the related Review Satisfaction Date. However, any Receivable which becomes a repurchased Receivable or which is paid in full after the Review Satisfaction Date will no longer be a Subject Receivable.

Asset Review Voting

If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger for that Payment Date, the servicer will notify Investors of that occurrence on the related monthly distribution report filed by the depositor on Form 10-D. Investors (regardless of whether such Investor holds a note or its interest in a note in book-entry form or in definitive form) in the aggregate holding at least 5% (by aggregate outstanding principal amount of all the outstanding notes as of the filing of the Form 10-D that disclosed that the Delinquency Percentage exceeded the Delinquency Trigger) (the “Instituting Noteholders”) may then elect to initiate a vote of the Investors to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote. Notes retained by AHFC will not be included for purposes of determining whether the required percentage of any class of notes have taken any action with respect to an asset representations review as described under “—Notes Owned by the Depositor, AHFC or Affiliates” below. Notice of the initiation of such vote will be provided to Investors on Form 10-D. If any of the Instituting Noteholders is not a record holder as reflected on the note register and is instead a beneficial owner of notes, the indenture trustee may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of a specified principal amount of the Notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

Any such vote will be (i) initiated no later than 90 days from the date on which a Form 10-D was filed which included a notification to Investors that the Delinquency Percentage on the related Payment Date exceeded the Delinquency Trigger for that Payment Date (such date, the “Delinquency Trigger Notice Date”) and (ii) remain open until 150 days from the Delinquency Trigger Notice Date.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the “Noteholder Direction” will be deemed to have occurred if Investors representing a majority of the voting Investors vote in favor of directing a review by the asset representations reviewer. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred, and the depositor will file a Form 8-K describing the details of the vote. If the Instituting Noteholders elect to initiate a vote, then AHFC will pay the costs, expenses and liabilities incurred by the indenture trustee, the owner trustee, the depositor and the trust in connection with the voting process, including the costs and expenses of counsel (as described below under “—Fees and Expenses for Asset Review”). The sponsor, the depositor and the trust are required under the sale and servicing agreement to cooperate with the indenture trustee to facilitate the voting process. The indenture trustee will set a record date for purposes of determining the identity of Investors entitled to vote in accordance with TIA Section 316(c) as of the date of filing of the Form 10-D that disclosed that the Delinquency Percentage exceeded the Delinquency Trigger.

Promptly after the occurrence of the Review Satisfaction Date, the indenture trustee will send a notice to the sponsor, the depositor, the servicer, the administrator and the asset representations reviewer specifying that the Review Conditions have been satisfied and providing the applicable Review Satisfaction Date. Within ten Business Days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

AHFC will reimburse the costs, expenses and liabilities incurred by the indenture trustee, the sponsor, the depositor and the issuing entity in connection with such disclosure and the voting process, including the costs and expenses of counsel.

Notes Owned by the Depositor, AHFC or Affiliates

Notes owned by the depositor, AHFC or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document.

Fees and Expenses for Asset Review

As described under “—Fees and Expenses” below, the asset representations reviewer will be paid an annual fee of $5,000 by the sponsor, and to the extent not so paid, as set forth under “Payments on the Notes—Payment of Distributable Amounts” in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee in connection with the asset review of up to $250 for each Subject Receivable upon completion of a review (the “Review Expenses”). The Review Expenses will be paid by AHFC, but if not paid by AHFC, the issuer will pay such Review Expenses, subject to the limits set forth under “Payments on the Notes—Payment of Distributable Amounts.”

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Pool Asset Representations (an “Asset Review”) to determine whether the Pool Asset Representations with respect to each Subject Receivable were accurate in all material respects.

The Asset Review will be performed in accordance with the procedures set forth in the asset representations review agreement.

Under the asset representations review agreement, the servicer will furnish to the asset representations reviewer a list of the Subject Receivables within ten (10) days after receiving notice of the Review Satisfaction Date. The asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after receiving access to the review materials, which the servicer shall furnish to the asset representations reviewer within sixty (60) days after receiving notice of the Review Satisfaction Date; provided that such review period will be extended for thirty (30) days in order to allow the servicer to provide missing or additional review materials to the asset representations reviewer. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the sponsor, the servicer and the issuer of the findings and conclusions of the review of the Subject Receivables, and the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions.

The asset representations reviewer will not be responsible for determining whether noncompliance with the Pool Asset Representations constitutes a breach of the receivables purchase agreement or the sale and servicing agreement or whether the originator would be required to repurchase a Subject Receivable. If the asset representations reviewer determines that there was noncompliance with the Pool Asset Representations, the sponsor will then, after reviewing the report of the asset representations reviewer, determine whether the originator would be required to repurchase a Subject Receivable.

Amendment of the Asset Representations Review Agreement

The asset representations review agreement may be amended by the parties thereto, without the consent of noteholders, provided that (a) such amendment does not materially and adversely affect the interests of any noteholder, as evidenced by either an opinion of counsel or an officer’s certificate or (b) the Rating Agency Condition is satisfied.

Dispute Resolution

The originator is required to repurchase Receivables from the trust as described under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties.” Any Investor (each, a “requesting party”) may request that the originator repurchase any Receivable that does not satisfy the representations and warranties described under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties.” In order to make a repurchase request, a requesting party will be required to provide a notice stating the request to the originator. If the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of such requesting party within 180 days of the receipt of notice of the request by the originator, the requesting party may refer the matter, at its discretion, to mediation, non-binding arbitration or binding arbitration. The requesting party will be required to provide notice of its intention to refer the matter to mediation, non-binding arbitration or binding arbitration, as applicable, to the originator, with a copy to the issuing entity, the depositor, the owner trustee and the indenture trustee.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be impartial and appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties. The arbitrator will be impartial and appointed from a list of neutrals maintained by the AAA. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion.

Any mediation or arbitration described above will be held in New York, New York (or such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions and additional terms set forth in the receivables purchase agreement. Any settlement agreement reached in a mediation and any decision by an arbitrator in binding arbitration will be binding upon the requesting party, the depositor, the issuing entity, the owner trustee and the indenture trustee with respect to the Receivable that is the subject matter of the repurchase request, and, in that situation, issues relating to that Receivable may generally not be re-litigated by the depositor, the issuing entity, the owner trustee or the indenture trustee or become the subject of a subsequent repurchase request by the requesting party in mediation, arbitration, court or otherwise. By requesting binding arbitration, such requesting party will waive the right to sue in court, including the right to a trial by jury.

Accounts

The servicer will establish and maintain with U.S. Bank National Association, an affiliate of the indenture trustee (“U.S. Bank N.A.”, the “account bank”), a collection account in the name of the indenture trustee, on behalf of the securityholders, into which payments made on or with respect to the Receivables and amounts released from the yield supplement account or reserve fund will be deposited for payment to the securityholders.

The servicer will also establish and will maintain with the account bank:

•	the reserve fund in the name of the indenture trustee for the benefit of the noteholders and the certificateholders;

•	the note distribution account; and

•	the yield supplement account in the name of the indenture trustee for the benefit of the noteholders and the certificateholders.

Funds in the collection account, the yield supplement account and the reserve fund will be invested, at the direction of the servicer, as provided in the sale and servicing agreement, in one or more eligible investments that meet certain established investment criteria. Except as described below, eligible investments are generally limited to obligations or securities that mature on or before the next Deposit Date. However, to the extent permitted by the Rating Agencies, funds in any Account (other than the collection account) may be invested in obligations or securities that will not mature prior to the next Payment Date and will not be sold to meet any shortfalls. Thus, the amount of cash in the reserve fund or yield supplement account at any time may be less than the balance of the reserve fund or the yield supplement account, as the case may be. If the amount required to be withdrawn from the reserve fund or yield supplement account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the reserve fund or the yield supplement account, as the case may be, a temporary shortfall in the amounts paid to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Investment earnings on funds deposited in the Accounts, net of losses and investment expenses, will be released to the servicer or the depositor on each Payment Date and will be the property of the servicer or the depositor, as the case may be. Funds in the note distribution account will not be invested.

The Accounts will be maintained with the securities intermediary so long as it is an eligible institution. If any Account ceases to be an eligible account, then the servicer shall, with the assistance of the account bank as may be necessary, within 30 days (or any longer period if the Rating Agency Condition is satisfied with respect to the longer period) cause new accounts to be established as eligible accounts and redirect the indenture trustee to transfer any cash and/or investments to the new Account.

Servicing Procedures

The servicer, for the benefit of the trust, shall manage, service, administer and make collections on the Receivables (other than Administrative Receivables and Warranty Receivables) with reasonable care, using that degree of skill and attention that the servicer exercises with respect to all comparable automobile receivables that it services for itself or others. The servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the trustees with respect to distributions, generating U.S. federal income tax information and performing the other duties specified in the sale and servicing agreement. The servicer may, at its option, make Advances. The servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the servicer shall be authorized and empowered to execute and deliver, on behalf of itself, the trust, the trustees, the securityholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The servicer is authorized to commence, in its own name or in the name of the trust, a legal proceeding to enforce a defaulted Receivable or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a defaulted Receivable. If the servicer commences or participates in such a legal proceeding in its own name, the trust will be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other related property of the trust with respect to such Receivable to the servicer for purposes of commencing or participating in any such proceeding as a party or claimant. The servicer is also authorized and empowered under the sale and servicing agreement to execute and deliver in the servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the owner trustee on behalf of the trust shall, at the servicer’s expense and written direction, take steps to enforce such Receivable, including bring suit in its name or the name of the trust, the indenture trustee, the noteholders or the certificateholders. The owner trustee on behalf of the trust is required to furnish the servicer with any powers of attorney and other documents and take any other steps which the servicer may deem necessary or appropriate to enable the servicer to carry out its servicing and administrative duties under the sale and servicing agreement.

The servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by the trust and will, consistent with the sale and servicing agreement, follow the collection procedures it follows with respect to comparable automobile receivables it services for itself and others.

The servicer will be authorized to grant certain rebates, adjustments or extensions with respect to a Receivable without the prior consent of the trust. However, if any modification of a Receivable extends the maturity of a Receivable beyond the final scheduled maturity date of the last maturing class of notes, the servicer will be obligated to purchase the Receivable as described below. In addition, in the event that any rescheduling or extension of a Receivable modifies the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new automobile receivable that results in a deemed exchange thereof within the meaning of Section 1001 of the Code, the servicer will be obligated to purchase the Receivable as described below.

In addition, the servicer will covenant that, except as otherwise contemplated in the sale and servicing agreement (including the provisions in the immediately two preceding paragraphs):

•	it will not release in whole or in part any Financed Vehicle from the security interest granted in the related Receivable;

•	it will do nothing to impair the rights of the trust in the Receivables;

•	it will not alter the APR of any Receivable (unless required by applicable laws, rules and regulations);

•	it will not modify the number of payments under a Receivable or the maturity of a Receivable beyond the final scheduled maturity date of the last maturing class of notes unless it is making advances corresponding to reduction in Scheduled Payments as described above; and

•	it will not alter the amount financed under a Receivable.

The trust, the servicer or the seller shall inform the other parties promptly upon the discovery of any breach by the servicer or upon actual knowledge of such breach by a responsible officer of the owner trustee or indenture trustee of the above obligations that would materially and adversely affect any Receivable. Unless the breach is cured by the last day of the second collection period following the discovery (or, if the servicer so elects, the last day of the first collection period following the discovery), the servicer is required to purchase any such Administrative Receivable materially and adversely affected by the breach from the trust at a price equal to the Administrative Purchase Payment for that Receivable. Upon the sale of any Administrative Receivable, the trust will, for all purposes of the sale and servicing agreement, be deemed to have released all claims for the reimbursement of outstanding Receivables made in respect of that Administrative Receivable. This purchase obligation will constitute the sole remedy available to the trust, the securityholders or the trustees for any uncured breach by the servicer.

If the servicer determines that eventual payment in full of a Receivable is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that Receivable, including repossessing and disposing of the related Financed Vehicle at a public or private sale, or taking any other action permitted by applicable law. We refer you to “Certain Legal Aspects of the Receivables.”

Servicing Compensation

The servicer will be entitled to receive as compensation for services rendered an amount equal to the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period multiplied by the Servicing Fee Rate (which we refer to in this prospectus as the “Base Servicing Fee”) for each Collection Period. The Base Servicing Fee (together with any portion of the Base Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent of amounts available for that purpose as set forth in this prospectus.

The servicer will also be entitled to collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables and any interest earned during a Collection Period from the investment of monies in the collection account as a Supplemental Servicing Fee. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures. In addition, the servicer will be entitled to reimbursement from the trust for specified liabilities. The servicer will be paid the Base Servicing Fee for each Collection Period on the Payment Date related to that Collection Period prior to the payment of interest on any class of notes or certificates, provided that the Base Servicing Fee in respect of a Collection Period (together with any portion of the Base Servicing Fee that remains unpaid from the prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the related Receivables.

The Base Servicing Fee and the Supplemental Servicing Fee (collectively, the “Servicing Fee”) will compensate the servicer for performing the functions of a third-party servicer of automobile receivables as an agent for the beneficial owner of those Receivables, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicing Fee also will compensate the servicer for administering the Receivables, including making Advances, accounting for collections and furnishing monthly reports to the owner trustee, the Delaware trustee and indenture trustee with respect to payments. The Servicing Fee also will reimburse the servicer for specified taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

The Servicing Fee will be paid from Available Amounts prior to the payment of the Noteholders’ Distributable Amounts or Certificateholders’ Distributable Amounts.

Insurance on Financed Vehicles

Each Receivable requires the related Obligor to maintain specific levels and types of insurance coverage to protect the Financed Vehicle against losses. The originator requires evidence of insurance coverage by the Obligors at the time of origination of the Receivables, but performs no verification of continued coverage after origination. The originator will not be obligated to make payments to the trust for any loss as to which third-party insurance has not been maintained, except to the extent of its obligations under the receivables purchase agreement. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary. The servicer will not be required to monitor the maintenance of insurance. A failure by an Obligor to maintain physical damage insurance will constitute a default under the related Receivable. We refer you to “The Receivables—Pool Underwriting.” In the event that the Obligor fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to securityholders which is not covered by amounts on deposit in the reserve fund or by subordination of payments on the certificates to the extent described in this prospectus, the securityholders could suffer a loss on their investment.

Collections

The servicer maintains several bank accounts into which payments from Obligors on the Receivables and payments from obligors on other retail installment sale contracts and automobile lease contracts are deposited upon receipt by the servicer. Payments received are deposited into the accounts based on the type and manner in which such payment is received. Payments made by check or electronic debit are deposited into one or more lockbox accounts. All other payments, including prepayments in full, are deposited into another account. Funds on deposit in these accounts are transferred to a separate operating account from which all sums representing payments on the related Receivables are remitted to the related collection account on a monthly basis.

The servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period, net of certain amounts permitted to be retained by the servicer under the sale and servicing agreement, into the collection account not later than two Business Days after receipt. However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of specified ratings criteria of the Rating Agencies or other requirements otherwise acceptable to the Rating Agencies, and the absence of any Servicer Default or Event of Default) is satisfied, the servicer may retain such amounts until the related Deposit Date. The servicer will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the trust into the collection account on or before each Deposit Date. All decisions regarding deposits and withdrawals from the collection account will be made by the servicer and will not be independently verified. If the servicer were unable to remit the funds as described above, securityholders might incur a loss.

The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the sale and servicing agreement, pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to reduce the unpaid late charges as provided in the Receivable, second to interest accrued to date, third to principal until the principal balance is brought current and finally to prepay principal of the Receivable.

Collections on or in respect of a Receivable made during a Collection Period which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an “Excess Payment.” Excess Payments constituting a prepayment in full of the related Receivable will be applied as a prepayment in full of such Receivable and all other Excess Payments on Receivables will be applied as a partial prepayment.

On each Deposit Date, the indenture trustee will cause any Yield Supplement Withdrawal Amount to be deposited into the collection account.

Electronic Contracts

AHFC has contracted with a third party to facilitate the process of creating and storing electronic contracts. The third party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. Through use of the third party’s system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to AHFC.

The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify AHFC as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Advances

If the Scheduled Payment due on a Receivable (other than an Administrative Receivable or a Warranty Receivable) is not received in full by the end of a Collection Period, the servicer may, subject to the limitations set forth below, make an Advance to the trust in an amount with respect to the Receivable equal to the product of the Principal Balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the related Collection Period. If, at the close of business on the last day of a Collection Period, an obligor is entitled to a rebate of an insurance policy or other ancillary product, then the servicer may advance to the obligor an amount equal to such rebate to the extent the servicer expects to recover the amount of the rebate from the insurer, the seller of the ancillary product or another person. Advances relating to rebates can be delivered to obligors and reported in the servicer’s report in any manner the servicer selects in its discretion. Without limiting the foregoing, a rebate advance can be made, in the discretion of the servicer, by reducing the Principal Balance of the applicable Receivable and may be included in the servicer’s report as a principal collection. The servicer will not be required to make any Advances with respect to any Receivable (other than the Advance of an interest shortfall arising from a prepaid Receivable).

The servicer will make any Advances by depositing into the collection account an amount equal to the aggregate of the Advances due in respect of a Collection Period on the Deposit Date.

The servicer will be entitled to reimbursement for all outstanding Advances, without interest.

Net Deposits

As an administrative convenience, as long as specified conditions are satisfied, for so long as AHFC is the servicer, the servicer will be permitted to make the deposit of collections, aggregate Advances and Administrative Purchase Payments for the trust for or with respect to the related Collection Period net of payments to be made to the servicer with respect to that Collection Period. The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the owner trustee, the indenture trustee, the noteholders and the certificateholders as if all deposits, payments and transfers were made individually.

Statements to Securityholders

On each Payment Date, the servicer will prepare and provide a statement to (i) the indenture trustee to be made available to the noteholders and (ii) to the owner trustee to furnish to the certificateholders on that Payment Date. Each statement to be delivered to securityholders will include (among other items and to the extent applicable) the following information as to the notes and as to the certificates with respect to that Payment Date:

•	the determination date and the Collection Period for the notes and certificates;

•	the amount of payment allocable to interest on each class of securities;

•	the amount of payment allocable to the principal amount of each class of notes and to the Certificate Balance of the certificates;

•	the number of and the aggregate Principal Balance of the Receivables as of the close of business on the first day and last day of the related Collection Period after giving effect to payments allocated to principal reported under the immediately preceding bullet point;

•	the outstanding principal amount of each class of notes and the Note Pool Factor for each class of those notes, and the Certificate Balance and the Certificate Pool Factor for the certificates, each after giving effect to all payments reported under the first bullet point above on that date;

•	fees or expenses accrued and paid, including the Servicing Fee, fees or expenses of the trustees (not previously paid by AHFC) and fees or expenses of the asset representations reviewer (not previously paid by AHFC), with an identification of the general purpose of such fees and the party receiving such fees or expenses;

•	the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall, if any;

•	the Interest Rate or Pass Through Rate for the Interest Period relating to the succeeding Payment Date for any class of notes or certificates with variable or adjustable rates;

•	the beginning and ending principal amounts of the notes and certificates;

•	the pool characteristics as of the last day of the related Collection Period, including, but not limited to, the weighted average Interest Rate and weighted average remaining term to maturity;

•	the Available Amounts;

•	delinquency and loss information for the related Collection Period;

•	any material modifications, extensions or waivers to the terms of the Receivables during the related Collection Period or that have cumulatively become material over time;

•	any material breaches of representations or warranties related to the Receivables;

•	amounts on deposit in the yield supplement account after giving effect to changes thereto on that date and the amount of those changes;

•	the beginning and ending balances of the reserve fund;

•	the information required by Rule 15Ga-1(a) under the Exchange Act concerning all Receivables that were the subject of a demand to repurchase or replace for breach of representation or warranty;

•	whether the Delinquency Trigger has been met or exceeded;

•	if applicable, a statement that the servicer has received a communication request from a noteholder interested in communicating with other noteholders regarding the possible exercise of rights under the Transfer and Servicing Agreements, the name and contact information for the requesting noteholder and the date such request was received;

•	whether and when Investors have elected to initiate a vote of the Investors with respect to an asset representations review (which shall be filed on Form 10-D) to determine whether the asset representations reviewer will conduct an asset representations review;

•	whether and when the requisite percentage of Investors have voted to direct an asset representations review of the applicable Subject Receivables (which shall be filed on Form 10-D) pursuant to the process described under “—Asset Representations Review—Asset Review Voting”;

•	a summary of the findings and conclusions of any asset representations review conducted by the asset representations reviewer;

•	if applicable, information (which shall be filed on Form 10-D) with respect to the resignation, removal, substitution or any other change in the asset representations reviewer as required by Item 1121(d)(2) of Regulation AB; and

•	any asset-level data as required by Item 1111(h) and Item 1125 of Regulation AB.

The indenture trustee will make each monthly report available to each holder of notes via the indenture trustee’s internet website at https://pivot.usbank.com. Holders of notes with questions, including regarding the use of the indenture trustee’s internet website, may direct them to the indenture trustee’s customer service desk at (800) 934-6802. Copies of the statements may be obtained by the securityholders by delivering a request in writing addressed to the indenture trustee at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the trust, the indenture trustee or owner trustee, as applicable, will make available to each person who at any time during that calendar year has been a securityholder with respect to that trust and received any payment a statement containing information for the purposes of that securityholder’s preparation of U.S. federal income tax returns. We refer you to “Material U.S. Federal Income Tax Considerations.”

Noteholder Communication

A noteholder or a beneficial owner of a note (collectively, “Investors”) may send a request to the depositor at any time notifying the depositor that the Investor would like to communicate with other Investors with respect to an exercise of their rights under the terms of the Transfer and Servicing Agreements, including the right to request an asset representations review as set forth under “—Asset Representations Review” above.  If the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the indenture trustee or servicer may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

The depositor will include in each Form 10-D disclosure regarding any request received during the related Collection Period from an Investor to communicate with other Investors related to the Investors exercising their rights under the terms of the Transfer and Servicing Agreements. The disclosure in the Form 10-D regarding the request to communicate will include the name of the Investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the Investor, stating that the Investor is interested in communicating with other Investors with regard to the possible exercise of rights under the Transfer and Servicing Agreements and a description of the method other Investors may use to contact the requesting Investor.

The servicer will bear any costs associated with including the above information in the Form 10-D.

List of Noteholders

Three or more holders of the notes of any class or one or more holders of notes of that class evidencing not less than 25% of the aggregate outstanding principal amount of notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under those notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

The indenture trustee or the owner trustee, as the case may be, will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders of record as of the most recent applicable record date.

Evidence as to Compliance

On or before 90 days after the end of each fiscal year of the trust for which the depositor is filing any periodic reports with respect to the trust under the Exchange Act or any other securities law,

1.          the servicer will be required to deliver to the trust, the owner trustee and the administrator any report or information required to facilitate compliance by the trust with Subpart 229.1100—Asset-Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125 (“Regulation AB”), as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or as may be provided by the SEC or its staff from time to time; and

2.          the servicer will be required to deliver to the trust, the owner trustee and the administrator an attestation report from a firm of independent registered public accountants detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the applicable SEC regulations for asset-backed securities transactions during the immediately preceding calendar year, and the servicer’s assessment report will identify any material instance of noncompliance so long as the depositor is filing the servicer’s attestation report with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

The sale and servicing agreement will also provide for delivery to the trustees and the administrator substantially simultaneously with the delivery of the accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer has agreed to give the indenture trustee, the owner trustee and the administrator notice of specified Servicer Defaults under the sale and servicing agreement.

Copies of such statements, certificates and reports may be obtained by any noteholder or certificateholder by a request in writing addressed to the indenture trustee or owner trustee, as the case may be, at the related corporate trust office. So long as the depositor is filing any reports with respect to the trust under the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year of the trust. The annual report will contain the statements, certificates and reports disclosed above.

Certain Matters Regarding the Servicer

The sale and servicing agreement will provide that AHFC may not resign from its obligations and duties as servicer, except upon AHFC’s determination that its performance of those duties is no longer permissible under applicable law. No resignation will become effective until a successor servicer (which may be the indenture trustee or owner trustee, as applicable) has assumed AHFC’s servicing obligations and duties under the sale and servicing agreement.

The sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under that document or by reason of reckless disregard of its obligations and duties under that document. In addition, the sale and servicing agreement will provide that the servicer is not obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement, the rights and duties of the parties thereto and the interests of the securityholders. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust.

Under the circumstances specified in the sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under the sale and servicing agreement.

Servicer Default

A “Servicer Default” under the sale and servicing agreement will consist of the following:

•	any failure by the servicer to deposit in or credit to any Account any required payment or make (or caused to be made) the required payments therefrom and that failure continues unremedied for five Business Days after discovery thereof by the servicer or after the giving of written notice of the failure to (a) the servicer by the owner trustee or the indenture trustee, as applicable or (b) the servicer and the owner trustee or the indenture trustee, as applicable, by not less than 25% of the voting interests of the class of notes then outstanding;

•	any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer in the sale and servicing agreement or any other related transaction document, which failure materially and adversely affects the rights of the securityholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the servicer by the owner trustee or the indenture trustee, as applicable, or (b) the servicer and the owner trustee or the indenture trustee, as applicable, by the holders of not less than 25% of the voting interests of the class of notes then outstanding; and

•	the occurrence of an Insolvency Event with respect to the servicer;

provided, however, that (A) if any delay or failure of performance referred to in the first bullet point above shall have been caused by force majeure or other similar occurrences, the five Business Day grace period referred to in such bullet point shall be extended for an additional 90 calendar days and (B) if any delay or failure of performance referred to in the second bullet point above shall have been caused by force majeure or other similar occurrences, the 90 day grace period referred to in such bullet point shall be extended for an additional 60 calendar days.

Rights Upon Servicer Default; Removal of Servicer

So long as a Servicer Default under the sale and servicing agreement remains unremedied, the noteholders evidencing not less than 25% of the voting interests of the notes then outstanding (or the indenture trustee acting at such noteholders’ request or direction) may terminate all the rights and obligations of the servicer under the sale and servicing agreement. Under those circumstances, authority and power shall, without further action, pass to and be vested in the indenture trustee or a successor servicer appointed by the indenture trustee under the sale and servicing agreement. The indenture trustee or successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements.

However, if the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, the indenture trustee or the noteholders may not be able to effect a transfer of servicing as described above. If the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile receivables. The indenture trustee or any person appointed as successor servicer will be the successor in all respects to the predecessor servicer under the sale and servicing agreement and all references in the sale and servicing agreement to the servicer shall apply to that successor servicer. The indenture trustee may make arrangements for compensation to be paid, but the compensation for the successor servicer may not be greater than the Servicing Fee under the sale and servicing agreement. Notwithstanding termination, the servicer will be entitled to payment of specified amounts payable to it prior to the termination for services it rendered prior to the termination. Upon payment in full of the principal of and interest on the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer.

All reasonable costs and expenses incurred in connection with transferring the Receivables to the successor servicer and amending the sale and servicing agreement as needed will be paid by the predecessor servicer.

Waiver of Past Defaults

With respect to the trust, (1) the holders of not less than a majority of the aggregate principal amount of the notes then outstanding or (2) in the case of any Servicer Default that does not adversely affect the indenture trustee or the noteholders or if the notes are no longer outstanding, the holders of certificates may waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except a Servicer Default in making any required deposits to the collection account in accordance with the sale and servicing agreement. No waiver will impair those noteholders’ or certificateholders’ rights with respect to subsequent defaults, except to the extent expressly waived.

Amendment

Each of the Transfer and Servicing Agreements (other than the indenture and the trust agreement) may generally be amended by the parties to the related agreement, without the consent of the noteholders, the certificateholders or any other person, provided that (1) the amendment will not materially and adversely affect the interest of any noteholder that has not consented to such amendment, as evidenced by an opinion of counsel, or (2) each Rating Agency has received notice of such amendment and has not indicated that such amendment would result in a downgrade of any notes, and provided further that no such opinion of counsel or Rating Agency approval is required in order to conform the terms of any such Transfer and Servicing Agreement to the terms of this prospectus. If any of the certificates are held by anyone other than the depositor or an affiliate, then an amendment to the applicable agreement will also require (1) the consent of the holders of the certificates evidencing a majority of the outstanding Certificate Balance or (2) evidence, in the form of an opinion of counsel or an officer’s certificate, that such amendment will not materially and adversely affect the interests of the certificateholders.

The trust agreement may generally be amended by the parties thereto, without the consent of the noteholders or certificateholders, provided that the amendment will not materially and adversely affect the interest of any noteholder or certificateholder that has not consented to such amendment, as evidenced by an opinion of counsel.

Each of the Transfer and Servicing Agreements may also generally be amended by the parties to the related agreement and with the consent of:

•	the holders of notes evidencing a majority of the principal amount of the then outstanding notes, if any (or relevant class or classes of notes); and

•	the holders of the certificates evidencing a majority of the outstanding Certificate Balance,

for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of those noteholders or certificateholders, subject to the sentence below.

No amendment of an applicable Transfer and Servicing Agreement, however, shall:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of those noteholders or certificateholders without the consent of each of the “adversely affected” noteholders or certificateholders; or

•	reduce the aforesaid percentage of the principal amount of the then outstanding notes or certificates which is required to consent to any amendment, without the consent of the holders of all the then outstanding notes or certificates of each affected class.

List of Certificateholders

One or more holders of the certificates evidencing not less than 51% of the Certificate Balance of those certificates may, by written request to the owner trustee, obtain access to the list of all certificateholders maintained by the owner trustee for the purpose of communicating with other certificateholders with respect to their rights under the trust agreement or under those certificates.

No Transfer and Servicing Agreement will provide for the holding of annual or other meetings of securityholders.

Insolvency Event

The trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the unanimous prior approval of all certificateholders (including the depositor) of the trust and the delivery to the owner trustee by each certificateholder (including the depositor) of a certificate certifying that that certificateholder reasonably believes that the trust is insolvent.

Payment of Notes

Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the Transfer and Servicing Agreements, except as otherwise provided in any Transfer and Servicing Agreement.

Termination; Optional Redemption

The respective obligations of the depositor, the servicer, the originator (so long as AHFC has rights or obligations under the Transfer and Servicing Agreements), the owner trustee and the indenture trustee, as the case may be, pursuant to a Transfer and Servicing Agreement will terminate upon the earlier of:

•	the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; and

•	the payment to securityholders of all amounts required to be paid to them pursuant to the related agreement; or the election by the servicer to purchase the corpus of the trust as described below.

The applicable trustee will give written notice of termination to each securityholder of record. The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s security at any office or agency of the trustee specified in the notice of termination. Any funds remaining in the trust, after the applicable trustee has taken measures to locate a securityholder set forth in the Transfer and Servicing Agreements and those measures have failed, will be distributed, subject to applicable law, to the depositor.

In order to avoid excessive administrative expense, the outstanding notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables. The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance (the “Clean-up Call Option”). The “Redemption Price” for the outstanding notes will be equal to the unpaid principal amount of the outstanding notes plus accrued and unpaid interest on the notes, and for the certificates will equal the unpaid principal amount of the certificates on the date of the optional purchase plus accrued and unpaid interest on the certificates.

The owner trustee and indenture trustee will give written notice of termination to each securityholder. Upon termination of the trust, the assets of the trust will be liquidated and the proceeds from any liquidation (and amounts held in the Accounts) will be applied to pay the notes and the certificates in full, to the extent of amounts available.

Administration Agreement

AHFC, in its capacity as administrator, will enter into the administration agreement with the trust and the indenture trustee. Under the administration agreement, the administrator will agree to perform all the duties of the trust and the owner trustee under the sale and servicing agreement, the indenture, the trust agreement and the other agreements to which the trust is a party. The administrator will monitor the performance of the trust and shall advise the owner trustee when action is necessary to comply with the respective duties of such trust and the owner trustee under such agreements. The administrator shall prepare for execution by the trust or the owner trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of the trust or the owner trustee to prepare, file or deliver.

In addition, the administrator shall take (or cause to be taken) all appropriate action that the trust or the owner trustee is required to take pursuant to the indenture.

In addition, it will be the obligation of the administrator to:

•	pay the trustee fees for the trust;

•	reimburse each trustee for its expenses, disbursements and advances incurred by each such trustee in accordance with the indenture or trust agreement, as applicable, except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence (or gross negligence, with respect to the owner trustee or the Delaware trustee) or bad faith;

•	indemnify the indenture trustee (in any and all of its capacities), the securities intermediary, the owner trustee and the Delaware trustee and their respective agents for, and hold them harmless against, any fee, cost, loss, liability or expense incurred without negligence (or gross negligence, with respect to the owner trustee or the Delaware trustee), willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Transfer and Servicing Agreements, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder, and further including the fees, costs, and expenses (including reasonable attorney’s fees and expenses and court costs) of enforcing this indemnification; and

•	make available to each Rating Agency notice of certain events as provided for under the Transfer and Servicing Agreements.

The foregoing obligations of the administrator with respect to the trustees will survive the termination of the administration agreement.

As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an annual administration fee, which will be paid by the servicer out of the servicing fee.

For a discussion of the amendment provisions of the administration agreement, see “—Amendment” above.

Duties of the Owner Trustee, the Delaware Trustee and the Indenture Trustee

The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates (other than the authentication of the certificates), the notes or of any Receivables or related documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the collection account. The owner trustee will not independently verify the Receivables. The owner trustee is required to perform only those duties specifically required of it under the trust agreement. In addition to making distributions to the certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee shall not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement or the sale and servicing agreement which failure constitutes a Servicer Default unless a responsible officer of the owner trustee obtains actual knowledge of the failure as specified in the trust agreement.

Other than in connection with an asset representations review or a dispute resolution proceeding, the owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation thereto at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the owner trustee security or indemnity reasonably satisfactory to the owner trustee against the costs, expenses and liabilities that may be incurred by the owner trustee in connection with the exercise of those rights.

The Delaware trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the trust have at least one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the Delaware trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the trust under the Delaware Statutory Trust Statute. Except for the purpose of the foregoing sentence, the Delaware trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the trust, the depositor or any beneficial owner.

The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the certificates, the notes (other than authentication of the notes) or of any Receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the collection account. The indenture trustee will not independently verify the Receivables. If no Event of Default or Servicer Default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture under certain circumstances. The indenture trustee will also mail each year to all noteholders, solely to the extent required by the TIA, a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture and other information relating to the Receivables. For additional information regarding such reports, see “The Notes—The Indenture.”

The indenture trustee shall not be charged with actual or constructive knowledge of a failure by the servicer to perform its duties under the trust agreement, the sale and servicing agreement or the administration agreement which failure constitutes an Event of Default or Servicer Default, or of any breach of the originator’s representations and warranties regarding the receivables, unless a responsible officer of the indenture trustee obtains actual knowledge or written notice of the failure as specified in the indenture. Other than in connection with an asset representations review or a dispute resolution proceeding, the indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation thereto at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, fees, losses, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. The indenture trustee will not be obligated to monitor, supervise or enforce the performance of the depositor or the sponsor under the transaction documents, except as otherwise expressly required therein. The indenture trustee shall not be required to take any action it is directed to take under the indenture if the indenture trustee reasonably determines in good faith that the action so directed would involve the indenture trustee in personal liability or violate applicable law binding upon it (which determination may be based on an opinion of counsel). No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the servicer, as applicable, to remit payment, unless that noteholder previously has given to the indenture trustee written notice of the Event of Default and (1) the Event of Default arises from the servicer’s failure to remit payments when due or (2) the holders of the notes evidencing not less than 25% of the voting interests of the notes, voting together as a single class, have made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the indenture and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

The Owner Trustee, the Delaware Trustee and the Indenture Trustee

As a matter of Delaware law, the trust will be viewed as a separate legal entity, distinct from the owner trustee, and the trust will be viewed as the issuing entity of the certificates. The owner trustee, the indenture trustee and any of their respective affiliates may hold certificates in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the administrator and the owner trustee or the servicer and the indenture trustee, in each case acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement or the indenture trustee by the indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

The owner trustee and the indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor thereto. The issuer may remove the indenture trustee with 31 days’ prior notice if it ceases to be eligible to continue as trustee under the indenture, becomes legally unable to act or becomes insolvent. Under such circumstance, the administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor. All reasonable costs and expenses incurred in connection with the resignation or removal of a trustee and the appointment of a successor trustee shall be paid by the administrator.

The depositor (or the administrator on its behalf) will be obligated to pay the fees of the owner trustee, the Delaware trustee and the indenture trustee in connection with their duties under the trust agreement and indenture, respectively. The securities intermediary, owner trustee, the Delaware trustee and the indenture trustee will be entitled to indemnification by AHFC (as custodian of the receivable files or as administrator on behalf of the issuer) and the issuer for, and will be held harmless against, any loss, liability, fee, disbursement or expense (including expenses due to either trustee’s removal and/or resignation in accordance with the indenture or trust agreement, as applicable) incurred by the owner trustee, the Delaware trustee or the indenture trustee not resulting from its own willful misconduct, bad faith or negligence (in the case of the indenture trustee) or gross negligence (in the case of the Delaware trustee or the owner trustee) (other than by reason of a breach of any of its representations or warranties set forth in the trust agreement or the indenture, as the case may be). The depositor and the servicer will be obligated to indemnify the owner trustee, the Delaware trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

Fees and Expenses

The table below sets forth the fees and expenses payable by the trust on each payment date.

Party	Amount
Servicer(1)	One-twelfth of 1.00% multiplied by the outstanding principal balance of the Receivables as of the first day of the related collection period.
Indenture Trustee and the Account Bank(1)(2)	$5,500 per annum
Owner Trustee and Delaware Trustee(1)(2)	$5,000 per annum
Asset Representations Reviewer Annual Fee (1)(3)	$5,000 per annum
Asset Representations Review Expenses(1)(3)	Up to $250 for each Subject Receivable on completion of an asset representations review

(1)	To be paid before any amounts are distributed to noteholders.
(2)	To be paid by the administrator. In the event the administrator does not fulfill its payment obligations such fees, costs, expenses and indemnities will be paid before any amounts are distributed to noteholders, but so long as notes are outstanding only up to an aggregate amount equal to $100,000 per annum and any remainder will be paid after all amounts due and owed to noteholders and certificateholders are paid on such payment date, provided that if an Event of Default occurs, such $100,000 limitation will not apply.
(3)	To be paid by the sponsor. In the event the sponsor does not fulfill its payment obligations such fees and expenses will be paid before any amounts are distributed to noteholders, but so long as notes are outstanding only up to an aggregate amount equal to $150,000 per annum and any remainder will be paid after all amounts due and owed to noteholders and certificateholders are paid on such payment date.

LEGAL PROCEEDINGS

To the knowledge of the sponsor and the depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the sponsor, the depositor or the trust that would be material to holders of any notes or certificates.

Each of the owner trustee, the Delaware trustee and the indenture trustee has represented to the sponsor, the depositor and the trust that, other than as disclosed in this prospectus, it is not a party to any current legal or governmental proceedings, nor is its management aware of any legal or governmental proceedings threatened against it that, if determined adversely to such party, would be expected to be material to holders of any notes or certificates.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

General

The transfer of the Receivables to the trust, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the trust in the Receivables. If another party purchases (including the taking of a security interest in) the Receivables for new value in good faith in the ordinary course of its business, without knowledge that the purchase violates the rights of the trust, and takes physical possession (or, in the case of chattel paper evidenced by an authoritative electronic copy, control) of the authoritative copies of the records evidencing those Receivables or chattel paper, that purchaser would acquire an interest in the Receivables superior to the interest of the trust.

Security Interests

General. In states in which retail installment sale contracts such as those that evidence the Receivables evidence the credit sale of automobiles by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC.

Perfection of security interests in financed automobiles is generally governed by the automobile registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile is perfected by obtaining possession of the certificate of title to the automobile or notation of the secured party’s lien on the automobile’s certificate of title, as applicable.

All retail installment sale contracts acquired by the originator from Dealers name the originator as obligee or assignee and as the secured party. Dealers also take all initial actions necessary under the laws of the state in which the related Financed Vehicle is located to perfect the originator’s security interest in that Financed Vehicle, including, where applicable, having a notation of the originator’s lien recorded on the related certificate of title or with the applicable department of automobiles and arranging for possession of that certificate of title to be delivered to the originator in states in which the title is held by the lienholder.

Because the originator continues to service the contracts as servicer under the sale and servicing agreement the Obligors on the contracts will not be notified of the sale from the originator to the depositor or the sale from the depositor to the trust.

Perfection. Pursuant to the receivables purchase agreement, the originator will sell and assign its security interest in the Financed Vehicles to the depositor and, pursuant to the sale and servicing agreement, the depositor will assign its security interest in the Financed Vehicles to the trust. However, because of the administrative burden and expense, none of the originator, the depositor or the indenture trustee will amend any certificate of title to identify the trust as the new secured party on that certificate of title relating to a Financed Vehicle. However, UCC financing statements with respect to the transfer to the depositor of the originator’s security interest in the Financed Vehicles and the transfer to the trust of the depositor’s security interest in the Financed Vehicles will be filed with appropriate governmental authorities. In addition, as stated above, the servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the trust pursuant to the sale and servicing agreement. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties.”

AHFC typically takes physical possession (or, in the case of chattel paper evidenced by an authoritative electronic copy, control) of the authoritative copies of the records evidencing those Receivables or chattel paper to assure that it has priority in its rights under the Receivables against the Dealers and their respective creditors, under the applicable provisions of the UCC. Nevertheless, under the UCC, a purchaser of chattel paper, such as the Receivables, who, among other things, takes physical possession (in the case of chattel paper, evidenced by an authoritative tangible copy of a record evidencing chattel paper) or obtains control (in the case of chattel paper evidenced by an authoritative electronic copy) of the authoritative copies of the records evidencing chattel paper may have priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment contract relating to one of the Receivables is amended by a tangible (paper) record and the purchaser does not or is unable to take physical possession of the signed original amendment, there is a risk that creditors of the selling Dealer could have priority over the trust’s rights in the contract.

In most states, an assignment of contracts and interests in automobiles such as that under the receivables purchase agreement or the sale and servicing agreement is an effective conveyance of a security interest without amendment of any lien noted on an automobile’s certificate of title and the assignee succeeds to the assignor’s rights as secured party. Although re-registration of the automobile is not necessary to convey a perfected security interest in the Financed Vehicles to the trust, the security interest of the trust in the vehicle could be defeated through fraud or negligence because the trust will not be listed as lienholder on the certificates of title. In those states, in the absence of fraud or forgery by the automobile owner or the servicer or administrative error by state or local agencies, the notation of the originator’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. At the time of the sale of the Receivables to the depositor under the receivables purchase agreement, the originator will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each Financed Vehicle. If there are any Financed Vehicles as to which the originator failed to obtain and assign to the depositor a perfected security interest, the security interest of the depositor would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests in the Financed Vehicles. To the extent that failure has a material and adverse effect on the trust’s interest in the Receivables, however, it would constitute a breach of the warranties of the originator. Accordingly, the originator would be required to purchase that Receivable from the trust unless the breach was cured. Pursuant to the sale and servicing agreement, the depositor will assign to the trust its rights to cause the originator to purchase that Receivable under the receivables purchase agreement. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties” and “Risk Factors—Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.”

Continuity of Perfection. Under the laws of most states, the perfected security interest in an automobile would continue for up to four months after the automobile is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the automobile in the new state. A majority of states generally require surrender of a certificate of title to re-register an automobile. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of automobiles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation.

However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the Obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of an automobile, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the originator will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, the originator must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so and that failure has a material and adverse effect on the trust’s interest in the Receivable.

Priority of Liens Arising by Operation of Law. Under the laws of most states (including California), liens for repairs performed on an automobile and liens for unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of automobiles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. The originator will represent and warrant that, as of the Closing Date, each security interest in a Financed Vehicle is prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in that Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the owner trustee, the indenture trustee, the noteholders or the certificateholders in respect of the trust if a lien arises or confiscation occurs that would not give rise to the originator’s repurchase obligation under the receivables purchase agreement.

Repossession

In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law.

Unless an automobile financed by the originator is voluntarily surrendered, self-help repossession is the method employed by the originator in most states and is accomplished simply by retaking possession of the Financed Vehicle. In cases where an Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that Obligor of the default and the intent to repossess the collateral and to give that Obligor a time period within which to cure the default prior to repossession. In some states, an Obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale or other disposition and/or the date after which any private sale or other disposition of the collateral may be held. In most states, an Obligor has the right to redeem the collateral prior to actual sale or other disposition by paying the secured party the unpaid Principal Balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an Obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of automobiles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a disposition is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the Obligor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the Obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after disposition of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the Obligor.

Certain Bankruptcy Considerations

In structuring the transactions contemplated by this prospectus, the depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the originator, under the United States Bankruptcy Code or similar applicable state laws (collectively, the “Insolvency Laws”) will result in consolidation of the assets and liabilities of the depositor with those of the originator. These steps include the creation of the depositor as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing limitations (including restrictions on the nature of the depositor’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the depositor granted a security interest in the Receivables to the trust, and that interest was validly perfected before the bankruptcy or insolvency of the originator and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the originator or its creditors, that security interest should not be subject to avoidance, and payments to the trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of the originator.

However, delays in payments on the securities and possible reductions in the amount of those payments could occur if:

•	a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the originator in the event of the application of applicable Insolvency Laws to the originator;

•	a filing were made under any Insolvency Law by or against the depositor; or

•	an attempt were to be made to litigate any of the foregoing issues.

On the Closing Date, counsel to the depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the originator under Title 11 of the United States Bankruptcy Code, the property of the depositor would not properly be substantively consolidated with the property of the estate of the originator. Among other things, that opinion will assume that each of the depositor and the originator will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the originator intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the originator.

The originator will warrant in the receivables purchase agreement that the sale of the Receivables by it to the depositor is a valid sale. Notwithstanding the foregoing, if the originator were to become a debtor in a bankruptcy case, a court could take the position that the sale of the Receivables to the depositor should instead be treated as a pledge of those Receivables to secure a borrowing of the originator. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the securities (and possible reductions in the amount of payments) could occur. In addition, if the transfer of Receivables to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the originator arising before the transfer of a Receivable to the depositor may have priority over the depositor’s interest in that Receivable. Also, while the originator is the servicer, cash collections on the Receivables may be commingled with general funds of the originator and, in the event of a bankruptcy of the originator, the trust may not have a perfected interest in those collections.

The originator and the depositor will treat the transactions described in this prospectus as a sale of the Receivables to the depositor. If this treatment is respected by a bankruptcy court, the automatic stay provisions of the United States Bankruptcy Code should not apply to the Receivables if the originator were to become a debtor in a bankruptcy case.

Consumer Financial Protection Bureau

The Consumer Financial Protection Bureau (the “CFPB”) has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. AHFC is subject to the CFPB’s supervisory authority with respect to our compliance with applicable consumer protection laws. On August 7, 2025, the CFPB issued an advanced notice of proposed rulemaking seeking information to assist in its consideration of whether to propose a rule to amend the threshold test determining larger participants in the automobile financing market. Comments were due on September 22, 2025 and the final outcome of the proposed rulemaking is uncertain. In recent years, the CFPB has been active in investigating the products, services and operations of credit providers including the marketing and sale of ancillary products and related refund practices. There is considerable uncertainty as to the operating status of federal agencies (including the CFPB) and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection.  Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies (including the CFPB).  Many of the current U.S. administration’s actions and executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time.  Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB or other federal agencies, which may include increasing or decreasing enforcement activity. The CFPB’s investigations of, and initiation of enforcement actions against, credit providers, whether on its own initiative or jointly with other agencies and regulators, may change.

AHFC is also subject to state laws and regulations that vary among the states. A majority of states have enacted legislation establishing licensing requirements to conduct consumer financing activities. AHFC is also periodically subject to state audits and inquiries which monitor our compliance with consumer and other regulations. AHFC expects state regulators to continue their supervision and regulation of financial products and services within their jurisdictions and state enforcement activities may increase depending upon the activities and priorities of the CFPB.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain bank holding companies and financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of the OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including AHFC, the depositor, the trust or any of their respective creditors.

Potential Applicability to AHFC, the Depositor and the Trust. There is uncertainty about which companies will be subject to the OLA rather than the United States Bankruptcy Code. For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

AHFC’s senior unsecured debt is currently given an investment grade rating. AHFC’s business is generally limited to providing retail and wholesale financing to authorized dealers throughout the United States. AHFC has many competitors in these businesses with substantial resources. There can be no assurance, however, that circumstances will not change in the future or that, regardless of the nature and scope of AHFC’s business and competitive market, the Secretary of the Treasury would not determine that the failure of AHFC would have serious adverse effects on financial stability in the United States.

Under certain circumstances, if AHFC were determined to be a “covered financial company,” the trust or the depositor as “covered subsidiaries” of AHFC could also be subject to the provisions of the OLA as a “covered financial company.” For the trust or the depositor to be subject to receivership under the OLA as a “covered financial company” (1) the FDIC would have to be appointed as receiver for AHFC under the OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the trust or the depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of AHFC. Moreover, the trust will own a relatively small amount of the Receivables originated and serviced by AHFC and the trust and the depositor will be structured as a separate legal entity from AHFC and other trusts sponsored by AHFC. Notwithstanding the foregoing, because of the novelty of the Dodd-Frank Act and the OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the OLA provisions would not apply to AHFC, the trust or the depositor or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under the OLA. If the FDIC were appointed receiver of AHFC or of a covered subsidiary, including the trust or the depositor, under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which AHFC or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of AHFC’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then-acting and now General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include AHFC or its subsidiaries (including the depositor or the trust), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include AHFC or its subsidiaries (including the depositor or the trust), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As no such regulations have been proposed, the foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC staff anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving AHFC or its subsidiaries (including the depositor or the trust), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the trust would be delayed and could be reduced.

We will structure the transfers of the Receivables under the receivables purchase agreement with the intent that they would be characterized as legal true sales under applicable state law and that the Receivables would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power. However, if the FDIC were to successfully assert that the transfers of Receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Receivables would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance.  In addition, even if the FDIC were to unsuccessfully challenge that the transfers were not legal true sales or that the FDIC would not repudiate a legal true sale, noteholders could suffer delays in the payments on their notes.

Also assuming that the FDIC were appointed receiver of AHFC or a covered subsidiary, including the trust or the depositor, under the OLA, the FDIC’s repudiation power would extend to continuing obligations of AHFC or that covered subsidiary, as applicable, including its obligations to repurchase the related Receivables for breach of representation or warranty as well as its obligation to service the Receivables. If the FDIC were to exercise this repudiation power, noteholders would not be able to compel AHFC or any applicable covered subsidiary to repurchase the Receivables for breach of representation and warranty and instead would have a claim for damages in AHFC’s or that covered subsidiary’s receivership, as applicable, and thus would suffer delays and may suffer losses of payments on their notes. Noteholders would also be prevented from replacing the servicer during the stay. In addition, if the FDIC were to repudiate AHFC’s obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the notes would be delayed and may be reduced.

In addition, under the OLA, none of the parties to the receivables purchase agreement, sale and servicing agreement, administration agreement and indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect AHFC’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of AHFC or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the trust were itself to become subject to the OLA, the FDIC may repudiate the debt of the trust. In such an event, the noteholders would have a secured claim in the receivership of the trust for “actual direct compensatory damages” as described above, but delays in payments on the notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC’s Avoidance Power Under the OLA. Under statutory provisions of the OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.” On July 15, 2011, the FDIC Board of Directors issued a final rule (the “Final Rule”) which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the United States Bankruptcy Code. The Final Rule became effective on August 15, 2011. Based on the Final Rule, a transfer of the Receivables perfected by the filing of a UCC financing statement against AHFC, the depositor and the trust as provided in the Transfer and Servicing Agreements would not be avoidable by the FDIC as a preference under the OLA. For additional information, you should refer to “—Certain Bankruptcy Considerations” above.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act and Regulation V, the Fair Debt Collection Practices Act and Regulation F, the Magnuson-Moss Warranty Act, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act, as amended (the “Relief Act”), the Military Reservist Relief Act, the Texas Consumer Credit Code, state adoptions of the

National Consumer Act and of the Uniform Consumer Credit Code, state laws relating to retail installment sales acts (including automobile installment sales), consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices laws, creditor remedies, and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the Receivables or result in the imposition of penalties in excess of amounts owing on the Receivables. AHFC previously received two Civil Investigative Demands from the U.S. Department of Justice relating to the financing of motor vehicles by servicemembers under the Relief Act. The two Civil Investigative Demands were resolved and settled with a consent order filed on September 29, 2021.

With respect to used vehicles, the Used Car Rule of the Federal Trade Commission (the “FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyer’s Guide” that explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the Receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the Obligor in the transaction could assert against the seller of the goods. Liability under the HDC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the Receivable may also be unable to collect any balance remaining due under that contract from the Obligor.

Most of the Receivables will be subject to the requirements of the HDC Rule. Accordingly, the trust, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the related Financed Vehicle. In addition, with respect to used vehicles, the Federal Trade Commission requires that all sellers of used vehicles prepare, complete and display a “buyer’s guide” which explains the warranty coverage for the vehicles. As to each Obligor, these claims are limited to a maximum liability equal to the amounts paid by the Obligor on the related Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the seller is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related Financed Vehicle, an Obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the originator’s representations and warranties under the receivables purchase agreement and would, if the breach materially and adversely affects the Receivable or the interests of the securityholders, create an obligation of the originator to repurchase the Receivable unless the breach is cured. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

The originator will represent and warrant under the receivables purchase agreement that each Receivable, at the time it was originated, complied in all material respects with all requirements of law in effect at the time and applicable to such Receivable. Accordingly, if an Obligor has a claim against a trust for violation of any law and that claim materially and adversely affects the trust’s interest in a Receivable, that violation would constitute a breach of the representations and warranties of the originator under the receivables purchase agreement and would create an obligation of the originator to repurchase the Receivable unless the breach is cured. We refer you to “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties.”

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized and ordered forfeited to the United States of America. The offenses that can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant thereto, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing an automobile and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Relief Act, an Obligor who enters the military service after the origination of that Obligor’s Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Obligor’s Receivable and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that Obligor’s military service, after a request for relief by the Obligor. The Relief Act provides for extension of payments during a period of service upon request of the Obligor. Furthermore, when the Obligor is a person who has entered the military, an installment contract by such person for the purchase or lease of personal property may not be rescinded or terminated by the originator or its transferee for a breach of terms of the contract occurring before or during that person’s military service, nor may the property be repossessed for such breach without a court order. In addition, the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related Financed Vehicle during the Obligor’s period of active duty status and a period of time after active duty. Thus, if that Receivable goes into default, there may be delays and losses occasioned by the inability to exercise the trust’s rights with respect to the Receivable and the related Financed Vehicle in a timely fashion.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that an issuing entity could fail to have some required licenses or permits. In that event, the applicable issuing entity could be subject to liability or other adverse consequences.

Any shortfall pursuant to the section entitled “—Consumer Protection Laws,” to the extent not covered by amounts payable to the securityholders from amounts on deposit in the reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the securityholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Set forth below is a discussion of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes. This information is directed to prospective purchasers that are unrelated to the trust who purchase notes at their original issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, special tax counsel to the trust, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences and, except as specifically noted, does not address any tax consequences arising under any state, local or non-U.S. tax laws, any income tax treaties, or any other U.S. federal income tax laws, including U.S. federal estate and gift tax laws. The following discussion also does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the U.S. federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	mutual funds;

•	real estate investment trusts;

•	regulated investment companies;

•	corporations subject to the corporate alternative minimum tax on adjusted financial statement income;

•	taxpayers subject to any alternative minimum tax;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements pursuant to Section 451(b) of the Code;

•	S-corporations;

•	trusts and estates;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

For purposes of the following discussion, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) an entity taxed as a corporation and created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) an estate or trust treated as a U.S. person under Section 7701(a)(30) of the Code. The term “Non-U.S. Holder” means a beneficial owner of a note other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes. For the purposes of this discussion, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships, and any such partnership purchasing notes and persons purchasing notes through such a partnership should consult their own tax advisors in that regard.

On the closing date, Mayer Brown LLP, special tax counsel to the trust, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that, the notes (other than notes beneficially owned by: (i) the trust or a person treated as the same person as the trust for U.S. federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the trust (or a person treated as the same person as the trust for U.S. federal income tax purposes), (iii) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in the preceding clause (ii) or (iii)) will be characterized as debt for U.S. federal income tax purposes and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax or California state franchise and income tax purposes. Holders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although special tax counsel to the trust will issue tax opinions to the effect described above, the IRS may successfully take a contrary position, and the tax opinions are not binding on the IRS or on any court. The Holders will be deemed to agree, by their purchase of the notes, to treat the notes (other than notes beneficially owned by the trust or a person treated as the same person as the trust for U.S. federal income tax purposes) as debt for U.S. federal income, state and local income and franchise tax purposes. The discussion below assumes this characterization of the notes is correct.

Tax Regulations for Related-Party Note Acquisitions

The United States Department of the Treasury and the IRS issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the trust. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the trust (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under these Treasury Regulations, any notes treated as equity under these rules could result in adverse tax consequences to such related party noteholder, including that U.S. federal withholding taxes could apply to distributions on the notes. If the trust were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as being issued (or reissued) for U.S. federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the trust agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. The trust does not expect that these Treasury Regulations will apply to any of the notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. We urge you to consult your tax advisors regarding the possible effects of these rules.

Tax Treatment of the Trust

At closing, the trust will be disregarded as separate from its beneficial owner for U.S. federal income tax purposes but may be treated as a partnership should the beneficial owner transfer any of the certificates to another party (that is not treated as the same person as the current beneficial owner for U.S. federal income tax purposes) or should any of the notes be recharacterized by the IRS as equity of the trust.

If the trust is treated as a partnership for U.S. federal income tax purposes, the partnership audit rules would generally apply to the trust. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the trust described herein will have the authority to utilize, and intend to utilize, any exceptions available under these provisions (including any amendments thereto) and Treasury Regulations so that the trust’s members, to the fullest extent possible, rather than the trust itself, will be liable for any taxes arising from audit adjustments to the trust’s taxable income if the trust is treated as a partnership. It is unclear to what extent these elections will be available to the trust and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules.

Tax Consequences to U.S. Holders of the Notes

Stated Interest and OID. It is possible that one or more classes of notes may be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. A U.S. Holder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption (generally, the assumption used to price the debt offering), and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate of the underlying obligations. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Holders regarding OID, if any, will be based on the assumption that the automobile loans will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the automobile loans. See “Maturity and Prepayment Considerations” and “Weighted Average Life of the Notes.” Accordingly, Holders are advised to consult their own tax advisors regarding the impact of any prepayments of the automobile loans (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

Short Term Debt. A U.S. Holder of a note which has a fixed maturity date not more than one year from the issue date will generally not be required to include OID income on the note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

1.	an accrual method taxpayer;

2.	a bank;

3.	a broker or dealer that holds the note as inventory;

4.	a regulated investment company or common trust fund; or

5.	the beneficial owner of certain pass-through entities specified in the Code.

A U.S. Holder of a note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. Such holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note except to the extent it exceeds the sum of any interest income and OID accrued on such note. However, the holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less that are held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless the owner irrevocably elects, under Treasury Regulations, to apply a constant interest method, using the holder’s yield to maturity and daily compounding.

Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the U.S. Holder purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the notes were issued with OID, its original issue price (as adjusted for accrued OID, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the U.S. Holder held such note and the denominator of which is the number of days from the date the U.S. Holder acquired such note until its maturity date. The U.S. Holder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. Holder may elect to include market discount in gross income as it accrues and, if such U.S. Holder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Amortizable Bond Premium. In general, if a U.S. Holder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such U.S. Holder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such U.S. Holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. Such U.S. Holder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a U.S. Holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

Acquisition Premium. A U.S. Holder that purchases in a secondary market a note that was originally issued with OID for an amount less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Total Accrual Election” is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the note immediately after its purchase over the adjusted issue price of the note, and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price.

Total Accrual Election. A U.S. Holder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Stated Interest and OID,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing U.S. Holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing U.S. Holder, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. U.S. Holders should consult with their own advisers as to the effect in their circumstances of making this election.

Sale or Other Disposition. If a U.S. Holder sells a note, the U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular U.S. Holder will equal the U.S. Holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included in income by that U.S. Holder with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that U.S. Holder with respect to the note. Any gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset (except for gain representing accrued interest), and will be long-term or short-term depending on whether the note has been owned for the long-term capital gain holding period (currently, more than one year). For non-corporate U.S. Holders, capital gain recognized on the sale or other disposition of a note held for more than one year will be taxed at a maximum federal rate of 20% (plus the potential for net investment income tax noted below). Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income. U.S. Holders must aggregate capital gains and losses for each taxable year. In the event a U.S. Holder realizes a net capital loss for any year, there are limitations on the amount of these capital losses which can be deducted. Capital losses generally may be used only to offset capital gains.

Net Investment Income.  A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates.  Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.  Holders should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Tax Consequences to Non-U.S. Holders of the Notes

Interest paid (or accrued) to a Non-U.S. Holder generally will be considered “portfolio interest,” and, except as described below with respect to FATCA and backup withholding, generally will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or under certain tax treaties, is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder) and

1.            the Non-U.S. Holder is not actually or constructively a “10 percent shareholder” of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code;

2.            the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.            the interest is not contingent interest described in Section 871(h)(4) of the Code; and

4.            the Non-U.S. Holder does not bear specified relationships to any certificateholder.

To qualify for the exemption from taxation, the Non-U.S. Holder must provide the applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or Form W-8BEN-E or other applicable form or successor form), signed under penalties of perjury, certifying that the owner of the note is a Non-U.S. Holder and providing the Non-U.S. Holder’s name and address. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) provided by the Non-U.S. Holder and the Non-U.S. Holder must notify the financial institution acting on its behalf of any changes to the information on the Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form) within 30 days of that change. If interest paid to a Non-U.S. Holder is not considered portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty. In order to claim the benefit of any applicable tax treaty, the Non-U.S. Holder must provide the applicable Trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or Form W-8BEN-E (or other applicable form or successor form), signed under penalties of perjury, certifying that the Non-U.S. Holder is entitled to benefits under the treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax, provided that (1) that gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (or under certain tax treaties, is not attributable to a United States permanent establishment maintained by such Non-U.S. Holder) and (2) in the case of an individual Non-U.S. Holder, the Non-U.S. Holder is not present in the United States for 183 days or more during the taxable year of disposition.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code (“FATCA”), withholding may be required on certain payments to holders of notes (including intermediaries) who do not provide certain information to the trust or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on any notes as a result of a Holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the trust nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Holders may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding applies to payments of U.S. source dividends, interest, and other fixed payments, and, under rules previously scheduled to take effect beginning January 1, 2019, to payments from the disposition of property producing such payments (e.g. notes). Notwithstanding the foregoing, Treasury Regulations were published in proposed form that eliminate withholding on payments from such dispositions of such property. Pursuant to these proposed Treasury Regulations, the trust and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. Holders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

Backup Withholding and Information Reporting

U.S. Holders. Under current U.S. federal income tax law, backup withholding at specified rates and information reporting requirements may apply to payments of principal and interest (including OID) made to, and to the proceeds of sale before maturity by, certain noncorporate U.S. Holders of notes. Backup withholding will apply to a U.S. Holder if:

●	such U.S. Holder fails to furnish its Taxpayer Identification Number (“TIN”) to the payor in the manner required;

●	such U.S. Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

●	the payor is notified by the IRS that such U.S. Holder has failed to properly report payments of interest or dividends; or

●	under certain circumstances, such U.S. Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding does not apply with respect to payments made to certain exempt recipients, including corporations (within the meaning of Section 7701(a) of the Code), tax-exempt organizations or qualified pension and profit-sharing trusts.

Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, in their particular situations.

Non-U.S. Holders. Backup withholding will not apply to payments of principal or interest (including OID) made by the trust or its paying agent on a note if a Non-U.S. Holder has provided the required certification under penalties of perjury that it is not a U.S. person or has otherwise established an exemption (absent the trust’s actual knowledge or reason to know that the Non-U.S. Holder is actually a U.S. Holder). Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that certain required information is furnished to the IRS.

The trust must report annually to the IRS the amount of interest (including OID) paid on the notes and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Information reporting may also apply to payments made outside the U.S., and payments on the sale, exchange, retirement or other disposition of a note effected outside the U.S., if payment is made by a payor that is, for U.S. federal income tax purposes,

●	a U.S. person;

●	a controlled foreign corporation;

●	a U.S. branch of a foreign bank or foreign insurance company;

●	a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business; or

●	a foreign person, 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period,

but the payment will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. Holder and no exception to backup withholding is otherwise established.

Non-U.S. Holders should consult their tax advisors regarding their qualification and eligibility for exemption from backup withholding, and the application of information reporting requirements, including as impacted by FATCA, in their particular situations.

Possible Alternative Treatments of the Notes and the Trust

Although, as discussed above, special tax counsel to the trust will issue an opinion, subject to the assumptions and qualifications therein, to the effect that the notes (other than notes beneficially owned by: (i) the trust or a person treated as the same person as the trust for U.S. federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the trust (or a person treated as the same person as the trust for U.S. federal income tax purposes), (iii) a “controlled partnership” (as defined in Treasury Regulation section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in the preceding clause (ii) or (iii)) will be characterized as debt for U.S. federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for U.S. federal income tax purposes, such notes might be treated as equity interests in the trust. As a result, even if the depositor or other single person were the sole certificateholder of the trust, the trust would be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership. Additionally, even if all the notes were treated as debt for U.S. federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for U.S. federal income tax purposes) holding a certificate (or interest therein), the trust may be considered to have multiple equity owners and might be classified for U.S. federal income tax purposes as an association taxable as a corporation or as a partnership.

A partnership is generally not subject to an entity level tax for U.S. federal income tax purposes, while an association or corporation is subject to an entity level tax. If the trust were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected Holders, according to their respective interests therein. Under current law, the income reportable by Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt. Generally, such differences are not expected to be material; however, certain Holders may have adverse tax consequences. For example, cash basis Holders might be required to report income when it accrues to the partnership rather than when it is received by the Holders. Payments on the recharacterized notes would likely be treated as “guaranteed payments” within the meaning of Section 707 of the Code, in which case the amount and timing of income to a U.S. Holder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments”, note that U.S. Holders would be taxed on the partnership income regardless of when distributions are made to them. An individual U.S. Holder is not entitled to deduct his or her share of partnership expenses that are miscellaneous itemized deductions. To the extent the partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the partners of the partnership with respect to the partnership’s interest expense may be limited under the application of the limitation on deduction for interest rule of Section 163(j) of the Code. Any income allocated to a Holder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the trust’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt Holder could give rise to additional tax liability to such tax-exempt Holder. Depending on the circumstances, a Non-U.S. Holder might be required to file a U.S. individual or corporate income tax return, as the case may be, and it is possible that (i) gross income allocated to such person may be subject to 30%

withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty or (ii) such person may be subject to (x) withholding of tax on the purchase price paid to it in the event of a disposition of the note (treated as a partnership interest) and (y) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty).

In addition, as described above, to the extent the trust is treated as a partnership, the parties responsible for the tax administration of the trust will have the authority to utilize, and intend to utilize, any exceptions available so that the trust’s equity holders, to the fullest extent possible, rather than the trust itself, will be liable for any taxes arising from audit adjustments to the trust’s taxable income. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of these rules on them.

If, alternatively, the trust were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the trust would be subject to U.S. federal income tax at the corporate tax rate on its taxable income generated by ownership of the Receivables. Moreover, distributions by the trust to all or some of the Holders would probably not be deductible in computing the trust’s taxable income and all or part of the distributions to Holders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Holders and adversely affect the trust’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. Holder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

STATE TAX CONSIDERATIONS

The above discussion does not address the tax treatment of any trust, notes, or Holders under any state or local tax laws except as specifically noted. The activities to be undertaken by the servicer in servicing and collecting on the Receivables will take place throughout the United States and, therefore, many different state and local tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the trust with respect to its income or gross receipts related to receivables collected from customers located in such jurisdiction. It is also possible that a state may require that a certificateholder or Holder treated as an equity-owner (including non-resident certificateholders or Holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding by the trust on related income). Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any trust as well as any state and local tax consequences for them of purchasing, holding and disposing of notes. Certain states have also recently enacted partnership audit rules that correspond to the audit rules that now apply to partnerships for U.S. federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon your particular tax situation. It is suggested that prospective investors consult their tax advisor with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the notes may be acquired with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity or account deemed to hold the plan assets of any of the foregoing (each, a “Benefit Plan Investor”), as well as by “employee benefit plans” as defined in Section 3(3) of ERISA, that are not subject to Title I of ERISA, “plans” as defined in Section 4975 of the Code, that are not subject to Section 4975 of the Code and entities and accounts deemed to hold the plan assets of any of the foregoing (collectively, with Benefit Plan Investors, referred to as “Plans”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan Investor from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan Investor. Title I of ERISA also requires that fiduciaries of a Benefit Plan Investor subject to ERISA make investments that are prudent, diversified, solely in the interests of participants and beneficiaries and in accordance with governing documents of the Benefit Plan Investor.

The prudence of a particular investment must be determined by the responsible fiduciary by taking into account the particular circumstances of the Benefit Plan Investor and all of the facts and circumstances of the investment, including but not limited to, the matters discussed under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the notes should it purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the notes shall also mean the acquisition, holding or disposition of a beneficial interest in such notes.

Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired the notes if assets of the trust were deemed to be assets of a Benefit Plan Investor. Under a regulation issued by the United States Department of Labor at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the trust would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the trust and none of the exceptions to plan asset treatment contained in the Regulation were applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, as of the Closing Date, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, the traditional default remedies, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses.

However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if any transaction party (including the trust, servicer, administrator, owner trustee, Delaware trustee, indenture trustee, depositor or any underwriter) or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Furthermore, to the extent a transaction party exercises a redemption right, the disposition of the notes by or on behalf of a Benefit Plan Investor could also give rise to a prohibited transaction. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of the notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such note. Included among these exemptions are:

Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by “in-house asset managers,” and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan Investor and a person or entity that is a party in interest or disqualified person to such Benefit Plan Investor solely by reason of providing services to a Benefit Plan Investor or solely by reason of a relationship to such a service provider (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in such transaction), provided that there is adequate consideration for the transaction. Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers and transferees that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

The underwriters, the trustees, the depositor, the servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Benefit Plan Investors. Because these parties may receive certain benefits in connection with the sale or holding of notes, the acquisition of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be acquired using the assets of any Benefit Plan Investor if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Benefit Plan Investor, unless an applicable prohibited transaction exemption is available to cover such purchase.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code. However, federal, state, local or other laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments (“Similar Law”). In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Accordingly, fiduciaries of governmental and church plans, in consultation with their legal advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary, as applicable) is deemed to represent and warrant that either (i) it is not acquiring and will not hold the note (or interest therein) with the assets of a Benefit Plan Investor or a Plan that is subject to Similar Law; or (ii) the acquisition, holding and disposition of the note (or interest therein) will not give rise to, in the case of a Benefit Plan Investor, a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a Plan that is subject to Similar Law, a violation of Similar Law.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other Similar Law, the effect of the assets of the issuing entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the notes. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of the notes to a Plan is in no respect a representation by the issuing entity, the depositor, the administrator, the owner trustee, the Delaware trustee, the indenture trustee, any underwriter, or any of their respective affiliated entities that such investment meets all relevant legal requirements for investments by Plans generally or by any particular Plan, or that an investment is appropriate for Plans generally or for any particular Plan.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014.  Conformance with the Volcker Rule and its implementing regulations was required by July 21, 2015 (subject to the possibility of up to two one-year extensions).  Under the Volcker Rule, a “covered fund” includes any issuer that would be an “investment company” but for the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.  Therefore, unless jointly determined otherwise by specified federal regulators, an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than Section 3(c)(1) or Section 3(c)(7) generally will not be a covered fund.

The issuing entity is intended to be structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement the Volcker Rule and will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity.  However, the general effects of the Volcker Rule remain uncertain.  Any prospective investor in the securities, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the trust to sell to the underwriters named below, and the underwriters have agreed to purchase, the principal amount of notes set forth below:

Underwriters	Class A-1 Notes(1)		Class A-2a Notes(1)		Class A-2b Notes(1)		Class A-3 Notes(1)		Class A-4 Notes(1)
J.P. Morgan Securities LLC	$	●	$	●	$	●	$	●	$	●
Deutsche Bank Securities Inc.	$	●	$	●	$	●	$	●	$	●
ING Financial Markets LLC	$	●	$	●	$	●	$	●	$	●
TD Securities (USA) LLC	$	●	$	●	$	●	$	●	$	●
BBVA Securities Inc.	$	●	$	●	$	●	$	●	$	●
CIBC World Markets Corp.	$	●	$	●	$	●	$	●	$	●
MUFG Securities Americas Inc.	$	●	$	●	$	●	$	●	$	●
Truist Securities, Inc.	$	●	$	●	$	●	$	●	$	●
Total	$	●	$	●	$	●	$	●	$	●

(1)  AHFC will retain at least 5% (by initial principal amount) of each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes and may retain all or an additional portion of the class A-1 notes.

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the offered notes if any of the offered notes are purchased. This obligation of the underwriters is subject to specified conditions precedent set forth in the underwriting agreement.

The depositor has been advised by the underwriters that they propose to offer the notes to the public initially at the prices set forth on the cover of this prospectus, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
A-1	●%	●%
A-2a	●%	●%
A-2b	●%	●%
A-3	●%	●%
A-4	●%	●%

The depositor and AHFC have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with AHFC and its affiliates.

The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the notes of each class as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

The trust may, from time to time, invest funds in the accounts in eligible investments acquired from the underwriters in the ordinary coverage of business.

The underwriters have advised the depositor that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes of any class at levels above those that might otherwise prevail in the open market. A “stabilizing bid” is a bid for or the purchase of the notes of any class on behalf of the underwriters for the purpose of fixing or maintaining the price of those notes. A “syndicate covering transaction” is the bid for or the purchase of those notes of any class on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. A “penalty bid” is an arrangement permitting one of the underwriters to reclaim the selling concession otherwise accruing to another underwriter or syndicate member in connection with this offering if the notes of any class originally sold by the other underwriter or syndicate member are purchased by the reclaiming underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other underwriter or syndicate member.

Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the notes of any class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of a note to the extent that it discourages resale of that note. Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the underwriters makes any representation that the underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the Closing Date. Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, generally requires trades in the secondary market to settle in one Business Day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on a day that is more than one Business Day prior to the actual closing date will be required, by virtue of the fact that the notes initially will settle on or about the Closing Date, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on a day that is more than one Business Day prior to the actual closing date consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, AHFC, the depositor, or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

AHFC estimates that it will spend approximately $1,071,920 for printing, registration fees, legal fees, accounting fees, rating agency fees and other expenses (other than estimated discounts of the underwriters) relating to the offering of the notes.

United Kingdom

Each underwriter will represent and agree (severally and not jointly) that:

(i)           it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any UK retail investor in the United Kingdom (the “UK”);

(ii)          it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(iii)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the UK.

For the purposes of subparagraph (i) above:

(a)	the expression “UK retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or (ii) not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended (the “POATRs”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

European Economic Area

Each underwriter will represent and agree (severally and not jointly) that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any EU retail investor in the European Economic Area (the “EEA”).  For these purposes:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

LEGAL OPINIONS

Certain legal matters relating to the notes and other matters for the depositor, the servicer and the trust will be passed upon by and a legality opinion relating to the securities will be delivered by Mayer Brown LLP, certain legal matters relating to California law for the servicer and relating to Delaware law for the depositor and the trust will be passed upon by Fennemore LLP and Richards, Layton & Finger, P.A., respectively, and legal matters relating to U.S. federal income tax and California income tax will be passed upon for the trust by Mayer Brown LLP. Morgan, Lewis & Bockius LLP will act as counsel to the underwriters.

GLOSSARY

“61-Day Delinquent Receivable” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“AAA” is defined under “Description of the Transfer and Servicing Agreements—Dispute Resolution.”

“ABS” is defined under “Weighted Average Life of the Notes.”

“ABS Tables” means the tables captioned “Percentage of Initial Class A Note Principal at Various ABS Percentages” under “Weighted Average Life of the Notes.”

“Account Bank” means U.S. Bank National Association, a national banking association, acting not in its individual capacity but solely as securities intermediary under the Account Control Agreement, and its successors in such capacity.

“Accounts” means the collective reference to the collection account, the note distribution account, the yield supplement account and the reserve fund.

“Administrative Purchase Payment” means with respect to a Receivable, an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the APR on such Receivable from the date of last payment by such Obligor to the last day of the applicable Collection Period preceding the date that such Administrative Receivable was purchased by the seller or the servicer, as applicable.

“Administrative Receivable” means each Receivable that is required to be purchased from the trust by the servicer due to a breach of the required servicing procedures with respect to that Receivable.

“Advances” means amounts advanced by the servicer, at its option, to the trust for shortfalls in scheduled payments of interest on the Receivables, in an amount equal to the difference between (1) the product of the principal balance of each Receivable as of the first day of the related Collection Period and one-twelfth of its APR, and (2) the amount of interest actually received from the Obligor, if less.

“AHFC” is defined under “The Sponsor, Originator, Servicer and Administrator—General.”

“AHR” is defined under “The Depositor.”

“APR” is defined under “The Receivables—Characteristics of the Receivables.”

“Asset Representations Reviewer Fees and Expenses” is defined under “The Notes—Payments of Interest.”

“Asset Review” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“automobiles” is defined under “The Issuing Entity.”

“Available Amounts” means the sum of the following amounts (without duplication) received or allocated by the servicer on or in respect of the Receivables during the related Collection Period (which shall be calculated in accordance with the simple interest method):

•	all collections on or in respect of the Receivables other than Defaulted Receivables;

•	all Net Liquidation Proceeds;

•	any Advances made by the servicer;

•	all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the depositor in respect of that Collection Period;

•	all Administrative Purchase Payments with respect to Administrative Receivables purchased by the servicer in respect of that Collection Period; and

•	any Yield Supplement Withdrawal Amounts,

but excluding the following amounts:

•	amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the servicer has previously made an unreimbursed Advance in respect of that Receivable; and

•	Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable.

“Base Servicing Fee” is defined under “Description of the Transfer and Servicing Agreements—Servicing Compensation.”

“Benchmark” means, initially, the SOFR Rate; provided that if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City, New York, Chicago, Illinois or Wilmington, Delaware.

“Calculation Date” means, with respect to any interest Determination Date, the date on which the applicable base rate will be calculated.

“Certificate Balance” means, as of any Payment Date, the original certificate balance of the certificates, as reduced by all amounts distributed on or prior to that Payment Date on the certificates and allocable to principal.

“Certificate Pool Factor” is defined under “Pool Factors and Trading Information.”

“Certificateholders’ Distributable Amount” means, with respect to any Payment Date, the sum of the Certificateholders’ Interest Distributable Amount and the Certificateholders’ Principal Distributable Amount for that Payment Date.

“Certificateholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the sum of the Certificateholders’ Monthly Interest Distributable Amount for the preceding Payment Date plus any outstanding Certificateholders’ Interest Carryover Shortfall on the preceding Payment Date, over the amount of interest that is actually paid on the certificates on the preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Certificateholders’ Interest Carryover Shortfall at the Pass Through Rate for the Interest Period.

“Certificateholders’ Interest Distributable Amount” means with respect to any Payment Date, the sum of the Certificateholders’ Monthly Interest Distributable Amount and the Certificateholders’ Interest Carryover Shortfall for one or more prior Payment Dates.

“Certificateholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related Interest Period at the Pass Through Rate on the outstanding principal amount of the certificates on the immediately preceding Payment Date, after giving effect to all payments of principal to certificateholders on or prior to that Payment Date (or, in the case of the first Payment Date, on the Initial Certificate Balance).

“Certificateholders’ Monthly Principal Distributable Amount” means, with respect to any Payment Date, the Certificateholders’ Percentage of the Principal Distributable Amount for that Payment Date.

“Certificateholders’ Percentage” means:

•	for each Payment Date until all of the notes have been paid in full, 0%; and

•	thereafter, 100%.

“Certificateholders’ Principal Carryover Shortfall” means, with respect to any Payment Date, the excess of the Certificateholders’ Monthly Principal Distributable Amount plus any outstanding Certificateholders’ Principal Carryover Shortfall for the preceding Payment Date, over the amount in respect of principal that is actually distributed to the certificateholders on that Payment Date.

“Certificateholders’ Principal Distributable Amount” means, with respect to any Payment Date, the sum of the Certificateholders’ Monthly Principal Distributable Amount for that Payment Date, and any outstanding Certificateholders’ Principal Carryover Shortfall as of the close of the immediately preceding Payment Date. The Certificateholders’ Principal Distributable Amount shall not exceed the Certificate

Balance. In addition, on the Payment Date as of which the Clean-up Call Option is exercised (if at all), the principal required to be deposited into the certificate distribution account will include the amount necessary to reduce the Certificate Balance to zero.

“Clean-up Call Option” is defined under “Description of the Transfer and Servicing Agreements—Termination; Optional Redemption.”

“Clearstream” is defined under “Certain Information Regarding the Securities—Book-Entry Registration.”

“Clearstream Participants” is defined under “Certain Information Regarding the Securities—Book-Entry Registration.”

“Closing Date” is defined under “The Issuing Entity.”

“Collection Period” means the period commencing on the first day of the applicable month (or in the case of the first collection period, the Cutoff Date) and ending on the last day of the applicable month, and with respect to each Payment Date is the month immediately preceding such Payment Date.

“Cutoff Date” is defined under “The Issuing Entity.”

“Dealer” is defined under “The Issuing Entity.”

“Dealer Agreements” is defined under “The Sponsor, Originator, Servicer and Administrator—Origination.”

“Dealer Recourse” means the obligation of the respective Dealer to repurchase those Receivables that do not meet the required representations and warranties made by such Dealer.

“Defaulted Receivable” means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which, (a) all or part of a scheduled payment is 120 days or more past due and the servicer has not repossessed the related Financed Vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle and held in its repossession inventory for 90 days, whichever occurs first.

“Delinquency Percentage” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Delinquency Trigger” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Delinquency Trigger Notice Date” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Deposit Date” is defined under “Credit Enhancement—Yield Supplement Account.”

“Depositaries” is defined under “Certain Information Regarding the Securities—Book-Entry Registration.”

“Determination Date” is defined under “Payments on the Notes.”

“Discount Receivable” means a Receivable that has an APR which is less than the Required Rate.

“Dodd-Frank Act” is defined under “Risk Factors—Federal or state regulatory legislation could have an adverse effect on AHFC, the depositor and the issuing entity, which could result in losses or delays in payments on your notes.”

“DTC Participants” means entities that participate and are members of the DTC clearing system.

“EEA” means the European Economic Area.

“EU” means the European Union.

“EU Affected Investors” means an “institutional investor” for purposes of the EU Securitization Regulation, defined in the EU Securitization Regulation to include (a) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II; (b) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision pursuant to that Directive; (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EEA; (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated a management company authorized under that Directive for its management; and (e) a credit institution or an investment firm as defined in the EU CRR, together with certain consolidated affiliates, wherever established or located, of entities subject to the EU CRR, to which the EU Due Diligence Requirements apply.

“EU CRR” means Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation.

“EU Due Diligence Requirements” means certain conditions, described in Article 5 of the EU Securitization Regulation, placed on investments in a “securitisation” (as defined in the EU Securitization Regulation) by an EU Affected Investor.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other EU directives and regulations, as amended.

“Event of Default” means any of the events of default set forth in the indenture, as more fully set forth and listed under “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“Excess Payment” is defined under “Description of the Transfer and Servicing Agreements—Collections.”

“FDIC” is defined under “The Indenture Trustee.”

“FDIC Counsel” is defined under “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions.”

“FICO” is defined under “The Sponsor, Originator, Servicer and Administrator—Origination.”

“Final Rule” is defined under “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions.”

“Financed Vehicle” means each new or used Honda or Acura automobile that was purchased by the related Obligor and that secures the related Receivable.

“Fixed Rate Securities” means notes that bear interest at a fixed rate per annum. The class A-1 notes, class A-2a notes, class A-3 notes and class A-4 notes are Fixed Rate Securities.

“Floating Rate Securities” means notes that bear interest at a variable or adjustable rate per annum. The class A-2b notes are Floating Rate Securities.

“FSMA” is defined under “Underwriting—United Kingdom.”

“FTC Rule” is defined under “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

“HDC Rule” is defined under “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

“Indirect DTC Participants” means the entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant.

“Initial Certificate Balance” is defined under “The Issuing Entity.”

“Initial Pool Balance” means the Pool Balance of the Receivables as of the Cutoff Date, which will equal either (i) $1,619,434,086.65, if the aggregate initial principal amount of the notes is $1,578,950,000, (ii) $1,889,340,533.95 if the aggregate initial principal amount of the notes is $1,842,110,000, or (iii) $2,159,246,781.09 if the aggregate initial principal amount of the notes is $2,105,270,000.

“Insolvency Event” means any event of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings indicating an entity’s insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

“Insolvency Laws” is defined under “Certain Legal Aspects of the Receivables—Certain Bankruptcy Considerations.”

“Instituting Noteholders” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Interest Period” means (1) with respect to the class A-1 notes and the class A-2b notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next succeeding Payment Date and (2) with respect to the class A-2a, class A-3 and class A-4 notes, the period from and including the 21st day of the calendar month (or, in the case of the first Payment Date, the Closing Date) to but excluding the 21st day of the next calendar month.

“Interest Rate” means the interest rate on a class of notes, as specified on the cover of this prospectus.

“Investors” is defined under “Description of the Transfer and Servicing Agreements—Noteholder Communication.”

“IRS” is defined under “Material U.S. Federal Income Tax Considerations.”

“ISDA” means the International Swaps and Derivatives Association, Inc.

“ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Liquidated Receivable” means any Receivable that has been the subject of a prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the servicer has determined that the final amounts in respect thereof have been paid.

“Net Liquidation Proceeds” means all amounts realized on Defaulted Receivables from whatever sources (including, without limitation, proceeds of any insurance policy), net of expenses incurred by the servicer in accordance with its customary servicing procedures and amounts required by law to be refunded to the related Obligor.

“Note Pool Factor” is defined under “Pool Factors and Trading Information.”

“Noteholder Direction” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Noteholders’ Distributable Amount” means with respect to any Payment Date, the sum of the Noteholders’ Interest Distributable Amount for all classes of notes plus the Noteholders’ Principal Distributable Amount for that Payment Date.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date and any class of notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding Payment Date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding Payment Date, over the amount in respect of interest that is actually paid on the notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related interest rate for the related Interest Period.

“Noteholders’ Interest Distributable Amount” means with respect to any Payment Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for all classes of notes and the Noteholders’ Interest Carryover Shortfall for all classes of notes.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date and a class of notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Payment Date, after giving effect to all payments of principal to noteholders of that class on or prior to that Payment Date (or, in the case of the first Payment Date, on the original principal amount of that class).

“Noteholders’ Monthly Principal Distributable Amount” means, with respect to any Payment Date, the Noteholders’ Percentage of the Principal Distributable Amount for that Payment Date.

“Noteholders’ Percentage” means, with respect to any Payment Date:

•	for each Payment Date until the aggregate principal amount of each class of notes has been paid in full, 100%; and

•	thereafter, 0%.

“Noteholders’ Principal Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of the sum of the Noteholders’ Monthly Principal Distributable Amount plus any outstanding Noteholders’ Principal Carryover Shortfall for the preceding Payment Date, over the amount in respect of principal that is actually paid as principal of the notes on that Payment Date.

“Noteholders’ Principal Distributable Amount” means, with respect to any Payment Date and any class of notes, the sum of:

•	the Noteholders’ Monthly Principal Distributable Amount;

•	any outstanding Noteholders’ Principal Carryover Shortfall of that class as of the close of the immediately preceding Payment Date; and

•	on the final scheduled payment date for that class of notes, the amount necessary to reduce the outstanding principal amount of that class of notes to zero; provided, however, that the Noteholders’ Principal Distributable Amount with respect to a class of notes shall not exceed the outstanding principal amount of that class.

“Obligor” is defined under “The Issuing Entity.”

“OLA” is defined under “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions.”

“Pass Through Rate” means, for the certificates and each Payment Date, 0.00% per annum.

“Payment Date” is defined under “Summary of Terms.”

“Pool Asset Representations” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Pool Balance” means, as of any date of measurement, the aggregate principal balance of the Receivables.

“Potential Event of Default” is defined under “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“Principal Balance” means, with respect to any Receivable as of any date, the original principal balance of such Receivable minus the sum of, without duplication, (1) that portion of all Scheduled Payments actually received on or prior to that date allocable to principal, (2) any Warranty Purchase Payment or Administrative Purchase Payment with respect to the Receivable allocable to principal and (3) any Prepayments or other payments applied to reduce the unpaid principal balance of the Receivable.

“Principal Distributable Amount” means, with respect to any Payment Date and the related Collection Period, the sum of the following amounts, without duplication:

•	the principal portion of all scheduled payments actually received during the related Collection Period,

•	the principal portion of all Prepayments received for the related Collection Period,

•	the Principal Balance of each Receivable that the servicer became obligated to purchase or the depositor became obligated to repurchase, and

•	the Principal Balance of each Receivable that became a Defaulted Receivable during that Collection Period.

“Rating Agencies” means the nationally recognized statistical rating organizations hired by the sponsor to rate the notes.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given ten days (or such shorter period as is practicable or acceptable to each Rating Agency) prior notice thereof and within ten days of each Rating Agency’s receipt of such notice (or such shorter period as is practicable or acceptable to each Rating Agency) such Rating Agency shall not have notified the depositor, the servicer, the indenture trustee and the owner trustee in writing that such action will result in a qualification, reduction or withdrawal of the then current rating of the notes.

“Receivables” means the pool of retail installment sale contracts and installment loan contracts regarding the Financed Vehicles, between the respective Dealer and the related Obligor.

“record date” means, (i) if the notes are in book-entry form, the day immediately preceding the Payment Date and (ii) if the notes are in definitive form, the last day of the month preceding the Payment Date.

“Redemption Price” means the aggregate unpaid principal amount of the outstanding notes on the date of such optional purchase or auction, as applicable, plus accrued and unpaid interest on the notes, as defined under “Description of the Transfer and Servicing Agreements—Termination; Optional Redemption.”

“Regulation AB” is defined under “Description of the Transfer and Servicing Agreements—Evidence as to Compliance.”

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Relief Act” is defined under “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

“Required Rate” means a rate equal to ●%.

“Review Conditions” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Review Expenses” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Review Satisfaction Date” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Scheduled Payment” is defined under “The Receivables—Characteristics of the Receivables.”

“Servicer Default” is defined under “Description of the Transfer and Servicing Agreements—Servicer Default.”

“Servicing Fee” means, with respect to each Collection Period, the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cutoff Date.

“Servicing Fee Rate” means one-twelfth of 1.00% (or in the case of the first collection period, one-sixth of 1.00%).

“simple interest method” is defined under “The Receivables—Characteristics of the Receivables.”

“Specified Reserve Fund Balance” means, on the Closing Date, either (i) $4,048,585.22, if the aggregate initial principal amount of the notes is $1,578,950,000, (ii) $4,723,351.33, if the aggregate initial principal amount of the notes is $1,842,110,000, or (iii) $5,398,116.95, if the aggregate initial principal amount of the notes is $2,105,270,000, and with respect to any Payment Date, an amount approximately 0.25% of the Initial Pool Balance.

“Subject Receivables” is defined under “Description of the Transfer and Servicing Agreements—Asset Representations Review.”

“Supplemental Servicing Fee” means the late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and any interest earned during a collection period from the investment of monies in the collection account that the servicer is permitted to retain as additional servicing compensation.

“Terms and Conditions” is defined under “Certain Information Regarding the Securities—Book-Entry Registration.”

“TIA” is defined under “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“Transfer and Servicing Agreements” means, with respect to the trust, the collective reference to the indenture, the sale and servicing agreement, the receivables purchase agreement, the administration agreement and the trust agreement.

“Trust Fees and Expenses” means all accrued and unpaid trustees’ fees, any amounts due to the trustees for reimbursement of expenses (including reasonable attorneys’ fees and expenses) or in respect of indemnification and other administrative fees of the trust.

“trustees” is defined under “Limitation of Liability and Resignation of the Trustees.”

“UCC” is defined under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables; Representations and Warranties.”

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“UK Affected Investor” means an “institutional investor” for purposes of the UK Securitization Framework, defined in the UK Securitization Framework to include (a) an insurance undertaking or a reinsurance undertaking as defined in section 417(1) of the FSMA; (b) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (c) an AIFM as defined in regulation 4 of the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) with permission under the FSMA in respect of managing an AIF (as defined in regulation 3 of the AIFM Regulations) and which markets or manages an AIF in the UK, or a small registered UK AIFM (as defined in the AIFM Regulations); (d) a management company as defined in section 237(2) of the FSMA; (e) a UCITS as defined in section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (f) a CRR firm as defined in Article 4(1)(2A) of the UK CRR; and (g) an FCA investment firm as defined in Article 4(1)(2AB) of the UK CRR, together with certain consolidated affiliates, wherever established or located, of entities subject to the UK CRR, to which the UK Due Diligence Requirements apply.

“UK CRR” means Regulation (EU) No 575/2013, as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended.

“UK Due Diligence Requirements” means certain conditions, described in the UK Securitization Framework, placed on investments in a “securitisation” (as defined in the UK Securitization Framework) by a UK Affected Investor.

“UK Securitization Framework” means, collectively, the Securitisation Regulations 2024 and related rules made by each of the UK Financial Conduct Authority and the Prudential Regulation Authority of the Bank of England, together with relevant provisions of the FSMA, in each case as amended, supplemented or replaced.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Warranty Purchase Payment” means with respect to a Receivable, an amount equal to its unpaid Principal Balance, plus interest thereon at a rate equal to the APR to the last day of the collection period relating to the repurchase.

“Warranty Receivable” means each Receivable that is required to be repurchased from the trust due to a breach of a representation or warranty regarding such Receivable.

“weighted average life” is defined under “Weighted Average Life of the Notes.”

“Yield Supplement Amount” means the aggregate amount by which one month’s interest on the principal balance, as of the first day of the related Collection Period, of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable) at a rate equal to the Required Rate, exceeds one month’s interest on such principal balance at the APR of each such Receivable.

“Yield Supplement Withdrawal Amount” means the lesser of (1) the amount on deposit in the yield supplement account and (2) the sum of (A) the Yield Supplement Amount, and (B) after giving effect to the withdrawal of the Yield Supplement Amount, the amount by which the amount on deposit in the yield supplement account exceeds the maximum amount required to be on deposit therein on the immediately succeeding Payment Date.

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of The Depository Trust Company (“DTC”) or, upon request, through Clearstream Banking, société anonyme (“Clearstream”). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

Secondary cross-market trading between Clearstream and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, in this capacity, and as DTC Participants.

Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless those holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect DTC Participants. As a result, Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices of prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Annex A-1

Trading between DTC Depositor and Clearstream Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant, the purchaser will send instructions to Clearstream through a Clearstream Participant at least one business day prior to settlement. Clearstream will instruct the Depositary of the DTC Participant’s account to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream cash debt will be valued instead as of the actual settlement date.

Clearstream Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream. Under this approach, they may take on credit exposure to Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream has extended a line of credit to them, Clearstream Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The depositor will send instructions to Clearstream through a Clearstream Participant at least one business day prior to settlement. In these cases, Clearstream will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream Participant’s account would instead be valued as of the actual settlement date.

Annex A-2

Finally, day traders that use Clearstream and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1) borrowing through Clearstream for one day, until the purchase side of the day trade is reflected in their Clearstream accounts, in accordance with the clearing system’s customary procedures;

(2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream account in order to settle the sale side of the trade; or

(3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including OID, on registered debt issued by U.S. Persons, unless:

(1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific advice regarding your holding and disposing of the Global Securities.

Exemption for Non-U.S. Persons—Form W-8BEN or W-8BEN-E. A beneficial owner of Global Securities that is a Non-U.S. Person whose income is not effectively connected with the conduct of a trade or business within the United States by the beneficial owner (other than an intermediary, withholding partnership or withholding trust), as defined below, can obtain a complete exemption from the withholding tax by providing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), or W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) (or, in the case of a foreign government entity and certain other foreign organizations, a Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting)). Generally, a Form W-8BEN or W-8BEN-E is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year absent a change in information. A Form W-8BEN or W-8BEN-E, however, is valid under certain circumstances indefinitely until a change in circumstances renders any information on the form incorrect. If the information shown on Form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E must be filed within 30 days of the change.

Exemption for Non-U.S. Persons with effectively connected income—Form W-8ECI. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by providing Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States). The Form W-8ECI is valid for a period beginning on

Annex A-3

the date that the form is signed and ending on the last day of the third succeeding calendar year, absent a change in information. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries—Form W-8BEN or W-8BEN-E. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may generally claim treaty benefits by providing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)). Generally, a Form W-8BEN or W-8BEN-E is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year, absent a change in information. A Form W-8BEN or W-8BEN-E, however, is valid under certain circumstances indefinitely until a change in circumstances renders any information on the form incorrect. If the information shown on form W-8BEN or W-8BEN-E changes, a new Form W-8BEN or W-8BEN-E must be filed within 30 days of the change.

Exemption for U.S. Persons—Form W-9. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

A “U.S. Person” is:

(1) a citizen or resident of the United States;

(2) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or

(3) an estate or trust that is treated as a U.S. Person for U.S. federal income tax purposes under Section 7701(a)(30) of the Code.

A “Non-U.S. Person” is any person who is not a U.S. Person.

There may ultimately be additional certification requirements imposed to avoid withholding under the Foreign Account Tax Compliance Act provisions. See “Material U.S. Federal Income Tax Considerations─Foreign Account Tax Compliance.”

Annex A-4

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HONDA AUTO RECEIVABLES 2026-4 OWNER TRUST

Issuing Entity

If the aggregate initial principal amount of notes is $1,578,950,000, the following notes will be issued:

$396,000,000 Class A-1 Notes(1)

$549,400,000 Class A-2a Notes and Class A-2b Notes(1)

$549,400,000 Class A-3 Notes(1)

$84,150,000 Class A-4 Notes(1)

If the aggregate initial principal amount of notes is $1,842,110,000, the following notes will be issued:

$462,000,000 Class A-1 Notes(1)

$641,400,000 Class A-2a Notes and Class A-2b Notes(1)

$641,400,000 Class A-3 Notes(1)

$97,310,000 Class A-4 Notes(1)

If the aggregate initial principal amount of notes is $2,105,270,000, the following notes will be issued:

$528,000,000 Class A-1 Notes(1)

$732,600,000 Class A-2a Notes and Class A-2b Notes(1)

$732,600,000 Class A-3 Notes(1)

$112,070,000 Class A-4 Notes(1)

(1) AHFC will retain at least 5% of the initial principal amount of each of the class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes and may retain all or an additional portion of the class A-1 notes.

AMERICAN HONDA RECEIVABLES LLC

Depositor

AMERICAN HONDA FINANCE CORPORATION

Sponsor, Originator, Servicer and Administrator

PROSPECTUS

Joint Bookrunners

J.P. Morgan	Deutsche Bank Securities	ING	TD Securities

Co-Managers

BBVA

CIBC Capital Markets

MUFG

Truist Securities

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the depositor or the receivables since the date thereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Until 90 days after the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.